Exhibit 10.1

MASTER LOAN AND TRUST AGREEMENT

among

BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE

and

PENNICHUCK WATER WORKS, INC.

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

$49,485,000
Business Finance Authority of the
State of New Hampshire Water Facility Revenue Bonds
(Pennichuck Water Works, Inc. Project)
2005 Series A
2005 Series B
2005 Series C

Dated as of October 1, 2005

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ARTICLE IX

THE BONDOWNERS

Section 9.01.	Action by Bondowners	55
Section 9.02.	Proceedings by Bondowners	55

ARTICLE X

MISCELLANEOUS

Section 10.01.	Amendment	56
Section 10.02.	Successors and Assigns	57
Section 10.03.	Notices	57
Section 10.04.	Agreement Not for the Benefit of Other Parties	57
Section 10.05.	Severability	57
Section 10.06.	Counterparts	57
Section 10.07.	Captions	57
Section 10.08.	Governing Law	57

EXHIBIT A	INTEREST RATE MODE PROVISIONS
EXHIBIT B	AUCTION PROVISIONS
EXHIBIT C-1	FORM OF BORROWER'S PRELIMINARY LOAN REQUEST CERTIFICATE
EXHIBIT C-2	FORM OF BORROWER'S LOAN REQUEST CERTIFICATE

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MASTER LOAN AND TRUST AGREEMENT

      THIS MASTER LOAN AND TRUST AGREEMENT (this "Master Agreement") dated as of October 1, 2005 is among the BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE (the "Authority"), a body corporate and politic created under New Hampshire RSA l62-A:3, PENNICHUCK WATER WORKS, INC. (the "Borrower"), a public utility corporation organized under the laws of the State of New Hampshire, and THE BANK OF NEW YORK TRUST COMPANY, N.A. (with any successor Trustee hereunder, the "Trustee"), a national banking association, as Trustee and Paying Agent. This Agreement is a financing document combined with a security document as one instrument in accordance with the Act and, together with individual Loan Request Certificates of the Borrower (the "Loan Request Certificates," and, in each instance collectively with the Master Agreement, this "Agreement") respectively relating to each subseries of the Bonds, provides for the following transactions:

ARTICLE I

INTRODUCTION AND DEFINITIONS

Section 1.01. Description of the Agreement and the Parties.

(a) the Authority's issue of the Bonds;

      (b)    the deposit of the proceeds of one or more subseries of the Bonds in escrow under the Escrow Agreement pending the loan from time to time of such proceeds to the Borrower pursuant to a related Loan Request Certificate;

      (c)    the Authority's loan on the Issue Date and on Escrow Mandatory Purchase Dates, as the case may be, pursuant to Loan Request Certificates of the proceeds of the Bonds of each subseries to the Borrower for the purpose of financing the Project;

      (d)    the payment of all amounts necessary to pay each subseries of the Bonds issued by the Authority from (i) the proceeds, if any, of such subseries on deposit under the Escrow Agreement and the investment earnings thereon, and, (ii) from and after the date of the loan of such proceeds to the Borrower pursuant to a Loan Request Certificate, the revenues received from the Borrower in repayment of such loan; and

      (e)    the Authority's assignment to the Trustee, in trust for the benefit and security of the Bondowners, of the Authority's rights under this Agreement, the Escrow Agreement, the investment earnings to be received pursuant to the Escrow Agreement and this Agreement, and the revenues to be received from the Borrower, except as otherwise provided herein.

In connection with the issue of the Bonds, Ambac Assurance Corporation shall issue its financial guaranty insurance policy to secure payment of the Bonds.

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      In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Authority and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondowners.

      Section 1.02.  Definitions. In addition to terms defined elsewhere herein, including in particular in Exhibits A and B hereto, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

"Act" means New Hampshire RSA 162-I, as amended.

      "Agreement" means each of the three separate, but substantially identical, agreements consisting of this Master Agreement together with the duly executed and delivered Loan Request Certificate corresponding to a subseries of the Bonds.

      "Authority's Service Charge" means payments to the Authority for its own use consisting of $187,500, payable on the date of original issuance of the Bonds, plus $93,750, payable on October 2, 2006, and $93,750, payable on October 1, 2007.

      "Bond Counsel" means a firm of nationally recognized attorneys-at-law experienced in legal work relating to the financing of facilities for nonexempt persons through the issuance of tax-exempt revenue bonds.

"Bond Fund" means the fund of that name established under Section 3.02 hereof.

"Bond Insurance Policy" means the financial guaranty insurance policy issued by the Bond Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

"Bond Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

      "Bond Insurer Event of Insolvency" means the occurrence and continuance of one or more of the following events: (a) the issuance, under the laws of the state of formation of or the laws of the state having primary regulatory jurisdiction over the Bond Insurer or any successor provision thereto (or any other law under which the Bond Insurer is at the time organized), of an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution of the Bond Insurer that is not dismissed within 30 days; (b) the commencement by the Bond Insurer of a voluntary case or other proceeding seeking an order for relief, liquidation, rehabilitation, conservation, reorganization or dissolution with respect to itself or its debts under the laws of the state of incorporation or formation of the Bond Insurer or any bankruptcy, insolvency or other similar law now or hereafter in effect, including, without limitation, the appointment of a trustee, receiver, liquidator, custodian or other similar official for itself or any substantial part of its property; (c) the consent of the Bond Insurer to any relief referred to in the preceding clause (b) in an involuntary case or other proceeding commenced against it; (d) the making by the Bond Insurer of an assignment for the benefit of creditors; (e) the failure of the Bond Insurer to generally pay its debts or claims as they become due; or (f) the initiation by the Bond Insurer of any actions to authorize any of the foregoing.

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"Bondowners" or "Owners" means the registered owners of the Bonds from time to time as shown in the bond register kept by the Trustee.

"Bonds" means, collectively, the Subseries A Bonds, the Subseries B Bonds and the Subseries C Bonds.

"Book-Entry System" means a book-entry system established and operated for the recordation of Beneficial Owners of the Bonds pursuant to Section 3.01(e).

"Borrower Representative" means William Patterson or an alternate or successor appointed by the Borrower with notice to the Trustee.

      "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement between the Borrower and the Trustee, as dissemination agent, dated as of October 20, 2005, as originally executed and as it may be amended from time to time in accordance with the terms thereof.

      "Determination of Taxability" means a determination that the interest income on any Bond does not qualify for exclusion from the gross income of a holder thereof for federal tax purposes ("exempt interest") under IRC Section 103(a), for any reason other than that such holder is a "substantial user" of the facility being financed with the Bond proceeds or a "related person" under IRC Section 147(a), which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

      (a)    the date on which the Borrower determines that the interest income on any Bond does not qualify as exempt interest, if such determination is supported by a written opinion to that effect of Bond Counsel satisfactory to the Trustee;

      (b)    the date on which any change in law or regulation becomes effective or on which the Internal Revenue Service has issued any private ruling, technical advice or any other written communication to the effect that the interest income on any Bond does not qualify as exempt interest;

      (c)    the date on which the Borrower shall receive written notice from the Trustee in writing that the Trustee has been advised by any Bondowner that the Internal Revenue Service has issued a 30-day letter or other notice which asserts that the interest on such Bond does not qualify as exempt interest; or

      (d)    the date on which the Trustee receives written notice that the Borrower or the Authority has taken any action inconsistent with, or has failed to act consistently with, the tax exempt status of the Bonds (unless the Trustee receives an opinion of Bond Counsel satisfactory to it to the effect that, notwithstanding such action or failure to act, the interest on the Bonds continues to qualify as exempt interest).

"Escrow Agreement" means the Escrow Agreement dated as of October 1, 2005 between the Authority and The Bank of New York Trust Company, N.A., as Escrow Agent.

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      "Escrow Bonds" means, in the cases of the Subseries B Bonds and the Subseries C Bonds, the Bonds of a subseries during the period commencing on the Issue Date and ending on the related Escrow Mandatory Purchase Date.

      "Escrow Mandatory Purchase Date" means October 2, 2006, in the case of the Subseries B Bonds, and October 1, 2007, in the case of the Subseries C Bonds, or such new date or dates as may be designated pursuant to Section 3.01(c)(iv), each such date being a Mandatory Purchase Date described by Section 3.04 of Exhibit A.

"Event of Default" has the meaning stated in Section 6.01, and "default" means any Event of Default hereunder without regard to any lapse of time or notice.

"IRC" means the Internal Revenue Code of 1986, as amended and the United States Treasury Regulations promulgated with respect thereto.

"Issue Date" means the date of original execution, sale and delivery of the Bonds.

"Loan Request Certificate" means a Loan Request Certificate of the Borrower in substantially the form attached as Exhibit C-2.

      "Outstanding," when used to modify Bonds, refers to Bonds issued under this Agreement, excluding (i) Bonds which have been exchanged or replaced, or delivered to the Trustee for credit against a principal payment; (ii) Bonds which have been paid in full; (iii) Bonds which have become due and for the payment of which moneys have been duly provided; and (iv) Bonds for which there have been irrevocably set aside sufficient funds, or obligations issued or guaranteed by the United States bearing interest at such rates and with such maturities as will provide sufficient funds, to pay the principal of and interest on such Bonds; provided, however, that if any such Bonds are to be redeemed prior to maturity, the Borrower shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee; and provided, further, that Escrow Bonds (except under the circumstances described by clause (i) above), and Bonds paid with the proceeds of the Bond Insurance Policy shall remain Outstanding for all purposes hereunder. Bonds purchased by the Trustee on behalf of the Borrower or by the Borrower pursuant to optional tenders or mandatory purchases under Article III of Exhibit A or in lieu of redemption under Section 3.07 hereof will continue to be Outstanding until the Borrower directs the Trustee in writing to cancel them. Bonds purchased pursuant to optional tenders or mandatory purchases under Article III of Exhibit A and not delivered to the Trustee for payment are not Outstanding, but there will be Outstanding Bonds authenticated and delivered in lieu of such undelivered Bonds as provided in Section 3.08 of Exhibit A.

"Preliminary Loan Request Certificate" means a Preliminary Loan Request Certificate of the Borrower in substantially the form attached as Exhibit C-1.

"Principal Office" means, initially, the office of the Trustee specified by Section 10.03(b).

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      "Project" means capital improvements to the Borrower's water treatment, supply, storage and distribution system in portions of the towns of Amherst, Bedford, Derry, Epping, Hollis, Hudson, Merrimack, Milford, Plaistow and Salem, New Hampshire and in the City of Nashua, New Hampshire. Project also means the water facilities which result or have resulted from the foregoing activities.

      "Project Costs" means the cost of issuing the Bonds and the costs of carrying out the Project which may be paid from Bond proceeds under the Act, including interest during construction of the Project but excluding the creation of reserves. Project Costs also shall be limited to costs which are permitted to be paid or reimbursed from Bond proceeds under the Tax Regulatory Agreement.

"Rebate Year" means the one-year period (or shorter period beginning on the date of issue) ending on December 31.

"State" means the State of New Hampshire.

      "Subseries A Bonds" means the $12,125,000 Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series A, dated October 1, 2005, and any bond or bonds duly issued in exchange or replacement therefor.

      "Subseries B Bonds" means the $17,865,000 Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series B, dated October 1, 2005, and any bond or bonds duly issued in exchange or replacement therefor.

      "Subseries C Bonds" means the $19,495,000 Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series C, dated October 1, 2005, and any bond or bonds duly issued in exchange or replacement therefor.

"Tax Regulatory Agreement" means the Tax Regulatory Agreement dated as of October 1, 2005 among the Authority, the Borrower and the Trustee executed in connection with the issuance of the Bonds.

"UCC" means the New Hampshire Uniform Commercial Code, as amended.

      Section 1.03.  Number and Gender; Connectives and Disjunctives. Wherever appropriate (a) the singular and plural forms of words, (b) words of different gender and (c) the words "and" and "or" shall, for the purposes of clauses (a) and (b), be deemed interchangeable.

Section 1.04. Exhibits Incorporated by Reference. Exhibits A and B hereto are incorporated by reference into this Master Agreement.

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ARTICLE II

THE ASSIGNMENT AND PLEDGE

      Section 2.01.  Assignment and Pledge of the Authority. The Authority, for consideration paid as hereinabove acknowledged, assigns and pledges to the Trustee in trust as provided above (a) the Escrow Agreement and all funds and investments held from time to time pursuant to the Escrow Agreement, all rights of the Authority to receive and enforce payments under the Escrow Agreement and to enforce payment of the Escrow Bonds and all proceeds of such rights and payments, (b) all of the Authority's rights to receive and enforce repayment of its loan to the Borrower under each Agreement and to enforce payment of the Bonds and all proceeds of such rights and loans, and (c) all funds and investments held from time to time in the Bond Fund established under Section 3.02, but not including funds received by the Authority for its own use, whether as the Authority's Service Charge, reimbursement or indemnification or the rights thereto. The Borrower joins in the pledge of such funds and investments, but only to the extent of its interest therein.

      Section 2.02.  Recording; Further Assurance. The Borrower will cause this Master Agreement, each Loan Request Certificate and all amendments hereto and instruments of further assurance, including all required financing statements and continuation statements, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will file such financing statements and cause to be issued and filed such continuation statements, all to the extent and in such manner and in such places as may be required by law fully to preserve and protect the rights of the Trustee and the Bondowners hereunder. The Borrower, the Authority and the Trustee will from time to time execute, deliver and record and file such instruments as the Trustee or the Bondowners may reasonably require to confirm, perfect or maintain the security created hereby and the transfer, assignment and grant of the rights hereunder.

      Section 2.03.  Defeasance. When the Bonds have been paid or redeemed in full or after there are in the Bond Fund sufficient funds, or noncallable obligations issued or guaranteed by the United States in such principal amounts, bearing interest at such rates and with such maturities as will provide sufficient funds, to pay the principal of and interest on the Bonds; when all the rights hereunder of the Authority, the Trustee and the Bondowners have been adequately provided for, including the payment in full of the Authority's Service Charge and any amounts owing to the Trustee pursuant to Section 2.05 or Sections 7.02; and when the rebate, if any, due to the United States under IRC Section 148 has been paid in full, the Bondowners and the Authority shall cease to be entitled to any benefit or security under this Master Agreement or this Agreement, as the case may be, except the right to receive payment of any moneys deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof including rights under Section 3.04(b); the security interests created by this Master Agreement or this Agreement shall terminate; and the Trustee, upon the request of the Borrower, will execute and deliver such instruments as may be necessary to discharge any lien and security interests created hereunder; provided, however, that if any such Bonds are to be redeemed prior to the maturity thereof, the Borrower shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been

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given to the Trustee. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for that purpose and moneys held for defeasance shall be invested only as provided above in this Section. Any moneys or property held by the Trustee and not required for payment or redemption of the Bonds in full shall, after satisfaction of all the rights of the Authority, the Escrow Agent and the Trustee, be distributed to the Borrower upon such indemnification, if any, as the Authority or the Trustee may reasonably require, provided that such distribution shall be to the Authority in the same proportion as the aggregate principal of the Escrow Bonds Outstanding immediately prior to such defeasance bears to the aggregate principal amount of the Bonds. If Bonds are not presented for final payment when due and moneys are available in the hands of the Trustee therefor, the Trustee will continue to hold the moneys held for that purpose subject to Section 3.02(c), and interest shall cease to accrue on the principal amount represented thereby.

      Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Bond Insurance Policy, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Authority, and the assignment and pledge to the Trustee and all covenants, agreements and other obligations as provided by this Agreement to the registered owners shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of such registered owners.

      Section 2.04.  Corporate Existence. The Borrower will maintain its corporate existence and good standing and qualification to do business in the State and will not, without the prior consent of the Authority and subject to any additional limitations contained in Article V merge or consolidate with any other person or transfer or dispose of all or any substantial portion of its assets.

      Section 2.05.  Indemnification by the Borrower. The Borrower, regardless of any agreement to maintain insurance, shall and does hereby indemnify the Authority (including for the purpose of this Section, its members, officers, agents, directors and employees), the Bondowners and the Trustee (including for the purposes of this Section, its members, officers, agents, directors and employees), and shall hold each of them harmless, from and against (a) any and all claims by any person arising out of the participation of the Authority, the Trustee or the Bondowners in the transactions contemplated by this Agreement, including, without limitation, claims arising out of any condition of the Project or the construction, use, occupancy or management thereof, and including, without limitation, in the case of the Trustee, any claim or matter arising under or relating to the administration of this Master Agreement or this Agreement or any other agreement described herein or the performance by the Trustee of its duties hereunder or thereunder, other than as a result of the Trustee's gross negligence or willful misconduct; any accident, injury or damage to any person occurring in or about the Project site; any breach by the Borrower of its obligations under this Agreement; any act or omission of the Borrower or any of its agents, contractors, servants, employees or licensees relative to this Agreement or the Project; or, except as described in Section 3 of the Letter of Representation from the Borrower to the Authority and Lehman Brothers Inc., as manager for the underwriters, dated October 13, 2005, the offering, issuance, sale or any resale of the Bonds to the extent permitted by law, and (b) all costs, counsel fees, expenses, damages or liabilities reasonably incurred in connection with any such claim or matter described in preceding clause (a) or any

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action or proceeding brought thereon, provided that the person affected by any such claim cooperates with the Borrower, and provided further that any such counsel of an indemnified party is reasonably acceptable to the Borrower. In case any action or proceeding is brought against the Authority, the Trustee or any Bondowner by reason of any such claim, the Borrower will defend the same at its expense upon notice from the affected person, provided that such person cooperates with the Borrower, at the expense of the Borrower in connection therewith. In such event, the Authority, Trustee or any Bondowner shall use its best efforts to cooperate with the Borrower in the prosecution, settlement or other disposition of any such claim, action or proceedings. The provisions of this Section shall not apply to any claim, action or proceeding against the Trustee or any Bondowner which is based solely on the negligence, willful misconduct, bad faith, fraud or deceit of the Trustee and/or Bondowner. The indemnification and agreement to hold harmless set forth in this Section shall survive the termination of this Master Agreement.

ARTICLE III

THE BORROWING

Section 3.01. The Bonds.

(a) Issue of Bonds; Application of Proceeds; Loan of Proceeds.

      (i)    Upon the execution and delivery of this Master Agreement, the Authority will issue, and upon written direction of the Authority, the Trustee will authenticate and deliver, the Subseries A Bonds, the Subseries B Bonds and the Subseries C Bonds in substantially the form set out in Section 3.01(h);

      (ii)    (1)    On the Issue Date, the Borrower shall be deemed to have executed and delivered a Loan Request Certificate with respect to the proceeds of the Subseries A Bonds, and the Authority will loan the proceeds of the Subseries A Bonds to the Borrower. Such proceeds will be delivered to the Trustee for deposit in the Project Fund and will be used to pay Project Costs. Accrued interest, if any, with respect to the Subseries A Bonds will be deposited in the Bond Fund.

      (2)    On the Issue Date, the proceeds of the Subseries B Bonds and the Subseries C Bonds will be transferred to the Escrow Agent for investment and disposition in accordance with the Escrow Agreement, provided that the Borrower has provided to the Authority and the Trustee on or before the Issue Date an expertised verification report of an accountant or firm of accountants acceptable to the Authority to the effect that, with respect to each subseries of Bonds the proceeds of which are deposited and invested in Permitted Investments, as defined by Section 3.08(b), under and in accordance with the Escrow Agreement, such proceeds together with the investment earnings thereon and the contribution, if any, of the Borrower will be at least sufficient timely to pay the interest on such subseries of Bonds on each Interest Payment Date until the respective Escrow Mandatory Purchase Date, and the Purchase Price of such subseries of Bonds on

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such Escrow Mandatory Purchase Date. Unless and until there shall be effective a Loan Request Certificate of the Borrower on the Escrow Mandatory Purchase Date relating to the Subseries B Bonds or the Subseries C Bonds, as the case may be, the Authority shall not loan such proceeds to the Borrower, the Borrower shall not borrow such proceeds and the Borrower shall have no obligation with respect to the payment of the Subseries B Bonds or the Subseries C Bonds. The payments required to be made under Section 3.04(a)(i) and Section 3.04(a)(iii) shall be nonrecourse to the Borrower.

      (iii)    On the Escrow Mandatory Purchase Date for a subseries of the Bonds, the Owners of such Bonds shall tender their Bonds to the Trustee for purchase on such date as provided by Section 3.04 of Exhibit A.

The Purchase Price of each subseries of Bonds on the related Escrow Mandatory Purchase Date shall be paid by the Trustee from the following sources:

      (1)    If there has become effective on such Escrow Mandatory Purchase Date the Borrower's Loan Request Certificate in accordance with clause (iv) or in the event that a new Escrow Mandatory Purchase Date has been designated in accordance with Section 3.01(c)(iv), from the sources as provided by Section 3.06 of Exhibit A, except as otherwise provided by Section 3.01(a)(iv); or

      (2)    If there has not become effective on such Escrow Mandatory Purchase Date such Loan Request Certificate or if the conditions specified for the designation of such new Escrow Mandatory Purchase Date have not been satisfied, from the proceeds of such subseries of Bonds and other moneys transferred by the Escrow Agent to the Trustee as provided by Section 3.01(c)(iii). The Borrower shall have no obligation with respect to the payment of the Purchase Price under this Section 3.01(a)(iii)(2).

      (iv)    On the Escrow Mandatory Purchase Date, the Authority shall loan the proceeds of the Subseries B Bonds or the Subseries C Bonds, as the case may be, to the Borrower, but only if, (1) on or before the 30th day next preceding the Escrow Mandatory Purchase Date relating to a subseries of the Bonds, the Borrower shall have delivered (x) a fully executed and completed Preliminary Loan Request Certificate to the Authority, the Trustee, the Escrow Agent and the Remarketing Agent and (y) a Mode Change Notice to the Authority, the Trustee, the Escrow Agent and the Remarketing Agent of the Borrower's intention on the Escrow Mandatory Purchase Date to effect a change in the Mode of the affected subseries of Bonds from the Term Rate Mode then in effect to another Mode or to continue the Term Rate Mode for another Interest Period, and (2) on such Escrow Mandatory Purchase Date, the Borrower shall have delivered (I) a fully executed and completed final Loan Request Certificate dated the Escrow Mandatory Purchase Date to the Issuer, the Trustee, the Escrow Agent and the Remarketing Agent and (II) such other documentation as shall be reasonably required in the

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opinion of Bond Counsel to preserve the exclusion from gross income of the interest on such subseries of Bonds.

      On the Escrow Mandatory Purchase Date, the provisions of Section 2.07 of Exhibit A shall apply, except that (A) no notice to the Owners of the change in Mode shall be required and (B) if there occurs on the Escrow Mandatory Purchase Date either (x) a failed change in Mode because the applicable conditions described in Section 2.07(a) or (b) of Exhibit A are not satisfied or (y) an inability to remarket all or a portion of the Bonds of the affected subseries, the Bonds of the affected subseries (but only the unremarketed Bonds in the case of an inability to remarket) shall be purchased on the Escrow Mandatory Purchase Date as provided by Section 3.01(a)(iii)(2) as if the Borrower had not delivered a Loan Request Certificate, and the Bonds shall be delivered to the Trustee for cancellation.

      If for any reason the Borrower does not deliver the final Loan Request Certificate on the Escrow Mandatory Purchase Date, the Mode Change Notice accompanying the Preliminary Loan Request Certificate shall be ineffective, the requested change in Mode shall not occur and the Bonds of the affected subseries shall be purchased on the Escrow Mandatory Purchase Date as provided by Section 3.01(a)(iii)(2), and the Bonds shall be delivered to the Trustee for cancellation.

      (b)    Details of the Bonds. Each subseries of Bonds shall be issued in fully registered form and shall be numbered from AR1, BR1 or CR1, as applicable, upwards in the order of their issuance, or in any other manner determined by the Trustee. The Bonds of each subseries shall be in an Authorized Denomination. The Bonds of each subseries shall be dated October 1, 2005. The Bonds of each subseries shall mature, subject to prior redemption, on the Maturity Date and shall bear interest during each Interest Accrual Period until payment of the principal or redemption price thereof has been paid or provided for in accordance with Section 2.03 hereof.

      The Bonds of each subseries shall bear a distinct CUSIP (if then generally in use) or other identification number from Bonds of any other subseries. With respect to a subseries of the Bonds, the Borrower's Mode Change Notice for any Mode Change Date may direct that the Bonds of such subseries be separated into sub-subseries with different Modes, provided that the aggregate principal amount of a sub-subseries shall be $5,000,000 or greater ($10,000,000 in the case of the Auction Mode). The Bonds of each sub-subseries shall bear a distinct CUSIP or other identification number from Bonds of any other subseries or sub-subseries, and shall be numbered in any manner determined by the Trustee.

      All Subseries A Bonds shall bear interest as Fixed Rate Bonds from the Issue Date through the Maturity Date at the rate of 4.70% per annum. All Subseries B Bonds shall initially bear interest at a Term Rate and all Subseries C Bonds shall initially bear interest at a Term Rate in each case determined in accordance with Section 2.04(a) of Exhibit A from the Issue Date to, but not including, the applicable Escrow Mandatory

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Purchase Date. On such Escrow Mandatory Purchase Date, the Bonds of the related subseries either shall be purchased and cancelled or shall bear interest in the Mode designated by the Borrower in the Mode Change Notice delivered in conjunction with a Preliminary Loan Request Certificate to commence on the Escrow Mandatory Purchase Date as provided by Section 3.01(a)(iv) and shall thereupon be subject to the provisions of Exhibit A relating to such Mode.

      In case any officer of the Authority whose signature or a facsimile of whose signature shall appear on any Bonds shall cease to be such officer before the delivery thereof, such signature or facsimile shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery. Additional details of the Bonds shall be as stated in the Bond form in Section 3.01(h) and Exhibits A and B hereto.

(c) Application of Bond Proceeds.

      (i)    On the Issue Date, (1) the proceeds of the Subseries A Bonds shall be loaned to the Borrower and deposited in the Project Fund as provided by Section 3.01(a)(ii)(1) and (2) the proceeds of the Subseries B Bonds and the Subseries C Bonds shall be transferred to the Escrow Agent for investment and disposition in accordance with the Escrow Agreement as provided by Section 3.01(a)(ii)(2).

      (ii)    Proceeds of each subseries of the Bonds with respect to which the Borrower has delivered a Loan Request Certificate effective on the related Escrow Mandatory Purchase Date shall be transferred by the Escrow Agent from the Escrow Agreement to the Trustee for deposit in the Project Fund and will be used to pay Project Costs, except as provided by Section 3.01(a)(iv), in which case such proceeds shall be deposited in the Purchase Fund for application to the payment of the Purchase Price. The Bonds, if any, so purchased shall be delivered to the Trustee for cancellation.

      (iii)    Proceeds of each subseries of the Bonds with respect to which the Borrower has not delivered a Loan Request Certificate or has not requested an escrow extension effective on the related Escrow Mandatory Purchase Date (or the conditions to such an extension have not been satisfied), as provided by Section 3.01(c)(iv)(2), shall be transferred by the Escrow Agent from the Escrow Agreement to the Trustee for deposit in the Purchase Fund for application to the payment of the Purchase Price. Such Bonds shall be delivered to the Trustee for cancellation.

      (iv)    (1)    Proceeds of each subseries (including, for the purposes of this Section 3.01(c)(iv), each sub-subseries, if any) of Bonds with respect to which the conditions specified in Section 3.01(c)(iv)(2) below have been satisfied shall be retained by the Escrow Agent on the related Escrow Mandatory Purchase Date for investment and disposition in accordance with the Escrow Agreement, as amended so to provide.

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      (2)    A new Escrow Mandatory Purchase Date for a subseries of Bonds subsequent to a previously designated Escrow Mandatory Purchase Date shall be designated upon the satisfaction of the following conditions:

      (A)    The Borrower shall provide a written notice in lieu of a Preliminary Loan Request Certificate not later than the 30th day next preceding the related Escrow Mandatory Purchase Date to the Authority, the Trustee, the Escrow Agent and the Remarketing Agent designating a new Escrow Mandatory Purchase Date, which shall be a Business Day, requesting the Remarketing Agent to establish the Term Rate to be in effect during the Interest Period commencing on the original Escrow Mandatory Purchase Date and ending on the day next preceding the new Escrow Mandatory Purchase Date, and requesting an amendment of the Escrow Agreement to provide for the investment and disposition of the proceeds of the Escrow Bonds for the period ending on the new Escrow Mandatory Purchase Date.

      (B)    By not later than the fifth day next preceding the original Escrow Mandatory Purchase Date, the Remarketing Agent shall provide to the Authority, the Borrower, the Trustee and the Escrow Agent the projected Term Rate for the new Term Rate Period.

      (C)    By not later than the fourth day next preceding the original Escrow Mandatory Purchase Date, the Borrower shall designate the Permitted Investments in which the proceeds of such subseries of Bonds shall be invested until the new Escrow Mandatory Purchase Date.

      (D)    By not later than 11:00 a.m. on the original Escrow Mandatory Purchase Date, the Borrower shall deliver to the Trustee an expertised escrow verification report (which may assume the Term Rate projected by the Remarketing Agent) as to the sufficiency of the escrow investments to pay interest on such subseries to and including the new Escrow Mandatory Purchase Date and the Purchase Price of such subseries on such Date.

      (E)    By not later than 1:00 p.m. on the original Escrow Mandatory Purchase Date, the Remarketing Agent shall give notice to the Authority, the Borrower and the Escrow Agent to the effect that all Bonds of such subseries have been remarketed for the new Term Rate Period at a Term Rate not exceeding the Remarketing Agent's projected Term Rate.

(F) In the event that the Term Rate determined by the Remarketing Agent exceeds the maximum Term Rate permitted by


the escrow verification report, the Borrower not later than 3:00 p.m. on the original Escrow Mandatory Purchase Date may deposit with the Escrow Agent an amount sufficient, as shall be verified by a supplemental escrow verification report concurrently delivered by the Borrower, when added to the Escrow Bond proceeds already on deposit to pay the interest on the Escrow Bonds to and including the new Escrow Mandatory Purchase Date and the Purchase Price thereof on the new Escrow Mandatory Purchase Date.

      (G)    By not later than 3:00 p.m. on the original Escrow Mandatory Purchase Date, the Authority and the Escrow Agent shall have executed and delivered an amendment to the Escrow Agreement providing for the investment and disposition of the proceeds of the Escrow Bonds for the period ending on the new Escrow Mandatory Purchase Date.

      (3)    If the conditions specified by Section 3.01(c)(iv)(2) above are not satisfied, the Bonds of such subseries shall be purchased on the original Escrow Mandatory Purchase Date as provided by Section 3.01(c)(iii).

      (d)    Exchange and Replacement Bonds. The Bonds may be exchanged as provided in the Bond form in Section 3.01(h), and exchange Bonds shall be issued in fully registered form substantially as set forth therein. Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss, wrongful taking or mutilation of the Bonds. The costs of any replacement shall be paid or reimbursed by the registered owner of the replacement Bond, who shall indemnify the Authority, the Trustee and the Borrower in such manner as each such party may require against all liability and expense in connection therewith.

      Except in connection with any purchase of Bonds in lieu of redemption pursuant to Section 3.07 hereof, during the Term Rate Mode and the Fixed Rate Mode for a subseries of Bonds, neither the Authority nor the Trustee shall be required to make any such transfer or exchange of any Bond during the period commencing on the Record Date for such redemption to such redemption date or, with respect to a Bond, after such Bond or any portion thereof has been selected for redemption.

(e) Registration of Bonds in the Book-Entry System.

      (i)    The Authority, upon the direction of the Borrower, hereby provides that Bonds of any subseries and in any Mode shall be issued pursuant to a Book-Entry System administered by DTC, as securities depository, with no physical distribution of Bond certificates to be made except as provided in this Section 3.01(e). Notwithstanding any inconsistent provision in this Agreement to the contrary, the provisions of this Section 3.01(e) shall govern at any time that the Bonds of a subseries are issued pursuant to a Book-Entry System.


      (ii)    Bonds of a subseries issued pursuant to a Book-Entry System shall be issued in the form of one certificate for each maturity of such subseries in the aggregate principal amount of the Bonds of such subseries Outstanding, which Bonds (except as provided in subparagraph 3.01(e)(ix) below) shall be registered in the name of Cede & Co., as nominee of DTC, provided that if DTC shall request that the Bonds be registered in the name of a different nominee, the Trustee shall exchange all or any portion of the Bonds for an equal aggregate principal amount of Bonds of the same subseries registered in the name of such other nominee or nominees of DTC. Such Bond certificates shall be deposited with DTC and held in its custody, or, in the alternative, shall be deposited with the Trustee and held in its custody on behalf of DTC pursuant to the FAST procedures of DTC. No person other than DTC or its nominee shall be entitled to receive from the Authority or the Trustee a Bond of a subseries or any other evidence of ownership of such Bonds, or any right to receive any payment in respect thereof, unless DTC or its nominee shall transfer record ownership of all or any portion of the Bonds of such subseries on the Bond registration books to be maintained by the Trustee pursuant to Section 3.01(g) hereof, in connection with discontinuing the book-entry system as provided in subparagraph 3.01(e)(ix) below or otherwise.

      (iii)    So long as the Bonds of a subseries are registered in the name of DTC or any nominee thereof, all payments of the Purchase Price of, principal of, redemption price of or interest on such Bonds shall be made to DTC or its nominee in immediately available funds on the dates provided for such payments under this Agreement and at such times as provided in the Letter of Representations entered into between the Authority and DTC (the "Representation Letter"). Each such payment to DTC or its nominee shall be valid and effective to fully discharge all liability of the Borrower (which liability is limited to Bonds that are not Escrow Bonds), the Authority or the Trustee with respect to the Purchase Price of, principal of, redemption price of or interest on such Bonds to the extent of the sum or sums so paid. In the event of the redemption and prepayment of less than all of the Outstanding Bonds of a subseries, the Trustee shall not require surrender by DTC or its nominee of the Bonds so prepaid, but DTC or its nominee may retain such Bonds and make an appropriate notation thereon as to the amount of such partial prepayment, provided that DTC shall deliver to the Trustee, upon request, a written confirmation of such partial prepayment and thereafter the records maintained by the Trustee shall be conclusive as to the amount of the Bonds of such subseries which have been prepaid.

      (iv)    All transfers of beneficial ownership interest in Bonds of a subseries issued pursuant to a Book-Entry System shall be effected by the procedures of DTC with its participants for recording and transferring the ownership of beneficial interests in each such subseries of Bonds. The requirement for physical delivery of Bonds in connection with a demand for purchase or a mandatory purchase shall be deemed satisfied when the ownership


rights in the Bonds are transferred by participants of DTC on DTC's records and followed by a book-entry credit of tendered Bonds to the Trustee's DTC account.

      (v)    The Authority, the Borrower and the Trustee may treat DTC (or its nominee) as the sole and exclusive Owner of the Bonds registered in its name for the purposes of payment of the Purchase Price of, principal of, redemption price of or interest on the Bonds, selecting the Bonds or portions thereof to be optionally purchased or prepaid, giving any notice permitted or required to be given to Owners under this Agreement registering the transfer of Bonds, obtaining any consent or other action to be taken by Owners and for all other purposes whatsoever; and the Authority, the Borrower and the Trustee shall not be affected by any notice to the contrary. The Authority, the Borrower and the Trustee shall not have any responsibility or obligation to any participant in DTC, any person claiming a beneficial ownership interest in the Bonds under or through DTC or any such participant, or any other person which is not shown on the Bond registration books as being an Owner, with respect to: (i) the Bonds; or (ii) the accuracy of any records maintained by DTC or any such participant; or (iii) the payment by DTC or any such participant of any amount in respect of the Purchase Price of, principal of, prepayment price of or interest on the Bonds; or (iv) any notice which is permitted or required to be given to Owners under this Agreement; or (v) the selection by DTC or any such participant of any person to receive payment in the event of a partial purchase or redemption of the Bonds; or (vi) any consent given or other action taken by DTC as Owner.

      (vi)    So long as the Bonds of a subseries are registered in the name of DTC or any nominee thereof, all notices required or permitted to be given to the Owners under this Agreement shall be given to DTC as provided in the Representation Letter in form and content satisfactory to DTC, the Borrower and the Trustee.

      (vii)    In connection with any notice or other communication to be provided to Owners pursuant to this Agreement by the Authority, the Borrower or the Trustee with respect to any consent or other action to be taken by Owners, DTC shall consider the date of receipt of notice requesting such consent or other action as the record date for such consent or other action, provided that the Authority, the Borrower or the Trustee shall give DTC notice of such special record date not less than 15 calendar days in advance of such special record date to the extent possible.

(viii) Any successor Trustee, in its written acceptance of its duties under this Agreement, shall agree to take any actions necessary from time to time to comply with the requirements of DTC.

      (ix)    The Book-Entry System with respect to the Bonds of a subseries may be discontinued at any time if: (A) after notice to the Authority or the Trustee, DTC determines to resign as securities depository for the Bonds or a subseries thereof; or (B) after notice to DTC, the Authority, the Trustee, the


Remarketing Agent and the Auction Agent, the Borrower determines that a continuation of the system of book-entry transfers through DTC (or through a successor securities depository) for the Bonds or a subseries thereof is not in the best interests of the Borrower; or (C) after notice to the Authority or the Trustee, DTC determines that the current system of book-entry transfers through DTC does not permit DTC to act as a securities depository for the Bonds or a subseries thereof during the time that the Bonds or such subseries are in a particular Mode. In each of such events (unless, in the cases described in clause (A) or (C) above, the Borrower appoints a successor securities depository), the Bonds or a subseries thereof shall be delivered in registered certificate form to such persons, and in such principal amounts, as may be designated by DTC, but without any liability on the part of the Authority, the Trustee or the Borrower for the accuracy of such designation. Whenever DTC requests the Authority and the Trustee to do so, the Authority and the Trustee shall cooperate with DTC in taking appropriate action after reasonable notice to arrange for another securities depository to maintain custody of certificates evidencing the Bonds.

      (x)    To exercise any optional tender pursuant to Section 3.01 of Exhibit A, in addition to notifying the Remarketing Agent and the Trustee, if applicable, a Beneficial Owner must notify its DTC participant, if the Remarketing Agent is not such Beneficial Owner's DTC participant, of its decision to demand the purchase of its Bonds as provided herein.

      (xi)    In the event that the Remarketing Agent fails to remarket all of the Bonds on a Purchase Date or Mandatory Purchase Date, such Beneficial Owner's DTC participant shall cause such Bonds to be transferred to an account of the Trustee at DTC and the Trustee, upon receipt of proceeds, shall cause the Purchase Price of the Bonds to be transferred to an account of such Beneficial Owner's DTC participant against receipt of such Bonds.

      (xii)    Upon remarketing of Bonds, payment of the Purchase Price thereof shall be made to DTC and no physical delivery or surrender of Bonds is expected to be required; such delivery or surrender of the Bonds shall be accomplished through DTC's Book-Entry System. Such sales shall be made through DTC participants (which may include the Remarketing Agent) and the DTC participants shall transmit payment to the Beneficial Owners whose Bonds were purchased pursuant to a remarketing. The Authority, the Trustee, the Borrower and the Remarketing Agent are not responsible for transfers of payment to DTC participants or Beneficial Owners.

      (xiii)    The Authority (at the request of the Borrower if the Authority has loaned the proceeds of the related subseries of Bonds to the Borrower) hereafter may adopt, and the Trustee may accept, supplemental agreements without notice to or consent of the Owners of any of the Bonds in order (i) to offer to the Beneficial Owners of the Bonds the option of receiving any Bonds in certificated form or (ii) to require the execution and delivery of certificated Bonds representing a portion or all of the Bonds, (A) if DTC shall cease to serve as


securities depository and no successor securities depository can be found to serve upon terms satisfactory to the Borrower, or (B) if the Borrower determines that it would be in its best interest or in the best interests of the Beneficial Owners of the Bonds that they obtain certificated Bonds, provided that any such provision is in form reasonably satisfactory to the Trustee and the Authority and that if the Bonds or a subseries thereof are in an Auction Mode, written notice shall be given to the Auction Agent.

      (f)    CUSIP Numbers. On the Issue Date, the Bonds of each subseries shall bear CUSIP numbers as provided in Section 3.01(b) and Section 2.02 of Exhibit A. So long as the Bonds of a subseries bear CUSIP numbers, the Trustee shall use such numbers in notices of redemption as a convenience to Owners, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Borrower will promptly notify the Trustee in writing of any change in the CUSIP numbers for the Bonds of a subseries.

      (g)    Bond Register. The Trustee will keep or cause to be kept at its Principal Office sufficient books for the registration and transfer of the Bonds, which shall at all reasonable times be open to inspection by the Authority and the Borrower; and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on said books, Bonds as hereinbefore provided.

(h) Form of Bonds. The Bonds of each subseries shall be in substantially the following form:

$__________	No. [A][B][C]R-1

THE STATE OF NEW HAMPSHIRE
BUSINESS FINANCE AUTHORITY
OF THE STATE OF NEW HAMPSHIRE
WATER FACILITY REVENUE BOND
(PENNICHUCK WATER WORKS, INC. PROJECT) 2005 SERIES [A][B][C]

REGISTERED OWNER:	CEDE & CO.	CUSIP:

PRINCIPAL AMOUNT:	_____________DOLLARS

MATURITY DATE:	October 1, 2035

DATE OF THIS BOND:	October 20, 2005 (Date as of which bonds of this issue were initially issued)

THIS BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OF THE STATE OF NEW HAMPSHIRE OR OF THE AUTHORITY EXCEPT TO THE EXTENT PERMITTED


BY NEW HAMPSHIRE RSA 162-I. ALL AMOUNTS OWED HEREUNDER ARE PAYABLE ONLY FROM THE SOURCES PROVIDED IN THE AGREEMENT DESCRIBED BELOW, AND NO PUBLIC FUNDS MAY BE USED FOR THAT PURPOSE.

      The Business Finance Authority of the State of New Hampshire (the "Authority"), for value received, promises to pay to the Registered Owner or registered assigns, but only from the special funds hereinafter described, upon presentation and surrender hereof, in lawful money of the United States of America, the Principal Amount on the Maturity Date, with interest computed at the interest rates per annum as provided in this bond until the date on which this bond becomes due, whether at maturity, upon redemption, by acceleration or otherwise. Interest payments on this bond shall be made by The Bank of New York Trust Company, N.A. as Trustee (the "Trustee"), to the Registered Owner hereof as of the close of business on the Record Date with respect to such Interest Payment Date for unpaid interest accrued during the current Interest Accrual Period, all as set forth in the Agreement, as hereinafter defined. Capitalized terms used in this bond and not otherwise defined shall have the respective meanings given in the Agreement. Certain of the provisions relating thereto are set forth below:

      "Interest Accrual Period" means the period of time during which the Bonds of a subseries accrue the amount of interest (or, with respect to a subseries of Bonds in the Commercial Paper Mode, a Commercial Paper Bond accrues the amount of interest) which is payable on any Interest Payment Date. With respect to Bonds in the Daily Mode, the Interest Accrual Period shall commence on (and include) the first day of each month and shall extend through (and include) the last day of such month; provided, that if such month is the month in which the Bonds were authenticated and delivered or were changed to the Daily Mode, the Interest Accrual Period shall commence on the date of authentication and delivery of the Bonds or the Mode Change Date, as the case may be; provided, further, that if no interest has been paid on Bonds in the Daily Mode, interest shall accrue from the date of original authentication and delivery of the Bonds or the Mode Change Date, as appropriate. With respect to Bonds in the Auction Mode, the Interest Accrual Period is as set forth in the definition of Auction Period. With respect to Bonds in all Modes other than the Daily Mode and the Auction Mode, the Interest Accrual Period shall commence on (and include) the last Interest Payment Date to which interest has been paid (or, if no interest has been paid in such Mode, from the date of original authentication and delivery of the Bonds, or the Mode Change Date, as the case may be) to, but not including, the Interest Payment Date on which interest is to be paid.

      The principal of and premium, if any, on each Bond will be payable on the applicable Principal Payment Date upon its surrender at the Principal Office of the Trustee (or such other office of the Trustee designated by the Trustee for such purpose). The Purchase Price of a Bond will be payable as described below and in the Agreement. Interest on Bonds in the Commercial Paper Mode, the Daily Mode or the Weekly Mode will be paid by the Paying Agent by wire transfer of immediately available funds to an account within the continental United States specified by the Registered Owner on the applicable Record Date and, on Bonds in the Auction Mode, the Term Rate Mode or the Fixed Rate Mode, will be paid by check mailed by the Trustee to the Registered Owner at the address appearing in the registration books of the Trustee on the applicable Record Date. Payment of interest to Registered Owners of $1,000,000 or more in aggregate principal amount of Bonds of a subseries in the Term Rate Mode, the Fixed Rate Mode or the Auction Mode may be made by wire transfer as provided in the Agreement.


Notwithstanding the foregoing, the Bonds shall initially be issued in a Book-Entry System and the provisions of such Book-Entry System with respect to the Bonds shall govern while such Book-Entry System is in effect.

      Interest is payable by check or draft mailed by the Trustee to the Registered Owner, determined as of the close of business on the applicable Record Date, at its address as shown on the registration books maintained by the Trustee.

      This bond is one of three subseries of an issue of bonds (the "Bonds") representing an aggregate borrowing of $49,485,000 under New Hampshire RSA 162-I and issued pursuant to a Master Loan and Trust Agreement (the "Master Agreement") dated as of October 1, 2005 among Pennichuck Water Works, Inc. (the "Borrower"), the Authority and the Trustee. The Bonds of a subseries, the proceeds of which have been loaned by the Authority to the Borrower, are secured on a parity with the Bonds of each other subseries, the proceeds of which have been loaned by the Authority to the Borrower. The Bonds of a subseries the proceeds of which are invested under the Escrow Agreement dated as of October 1, 2005 (the "Escrow Agreement") among the Authority, the Borrower, the Trustee and The Bank of New York Trust Company, N.A., as Escrow Agent, are referred to as the "Escrow Bonds." The proceeds of the Subseries A Bonds will be loaned to the Borrower on the Date of this bond and will not be invested under the Escrow Agreement. Until the Escrow Mandatory Purchase Date (as defined below), the principal of and interest on the Escrow Bonds of each subseries will be repaid solely from moneys available for such purpose under the Escrow Agreement. The Borrower may submit a Loan Request Certificate requesting the Authority to loan the proceeds of such subseries of the Bonds to the Borrower (the Master Agreement and the Loan Request Certificate for a subseries of Bonds being collectively referred to herein as the "Agreement") on the Escrow Mandatory Purchase Date for a subseries of the Bonds. Pursuant to the Agreement, the Borrower agrees to repay such loan in the amounts and at the times necessary to enable the Authority to pay the principal and interest on this bond. The Borrower has no obligation with respect to the payment of the principal of, interest or purchase price of this bond during the period, if any, while this bond is an Escrow Bond. The Authority has pledged the Escrow Agreement and the moneys received thereunder and the Agreement and the moneys received thereunder to the Trustee for the benefit of the Bondowners. Reference is hereby made to the Escrow Agreement and the Agreement for the respective provisions thereof with respect to the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Authority, the Escrow Agent, the Trustee and the registered owner hereof, including the order of payments in the event of insufficient funds, the disposition of unclaimed moneys held by the Trustee and restrictions on the rights of the registered owner to bring suit. The Escrow Agreement and the Agreement may be amended to the extent and in the manner provided therein.

      Upon the occurrence of an Event of Default, the then outstanding principal amount of this bond together with accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Agreement.

Payment of the principal of and interest on the Bonds when due is insured by a financial guaranty insurance policy issued by Ambac Assurance Corporation.


      Interest on the Subseries A Bonds will be paid at a Fixed Rate until the Maturity Date. Interest on the Subseries B Bonds and Subseries C Bonds initially will be paid at Term Rates for the Interest Accrual Periods ending on the day before the respective Escrow Mandatory Purchase Dates. From and after an Escrow Mandatory Purchase Date, the interest on the Bonds of the corresponding subseries will be paid at a Fixed Rate, a Commercial Paper Rate, a Daily Rate, a Weekly Rate, a Term Rate or an Auction Rate as selected by the Borrower and as determined in accordance with the Agreement. In no event shall the interest rate on the Bonds be higher than (i) during the Daily, Weekly or Commercial Paper Mode, the lesser of (a) 12% per annum, (b) the rate otherwise agreed to by the provider of any liquidity facility then in effect or (c) the maximum rate then permitted by applicable law; (ii) during the Auction Mode, the lesser of (a) 15% per annum or (b) the maximum rate permitted by applicable law and (iii) during the Term Rate or Fixed Rate Mode, the lesser of (a) 12% per annum or (b) the maximum rate then permitted by applicable law. The Borrower may change the Mode (and may direct that the Bonds of a subseries be in more than one Mode) from time to time as provided in the Agreement, which change will result in a mandatory purchase of the Bonds (see "Mandatory Purchases" below).

      When a Commercial Paper Mode, a Daily Mode or a Weekly Mode is in effect, interest will be calculated on the basis of a 365/366-day year for the actual number of days elapsed, and when a Term Rate Mode or Fixed Rate Mode is in effect, on the basis of a 360-day year comprised of twelve 30-day months. When an Auction Mode is in effect, interest on Bonds in an Auction Period of 180 days or less will be computed on the basis of actual days over 360 and in an Auction Period greater than 180 days will be calculated on the basis of a 360-day year of twelve 30-day months.

      The Bonds shall be deliverable in the form of registered Bonds without coupons in Authorized Denominations. Authorized Denominations means: in the Commercial Paper Mode, the Daily Mode or the Weekly Mode, $100,000 and any integral multiple of $5,000 in excess thereof; and in the Auction Mode, the Term Rate Mode or the Fixed Rate Mode, $5,000 and any integral multiples thereof. A Registered Owner may transfer or exchange Bonds in accordance with the Agreement. The Trustee may require the payment by any Registered Owner requesting such transfer or exchange of any tax or other governmental charge required to be paid as provided in the Agreement. Except in connection with the purchase of Bonds in lieu of redemption, during the Term Rate Mode or the Fixed Rate Mode, neither the Authority nor the Trustee will be required to transfer or exchange any Bond during the period beginning 10 days prior to the redemption date or any Bond during the period beginning 15 days preceding any Interest Payment Date.

      As provided in the Agreement, the Borrower has the right to purchase Bonds (but not Escrow Bonds) in lieu of the optional redemptions described in the immediately succeeding four paragraphs and, with the prior written approval of the Bond Insurer, in lieu of the mandatory redemption described below as "Mandatory Redemption Upon Condemnation of Principal Assets." BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE BORROWER IN LIEU OF REDEMPTION UNDER THE CONDITIONS DESCRIBED IN THE AGREEMENT. All redemptions (and purchases in lieu of redemption) will be at a price of 100% of the principal amount of the Bonds being redeemed (or purchased by the Borrower) together with any premium


required as provided below, plus interest accrued, if any, to the redemption date (or purchase date). Bonds tendered for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the tender. No purchase of Bonds by the Borrower shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

      Optional Redemption-Commercial Paper Mode. When this bond is in the Commercial Paper Mode, it is subject to optional redemption at the written direction of the Borrower, in whole, or in part in Authorized Denominations, on the day next succeeding the last day of its current Interest Period, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

      Optional Redemption-Daily Mode and Weekly Mode. When this bond is in the Daily Mode or the Weekly Mode, it is subject to optional redemption at the written direction of the Borrower, in whole, or in part in Authorized Denominations, on any date, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

      Optional Redemption-Auction Mode. When this bond is in the Auction Mode, it is subject to optional redemption at the written direction of the Borrower, in whole, or in part in Authorized Denominations, on the Business Day immediately following the end of an Auction Period, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

      Optional Redemption-Term Rate Mode and Fixed Rate Mode. The Subseries A Bonds in the Fixed Rate Mode are subject to optional redemption, at the option of the Borrower, in whole, or in part in Authorized Denominations, on any date on or after October 1, 2015, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

      The Subseries B Bonds and the Subseries C Bonds (except for Escrow Bonds, which shall not be subject to this redemption) in the Term Rate Mode or Fixed Rate Mode are subject to optional redemption at the written direction of the Borrower, in whole, or in part in Authorized Denominations, on any date, at the times (measured from the related Mode Change Date), and at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date:


Length of Term Rate Mode or Fixed Rate Mode	Redemption Dates and Prices

Greater than 10 years	At any time on or after the eighth anniversary of the Mode Change Date at 101% declining 1% annually to 100%

Greater than seven years and less than or equal to 10 years	At any time on or after the fifth anniversary of the Mode Change Date at 101% declining 1% annually to 100%

Greater than five years and less than or equal to seven years	At any time on or after the fifth anniversary of the Mode Change Date at 100%

Equal to or less than five years	Not redeemable

      The Borrower, in connection with a change to a Term Rate Mode or a Fixed Rate Mode, may specify in the Mode Change Notice given prior to the commencement of such Mode, redemption prices and periods other than those set forth above for Bonds not then called for redemption; provided, however, that such notice shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Authority, the Trustee and the Remarketing Agent.

      Mandatory Redemption Upon Determination of Taxability. The Bonds in the Term Rate Mode or Fixed Rate Mode are subject to redemption as a whole at any time if a Determination of Taxability (as defined in the Agreement) occurs at a redemption price equal to 100% of their principal amounts plus accrued interest to the redemption date, which redemption shall be within 15 days following receipt by the Trustee of written notice from the Borrower of a Determination of Taxability.

      Mandatory Redemption Upon Condemnation of Principal Assets. The Bonds (except for Escrow Bonds, which shall not be subject to this redemption) in the Term Rate Mode or Fixed Rate Mode are subject to redemption as a whole, or in part in Authorized Denominations, at any time when title to, or the temporary use of, all or substantially all of the tangible property of the Borrower used or useful in the Borrower's business as a water company shall have been taken under the exercise of the power of eminent domain by any governmental body or by any person, acting under governmental authority (or a bona fide sale in lieu of such taking shall have occurred), which redemption shall be within 15 days following receipt by the Trustee of written notice from the Borrower of such a taking or sale. The Bonds shall be redeemed under this paragraph (i) if redeemed during any period during which the Bonds are not subject to optional redemption, at a redemption price equal to 101% of the principal amount of the Bonds plus accrued interest to the redemption date and (ii) if redeemed during any period during which the Bonds are subject to optional redemption, at the optional redemption price then applicable to the Bonds plus accrued interest to the redemption date.

      Special Optional Redemption. The Bonds (except for Escrow Bonds, which shall not be subject to this redemption) are subject to redemption at the option of the Borrower at any time at their principal amounts, without premium, plus accrued interest to the redemption date as a


whole or in part from excess moneys in the Project Fund established by the Agreement or as a whole in the event the Project financed by the Bonds suffers substantial loss or becomes uneconomic, as provided in the Agreement.

If less than all of the outstanding Bonds are to be called for redemption, the Bonds to be redeemed will be selected by the Trustee by lot or in any customary manner as determined by the Trustee.

      Except as otherwise provided in the cases of a redemption upon Determination of Taxability or upon a condemnation of the Borrower's principal assets, in the event this bond is called for redemption, notice will be given by the Trustee by first-class mail, postage prepaid, not more than 60 nor less than 15 days (30 days if this bond is in the Term Rate Mode or Fixed Rate Mode) prior to the redemption date to the Registered Owner at its address as shown on the registration books. Failure to mail notice to the owner of any other bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

      If this bond is of a denomination in excess of the minimum Authorized Denomination, portions of the principal amount in the amount of any Authorized Denomination of this bond may be redeemed; provided that, if the unredeemed portion of the principal amount would be less than the minimum Authorized Denomination, that portion shall also be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Trustee, there will be issued to the Registered Owner at its option, without charge, a new bond or bonds for the unredeemed principal amount.

      Notice of redemption having been duly given, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Trustee, from and after the date fixed for redemption interest on this bond (or such portion) will no longer accrue.

      Optional Tenders. When this bond is in the Daily Mode or the Weekly Mode, the Registered Owner may elect to have it, or any portion thereof in an Authorized Denomination, purchased on any Business Day selected by the Owner (a "Purchase Date") at a price equal to its principal amount plus accrued interest, if any, by delivering:

      (i)    (A) in the case of the Daily Mode, an irrevocable notice of tender to the Remarketing Agent by Electronic Means acceptable to the Remarketing Agent not later than 11:00 a.m., New York City time, on the Purchase Date specified by the Registered Owner in such notice, and, (B) in the case of the Weekly Mode, to the Remarketing Agent an irrevocable written notice of tender or an irrevocable notice of tender by Electronic Means acceptable to the Remarketing Agent, promptly confirmed in writing to the Trustee, by 4:00 p.m., New York City time, on a Business Day not less than seven days before the Purchase Date specified by the Registered Owner in such notice, stating, in each such case, the CUSIP number, Bond number, the principal amount to be purchased, and the Purchase Date; and


      (ii)    in either case but subject to the provisions of the Book-Entry System, the Bond (with all necessary endorsements) to the office of the Trustee, at or before noon, New York City time, on the Purchase Date.

Payment of the Purchase Price shall be made as described above only if the Bond so delivered conforms in all respects to the description thereof in the notice of optional tender.

      SO LONG AS THE BONDS ARE REGISTERED IN THE NAME OF DTC OR ANY NOMINEE THEREOF, TO EXERCISE AN OPTIONAL TENDER, A BENEFICIAL OWNER MUST NOTIFY ITS DTC PARTICIPANT, IF THE REMARKETING AGENT IS NOT SUCH BENEFICIAL OWNER'S DTC PARTICIPANT, IN ADDITION TO THE REMARKETING AGENT AND THE TRUSTEE, AS THE CASE MAY BE, OF ITS DECISION TO DEMAND THE PURCHASE OF ITS BONDS AS PROVIDED IN THE AGREEMENT. BY ACCEPTANCE OF THIS BOND, THE BENEFICIAL OWNER AGREES TO SELL AND SURRENDER THIS BOND, WITH ALL NECESSARY ENDORSEMENTS, TO THE TRUSTEE AFTER THE GIVING OF IRREVOCABLE NOTICE OF OPTIONAL TENDER FOR PURCHASE AS DESCRIBED ABOVE.

      Mandatory Purchases. This bond must be delivered to the office of the Trustee for purchase at the Purchase Price specified in the Agreement (which may include a premium in the case of (iii) below in certain circumstances) at or before noon, New York City time, on the following dates:

      (i)    on October 2, 2006, in the case of the Subseries B Bonds, and October 1, 2007, in the case of the Subseries C Bonds, and on any new mandatory purchase date designated as provided by the Agreement with respect to Escrow Bonds (each, an "Escrow Mandatory Purchase Date");

(ii) if the Bond is in the Commercial Paper Mode, on the day next succeeding the last day of the current Interest Period for such Bond;

(iii) on any date that the Mode of the Bond is changed; and

(iv) if the Bond is in the Term Rate Mode, on the day next succeeding the last day of the current Interest Period for such Bond.

      BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER AGREES TO TENDER THIS BOND FOR PURCHASE ON ANY DATE (THE "MANDATORY PURCHASE DATE") DESCRIBED ABOVE AND ACKNOWLEDGES THAT INTEREST WILL CEASE TO ACCRUE ON THE BOND ON SUCH MANDATORY PURCHASE DATE, PROVIDED THAT PROCEEDS TRANSFERRED FROM THE ESCROW AGREEMENT OR REMARKETING PROCEEDS (OR OTHER FUNDS IF ALLOWED UNDER THE AGREEMENT) SUFFICIENT FOR SUCH PURCHASE ARE ON DEPOSIT WITH THE TRUSTEE ON SUCH MANDATORY PURCHASE DATE.

      Payment of Purchase Price. The Purchase Price of a Bond delivered for purchase as described above (with all necessary endorsements) will be paid by the Trustee by wire transfer of immediately available funds by the close of business on the applicable purchase date. THE


PURCHASE PRICE OF BONDS MUST BE MADE WITH BOND PROCEEDS AND OTHER FUNDS (AND INVESTMENT EARNINGS THEREON) ON DEPOSIT UNDER THE ESCROW AGREEMENT OR REMARKETING PROCEEDS, OR AS OTHERWISE PROVIDED IN THE AGREEMENT. IN THE EVENT THAT REMARKETING PROCEEDS ARE NOT AVAILABLE WHEN REQUIRED, THE AGREEMENT GENERALLY PROVIDES THAT THE BONDS WILL REMAIN OUTSTANDING IN THEIR CURRENT MODE AT INTEREST RATES DESCRIBED IN THE AGREEMENT. SEE THE AGREEMENT FOR A COMPLETE DESCRIPTION OF THE CONSEQUENCES OF A FAILED REMARKETING.

      Delivery Address. Notices in respect of optional tenders must be delivered to the Remarketing Agent and, if this bond is in a Weekly Mode, to the Trustee at the notice addresses specified in the Agreement. Bonds tendered for optional or mandatory purchase must be delivered to the Trustee at the address provided in the Agreement, subject to the provisions of the Book-Entry System.

      This bond is transferable by the Registered Owner, in person or by its attorney duly authorized in writing, at the designated corporate trust office of the Trustee, upon surrender of this bond to the Trustee for cancellation. Upon the transfer, a new bond or bonds of the same aggregate principal amount in Authorized Denominations will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. The Authority has established the Book-Entry System of registration for the Bonds, pursuant to which it will deliver a single bond certificate for each maturity of each subseries of the Bonds to The Depository Trust Company ("DTC"), as securities depository. Except as specifically provided otherwise in the Agreement, DTC, or its nominee, will be the Registered Owner of this bond. By acceptance of a confirmation of purchase and/or delivery of transfer, the Beneficial Owner (if any) of this bond shall be deemed to have agreed to this arrangement. If DTC (or its nominee) is the Registered Owner of this bond, it shall be treated as the owner of it for all purposes. This bond may also be exchanged at the corporate trust office of the Trustee for a new bond or bonds of the same aggregate principal amount in Authorized Denominations without transfer to a new registered owner. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Trustee will not be required to make an exchange or transfer of this bond during the 45 days preceding any date fixed for redemption if this bond (or any part thereof) is eligible to be selected or has been selected for redemption.

The Bonds are issuable only in fully registered form in Authorized Denominations as defined by the Agreement.

The Authority and the Trustee may treat the Registered Owner as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

      No director, officer, employee or agent of the Authority nor any person executing this bond shall be personally liable, either jointly or severally, hereon or be subject to any personal liability or accountability by reason of the issuance hereof.


This bond shall not be valid until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Business Finance Authority of the State of New Hampshire has caused its seal to be affixed hereto and this bond to be signed by its authorized officers.

Dated:	BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE

(Seal)	By

Chairman

By

Executive Director

CERTIFICATE OF TRUSTEE

This bond is one of the Bonds described in the Master Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

By

Authorized Officer

Date of Registration:

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints _________________ attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.


	NOTE:	The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change.

Date:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By

Authorized Signature


STATEMENT OF INSURANCE

      Financial Guaranty Insurance Policy No. 24656BE (the "Policy") with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

[END OF BOND FORM]

Section 3.02. Bond Fund.

      (a)    Establishment and Purpose. A Bond Fund is hereby established with the Trustee, and therein a Subaccount for each subseries of the Bonds. Moneys shall be deposited in the Bond Fund as provided in this Agreement. The moneys in the Bond Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided, shall be applied by the Trustee solely to the payment of the principal of and interest on the Bonds and to the charges and disbursements of the Trustee and the Authority in accordance with this Agreement. When moneys in the Bond Fund are to be applied to the payment of the Bonds, such moneys shall be transferred by the Trustee to itself for the account of the Authority and shall then be so applied.

      (b)    Excess in Bond Fund. If at any time the amount in the Bond Fund exceeds the amount necessary to pay or redeem the Bonds in full, and all amounts owing or to be owing to the Trustee, the Authority, the Escrow Agent and the Bondowners under this Agreement have been paid or provided for to the satisfaction of the Trustee, the Authority, the Escrow Agent and the Bondowners, as the case may be, the excess, in the case of a subseries of Bonds the proceeds of which the Authority has loaned to the Borrower, shall be paid to the Borrower, and, in other cases, shall be paid to the Authority.

      (c)    Unclaimed Moneys. Except as may otherwise be required by applicable law, in case any moneys deposited with the Trustee for the payment of the principal of, or interest on, any Bond remain unclaimed for three years after such principal or interest has become due and payable, the Trustee, in the case of a subseries of Bonds the proceeds of which the Authority has loaned to the Borrower, may and upon receipt of a request of the Borrower will pay over to the Borrower the amount so deposited and thereupon the Trustee and the Authority shall be released from any further liability with respect to the payment of principal or interest and the owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Borrower as an unsecured creditor for the payment thereof.


      Section 3.03.  Application of Moneys. If available moneys are not sufficient on any day to pay all principal and interest on the Bonds then due or overdue, they shall, after payment of all other amounts owing to the Trustee and the Authority under this Agreement, be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due and second to the payment of principal without regard to the order in which the same became due, in each case pro rata among Bondowners. Whenever moneys are to be applied by the Trustee pursuant to this Section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall exercise such discretion it shall fix the date (which shall be the first day of a month unless the Trustee shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date. When only interest or a portion of the principal is to be paid on an overdue Bond, the Trustee may require presentation of the Bond for endorsement of the payment.

Section 3.04. Payments by the Escrow Agent and the Borrower.

(a) Debt Service and Purchase Price Payments.

      (i)    While the proceeds of a subseries are on deposit under the Escrow Agreement, the Escrow Agent, on or before each date specified by the Escrow Agreement, will pay to the Trustee for deposit in the related Subaccount of the Bond Fund the amount specified by the Escrow Agreement. The Borrower shall have no obligation with respect to the sufficiency or timeliness of such payments by the Escrow Agent.

      (ii)    From and after the effective date of the Loan Request Certificate relating to the subseries of the Bonds, the Borrower will pay to the Trustee for deposit in the related Subaccount of the Bond Fund at least two Business Days before each date on which any payment of principal of and interest on the Bonds shall become due, whether at maturity, upon redemption, upon acceleration or otherwise, an amount in funds available on such Bond payment date equal to the payment then coming due less the amount, if any, then in the Bond Fund and available to pay the same. At any time when any principal of the Bonds is overdue, the Borrower shall also have a continuing obligation to pay to the Trustee for deposit in the Bond Fund an amount equal to interest on the overdue principal, but the payments required under this Section shall not otherwise bear interest. The Borrower may make payments to the Bond Fund earlier than required by this Section, but such payments shall not affect the accrual of interest except to the extent that Bonds are prepaid. If at any time there are insufficient funds to pay or prepay principal of and interest on the Bonds when due, the Borrower shall supply the deficiency.

(iii) On the Escrow Mandatory Purchase Date with respect to a subseries of Bonds and under the circumstances described by Section 3.01(c)(iii),


the Escrow Agent will make the transfer to the Trustee required by Section 3.01(c)(iii) or Section 3.01(c)(iv)(3) in respect of the Purchase Price of such subseries. The Borrower shall have no obligation with respect to the sufficiency or timeliness of such payments by the Escrow Agent.

      (iv)    Not later than 1:30 p.m. on each Purchase Date (not including an Escrow Mandatory Purchase Date described by clause 3.04(a)(iii) above), the Borrower will pay to the Trustee for payment of the Purchase Price of the Bonds of a subseries the amount, if any, that, when added to the moneys on deposit in the related subaccount of the Remarketing Proceeds Account pursuant to Section 3.10(b) of Exhibit A will be sufficient timely to pay the Purchase Price of the Bonds tendered for purchase on such Purchase Date as provided by Section 3.06 of Exhibit A.

      (b)    Additional Payments. In addition to the payments required under Section 3.04(a)(ii) and (iv), the Borrower will pay to the Trustee, the Authority and the Bondowners when due all amounts owing to them respectively under this Agreement, including without limitation in the case of the Authority, the Authority's Service Charge and all other amounts which the Authority is entitled to receive hereunder as reimbursement or indemnity.

      Section 3.05.  Unconditional Obligation. The obligations of the Borrower hereunder, including the obligation of the Borrower to make all payments required of it under Section 3.04(a)(ii) and (iv), shall be unconditional and shall be binding and enforceable in all circumstances whatsoever as provided in the Act and shall not be subject to setoff, recoupment or counterclaim. As more fully provided by Section 3.01(a)(ii)(2), the payments required to be made with respect to Escrow Bonds under Section 3.04(a)(i) and Section 3.04(a)(iii) shall be nonrecourse to the Borrower and the Borrower shall have no obligation with respect thereto. The Borrower shall be obligated to make the payments required of it under Section 3.04(a)(ii) and (iv) whether or not the Project has come into existence or become functional and whether or not the Project has ceased to exist or to be functional to any extent and from any cause whatsoever. The Borrower shall be obligated to make such payments regardless of whether the Borrower is in possession or is entitled to be in possession of the Project or any part thereof.

      Section 3.06.  Redemption of the Bonds. The Bonds shall be subject to redemption prior to maturity under the circumstances, in the manner and subject to the conditions provided in this Section and in the form of Bonds. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date. Transfers and payments for the purpose of redeeming Bonds under this Agreement shall be made on behalf of the Authority, and the Authority hereby consents to any redemption of Bonds in accordance herewith. If less than all of the Bonds are to be redeemed, the Bonds to be redeemed shall be selected by the Trustee by lot or in any customary manner as determined by the Trustee. For this purpose each minimum Authorized Denomination of a Bond shall be treated as a separate Bond.

      (a)    Redemption Upon Certain Deposits Into Bond Fund. If moneys are transferred to the Bond Fund pursuant to Section 4.03, the same shall be used to the maximum extent possible to redeem Bonds in Authorized Denominations on the earliest


date permitted by the notice requirements of subsection (e) at their principal amounts, without premium, plus accrued interest to the redemption date without regard to Section 3.03; provided, however, that if the aggregate amount of such moneys to be so applied at any one time is less than the applicable minimum Authorized Denomination, such moneys (as well as amounts in excess of such minimum) shall be applied on the next Interest Payment Date to the payment of principal or interest on the Bonds then coming due. Any moneys held in the Bond Fund for redemption under this subsection shall be invested at a yield (as defined in IRC Section 148(f)) at or below the yield on the Bonds.

      (b)    Redemption Upon Determination of Taxability. The Bonds shall be redeemed as a whole within 15 days following receipt by the Trustee of written notice of the occurrence of a Determination of Taxability, at a redemption price equal to 100% of their principal amounts plus accrued interest to the redemption date.

      (c)    Redemption Upon Condemnation of Principal Assets. The Bonds (except for Escrow Bonds, if any, which shall not be subject to this redemption) are subject to redemption as a whole, or in part in Authorized Denominations, within 15 days following receipt by the Trustee of written notice from the Borrower that title to, or the temporary use of, all or substantially all of the Project, or any substantial part of the Capital Properties (as defined in Section 5.02 hereof) of the Borrower, has been taken under the exercise of the power of eminent domain by any governmental body or by any person, acting under governmental authority (or a bona fide sale in lieu of such taking has occurred). In such event, the Bonds shall be redeemed (i) if redeemed during any period during which the Bonds are not subject to optional redemption, at a redemption price equal to 101% of the principal amount of the Bonds plus accrued interest to the redemption date and (ii) if redeemed during any period during which the Bonds are subject to optional redemption, at the optional redemption price then applicable to the Bonds plus accrued interest to the redemption date.

(d) Optional Redemption. The Escrow Bonds are not subject to optional redemption. The Bonds other than the Escrow Bonds are subject to redemption at the option of the Borrower as follows:

      (i)    Optional Redemption of Commercial Paper Bonds. Bonds of a subseries in the Commercial Paper Mode are not subject to optional redemption prior to their respective Mandatory Purchase Dates pursuant to Section 3.02 hereof. Bonds of a subseries in the Commercial Paper Mode are subject to optional redemption at the written direction of the Borrower in whole, or in part in Authorized Denominations, on their respective Mandatory Purchase Dates (i.e., the day next succeeding the last day of their respective current Interest Periods) at a redemption price equal to 100% of the principal amount thereof to be redeemed.

      (ii)    Optional Redemption of Bonds in the Daily Mode or the Weekly Mode. Bonds of a subseries in the Daily Mode or the Weekly Mode are subject to optional redemption at the written direction of the Borrower, in whole, or in part in Authorized Denominations, on any date, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.


      (iii)    Optional Redemption of Bonds in the Auction Mode. Bonds of a subseries in the Auction Mode are subject to optional redemption at the written direction of the Borrower, in whole, or in part in Authorized Denominations, on the Business Day immediately following the end of an Auction Period, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

      (iv)    Optional Redemption of Bonds in the Term Rate Mode or the Fixed Rate Mode. The Subseries A Bonds in the Fixed Rate Mode are subject to optional redemption, at the written direction of the Borrower, in whole, or in part in Authorized Denominations, on any date on or after October 1, 2015, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. The Subseries B Bonds and the Subseries C Bonds, if converted to a different Term Rate Mode or to the Fixed Rate Mode, are subject to optional redemption at the written direction of the Borrower in whole, or in part in Authorized Denominations, on any date, at the times (measured from the Mode Change Date), and at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date:

Length of Term Rate Mode or Fixed Rate Mode	Redemption Dates and Prices

Greater than 10 years	At any time on or after the eighth anniversary of the Mode Change Date at 101% declining 1% annually to 100%

Greater than seven years and less than or equal to 10 years	At any time on or after the fifth anniversary of the Mode Change Date at 101% declining 1% annually to 100%

Greater than five years and less than or equal to seven years	At any time on or after the fifth anniversary of the Mode Change Date at 100%

Equal to or less than five years	Not redeemable

      The Borrower, in connection with a change to a Term Rate Mode or a Fixed Rate Mode, may specify in the notice required by Section 2.07(a)(i) or Section 2.08(c)(ii) of Exhibit A with respect to the Term Rate Mode or by Section 2.07(b) or Section 2.08(d)(ii) of Exhibit A with respect to the Fixed Rate Mode redemption prices and periods other than those set forth above for Bonds not then called for redemption; provided, however, that such notice shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Authority, the Trustee, and the Remarketing Agent.


      (e)    Special Redemption. The Bonds (except for the Escrow Bonds, if any, which shall not be subject to this redemption) are subject to special redemption at the written direction of the Borrower as a whole at any time at their principal amounts plus accrued interest to the redemption date following the occurrence of any of the following events:

      (i)    the Project shall have been damaged or destroyed to such extent that, in the Borrower's judgment, (A) it cannot be reasonably restored within a period of 12 months to substantially the same condition existing immediately preceding such damage or destruction, (B) the normal operations of the Project will thereby be prevented for a period of 12 months or more, or (C) the cost of restoration thereof would exceed by $100,000 the net proceeds of insurance carried thereon, plus amounts deductible under such insurance; or

      (ii)    any federal, state or local body exercising governmental or judicial authority shall have taken any action which results in unreasonable burdens or excessive liabilities, including without limitation taxes not presently levied, with respect to the Project or the ownership or operation thereof which in the Borrower's judgment render the Project impractical or uneconomic or if, in each case, as a result the Project is rendered unusable by the Borrower or is abandoned by the Borrower.

      (f)    Notice of Redemption. To cause Bonds to be redeemed pursuant to Section 3.06(a), (b), (c), (d) or (e), the Borrower shall furnish to the Trustee and the Authority a written direction specifying the principal amount of Bonds to be redeemed (if all Bonds are not required to be redeemed) and an appropriate redemption date which allows the Trustee sufficient time to provide the Bondholders with any required notice (and, in the case of a redemption pursuant to Section 3.06(e), certifying as to the occurrence of the applicable event described in Section 3.06(e) on which such redemption is based). Such notice shall be given to the Trustee not less than five Business Days prior to the date notice of redemption must be given by the Trustee to the Owners of the Bonds to be redeemed as provided in the next succeeding paragraph (unless the Borrower and the Trustee shall agree to a shorter period).

      Except as otherwise provided herein, notice of redemption shall be given by mail by the Trustee to the Authority, the Remarketing Agent, the Auction Agent and the Owners of any Bonds of a subseries designated for redemption in whole or in part at the addresses shown on the registration books not less than 15 days (30 days if the Bonds of such subseries to be redeemed are in the Term Rate Mode or the Fixed Rate Mode), nor more than 60 days prior to the redemption date.

      When Bonds are to be redeemed, the Trustee shall give notice as provided in the form of Bond in the name of the Authority. Each notice of redemption shall state the redemption date, the redemption price, the place of redemption and manner of payment, the principal amount, the subseries of Bonds and, if less than all of the Bonds of a subseries are to be redeemed, the distinctive numbers (including CUSIP numbers) of the Bonds of the subseries to be redeemed, and that on said date there will become due and


payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon to the redemption date and the premium, if any, thereon (such premium to be specified) and that thereafter interest ceases to accrue and that the holders of said Bonds shall cease to be entitled to any lien, benefit or security hereunder.

      Section 3.07.  Purchase of Bonds in Lieu of Redemption. When Bonds are called for redemption pursuant to Section 3.06(d)(i), (ii), (iii) or (iv), or, but only with the prior written approval of the Bond Insurer, Section 3.06(c), the Borrower may purchase some of or all of the Bonds called for redemption if it (or the Remarketing Agent) gives a written notice by Electronic Means to the Trustee, the Remarketing Agent and the Auction Agent, if applicable, not later than the day before the redemption date that it wishes to purchase the Bonds, the principal amount of which is specified in the notice at a Purchase Price equal to the redemption price, and furnishes the Trustee sufficient remarketing proceeds (or as otherwise permitted in Exhibit A) in sufficient time for the Trustee to make the purchase on the redemption date. The Trustee will purchase the Bonds pursuant to this Section only as provided in Exhibit A. Any such purchase of Bonds by the Borrower shall not be deemed to be a payment or redemption of the Bonds or any portion thereof and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

Section 3.08. Investment of Moneys in Funds.

      (a)    Investment. The proceeds of the Subseries B Bonds and the Subseries C Bonds shall be invested as provided by the Escrow Agreement and Section 3.01(a)(ii)(2) until the respective Escrow Mandatory Purchase Dates, which escrow investments are hereby determined to be Permitted Investments. Pending their use under this Agreement, moneys in the Bond Fund and Project Fund, including the proceeds of the Subseries A Bonds deposited in the Bond Fund and Project Fund on the Issue Date and the proceeds of the Subseries B Bonds and Subseries C Bonds deposited in the Project Fund on the respective Escrow Mandatory Purchase Dates, shall be invested by the Trustee, upon the written direction of the Borrower, in one or more Permitted Investments described in subsection (b), with maturities or subject to redemption or put at the option of the Trustee at or before the time when such moneys are required to be available if no Event of Default known to the Trustee then exists. If an Event of Default known to the Trustee exists, the Trustee may, but shall be under no obligation to make any such investment, but its holding and investment of such moneys shall be subject to such actual or imputed yield restrictions as Bond Counsel may determine are necessary to preserve the exemption of interest on the Bonds from federal income taxation. Any interest realized on, and any profit realized upon the sale or other disposition of, investments in the Bond Fund and the Project Fund shall be credited to the Bond Fund or the Project Fund, as the case may be, and any loss shall be charged thereto. The Trustee shall have no liability for any loss on any such investment made pursuant to direction of the Borrower as provided above, and shall be under no duty to invest funds held hereunder in the absence of such written investment instructions from the Borrower as provided above.


(b) Permitted Investments. Permitted Investments are (in addition to the escrow investment as provided by clause (a) of this Section):

(i) obligations issued or guaranteed by the United States;

      (ii)    dollar-denominated certificates of deposit of, banker's acceptances drawn on and accepted by and interest-bearing deposit accounts of a bank or trust company organized in the United States which has a rating on its short-term certificates of deposit on the date of purchase of "A-1" or "A-1+" by Standard & Poor's Ratings Group ("S&P") and "P-1" by Moody's Investors Services, Inc. ("Moody's") and which mature within 360 days of their date of purchase;

(iii) investment agreements, repurchase agreements or other forms of investment approved in writing by the Bond Insurer;

(iv) commercial paper rated at least "A-1+" by S&P and "P-1" by Moody's at the time of the acquisition thereof and maturing within 270 days after the acquisition thereof; and

(v) shares of any so-called money market fund that rated "AAAm" or "AAAm-G" or better by S&P;

provided, however, that permitted investments shall not include the following investments except to the extent that the Trustee is advised by Bond Counsel that such investment would not result in a "prohibited payment," as defined in applicable regulations under Section 103(c)(6) of the Internal Revenue Code of 1954 or other applicable regulations:

      (A)    obligations issued or guaranteed by the United States or any agency of the United States, certificates of deposit and banker's acceptances, in each case with yields lower than the yield available on comparable obligations offered by the United States Treasury;

(B) interest-bearing bank accounts exceeding an aggregate amount of $25,000 at any time, taking into account all funds invested under this Agreement; and

(C) repurchase agreements and shares of any money market fund which has more than 10% of its assets invested in repurchase agreements.

Any investment may be purchased from or through the Trustee (or any of its affiliates) or any Bondowner or any affiliate of any of them.

      Section 3.09.  Tax-exempt Status of Bonds. The Borrower will perform its obligations and agreements contained in the Tax Regulatory Agreement as if they were set forth herein. The Authority will cooperate with the Bondowners to the extent deemed necessary or permitted by


law in the opinion of Bond Counsel to the Authority in order to preserve the tax-exempt status of the Bonds.

      Section 3.10.  Rebate. A Rebate Fund (and therein a "Rebate Income Account" and a "Rebate Principal Account") is hereby established with the Trustee for the account of the Borrower. The Borrower covenants to pay when due any rebate due to the United States under IRC Section 148(f) in accordance with the requirements set out by the Tax Regulatory Agreement. The Trustee shall not be responsible for compliance by the Borrower with the requirements of IRC Section 148(f).

      Section 3.11.  Bond Insurance Payment Procedures. As long as the Bond Insurance Policy shall be in full force and effect, the Borrower, the Trustee and any Paying Agent agree to comply with the following provisions:

      (a)    At least one day prior to any date on which principal or interest is due on the Bonds the Trustee will determine whether there will be sufficient funds in the Bond Fund to pay the principal of or interest on the Bonds on such date. If the Trustee determines that there will be insufficient funds in such Fund, the Trustee shall so notify the Bond Insurer. Such notice shall specify the amount of the anticipated deficiency, the Bonds to which such deficiency is applicable and whether such Bonds will be deficient as to principal or interest, or both. If the Trustee has not so notified the Bond Insurer at least one day prior to a payment date, the Bond Insurer will make payments of principal or interest due on the Bonds on or before the first day next following the date on which the Bond Insurer shall have received notice of nonpayment from the Trustee.

      (b)    The Trustee or Paying Agent shall, after giving notice to the Bond Insurer as provided in (a) above, make available to the Bond Insurer and, at its direction, to The Bank of New York Trust Company, as insurance trustee for the Bond Insurer or any successor insurance trustee (the "Insurance Trustee"), the registration books maintained by the Trustee or Paying Agent, and the Trustee and the Authority will provide all records relating to the funds maintained under this Agreement.

      (c)    The Trustee or Paying Agent shall provide the Bond Insurer and the Insurance Trustee with a list of registered owners of Bonds entitled to receive principal or interest payments from the Bond Insurer under the terms of the Bond Insurance Policy and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of Bonds entitled to receive full or partial interest payments from the Bond Insurer and (ii) to pay principal upon Bonds surrendered to the Insurance Trustee by the registered owners of Bonds entitled to receive full or partial principal payments from the Bond Insurer.

      (d)    The Trustee shall, at the time of notice to the Bond Insurer pursuant to (a) above, notify registered owners of Bonds entitled to receive the payment of principal or interest thereon from the Bond Insurer (i) as to the fact of such entitlement, (ii) that the Bond Insurer will remit to them all or a part of the interest payments next coming due upon proof of Bondholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the


registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Bond Insurer, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of the Bond Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, and (iv) that should they be entitled to receive partial payment of principal from the Bond Insurer, they must surrender their Bonds for payment thereon first to the Trustee or Paying Agent, who shall note on such Bonds the portion of the principal paid by the Trustee or Paying Agent, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

      (e)    In the event that the Trustee or Paying Agent has notice that any payment of principal of or interest on a Bond which has become due for payment and which is made to a Bondowner has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Bond Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee or Paying Agent and subsequently recovered from registered owners and the dates on which such payments were made.

      (f)    In addition to those rights granted the Bond Insurer under this Agreement, the Bond Insurer shall, to the extent it makes payment of principal of or interest on Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Bond Insurance Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past-due interest, the Trustee or Paying Agent, if any, shall note the Bond Insurer's rights as subrogee on the registration books maintained by the Trustee or Paying Agent upon receipt from the Bond Insurer of proof of the payment of interest thereon to the registered owners of the Bonds, and (ii) in the case of subrogation as to claims for past-due principal, the Trustee or Paying Agent shall note the Bond Insurer's rights as subrogee on the registration books maintained by the Trustee or Paying Agent upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

Section 3.12. Rights of Bond Insurer.

      (a)    Notwithstanding Section 6.03, for so long as the Bond Insurance Policy shall be in full force and effect, the Bonds shall not be subject to acceleration upon the occurrence of an Event of Default without the prior written consent of the Bond Insurer.

(b) For so long as the Bond Insurance Policy shall be in full force and effect, the Trustee shall promptly give notice to the Bond Insurer at its address as specified in

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this Section of the occurrence of any Event of Default as defined in Section 6.01 of which it has knowledge or the occurrence of any event of which it has knowledge which, with the passage of time, would become an Event of Default.

      (c)    To the extent that this Agreement confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Agreement, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Authority, the Borrower, the Trustee, the Bond Insurer, the Paying Agent and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Agreement contained by and on behalf of the Authority or the Borrower shall be for the sole and exclusive benefit of the Authority, the Borrower, the Trustee, the Bond Insurer, the Paying Agent and the registered owners of the Bonds.

      (d)    Any provision of this Agreement expressly recognizing or granting rights in or to the Bond Insurer may not be amended in any manner which affects the rights of the Bond Insurer hereunder without the prior written consent of the Bond Insurer.

      (e)    The Trustee or Paying Agent may be removed at any time, at the request of the Bond Insurer, for any breach of the trust set forth herein. The Bond Insurer shall receive prior written notice of any Trustee or Paying Agent resignation. Any successor Paying Agent, if applicable, shall not be appointed unless the Bond Insurer approves such successor in writing. Notwithstanding any other provision of this Agreement, no removal, resignation or termination of the Trustee or Paying Agent shall take effect until a successor, acceptable to the Bond Insurer, shall be appointed. The Bond Insurer's consent shall be required for removal of the Trustee or Paying Agent and selection and appointment of any successor trustee or paying agent.

      (f)    For as long as the Bond Insurance Policy shall be in full force and effect, the registration books maintained by the Trustee or Paying Agent shall be available at any reasonable time to the Bond Insurer and its designated agent for inspection and copying.

      (g)    Notwithstanding anything in this Agreement to the contrary, for so long as the Bond Insurance Policy shall be in full force and effect and provided that the Bond Insurer shall not have defaulted on its obligations under the Bond Insurance Policy, (i) the Bond Insurer shall be deemed to be the sole owner of all Bonds, for all purposes of Article VI, Section 7.01(d) and Section 8.02(b) of this Agreement, (ii) the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Trustee, and (iii) the Bond Insurer shall be deemed to be the sole owner of all Bonds at all times for the purpose of giving consent when consent of the Bondowners is required by this Agreement, other than for the purpose of making amendments which, pursuant to Section 10.01 of this Agreement, require the consent of the individual owners of each Bond which would be affected by such change.

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      (h)    Any reorganization or liquidation plan with respect to the Borrower must be acceptable to the Bond Insurer. In the event of any reorganization or liquidation, the Bond Insurer shall have the right to vote on behalf of all Bondowners absent a default by the Bond Insurer under the Bond Insurance Policy.

      (i)    The provisions contained in this Section and the Bond Insurer's rights to consents, approvals and waivers, but not its rights to receive notices, shall be suspended during the continuation of any of the following: (i) a Bond Insurer Event of Insolvency, except to the extent of payments made by the Bond Insurer under the Bond Insurance Policy which are not voidable preferences; or (ii) continuing failure of the Bond Insurer to pay in accordance with the Bond Insurance Policy.

(j) The Trustee shall not take the Bond Insurance Policy into account when determining whether the Bondowners are adversely affected or benefited by actions taken under this Agreement.

      (k)    The Bond Insurer shall be furnished with information or given notice, addressed to it at Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004 (Attention: Surveillance Department-Utilities), or such other address as it shall have furnished to the person giving notice, as follows:

(i) The Borrower shall furnish:

(A) as soon as practicable after the filing thereof, a copy of any annual or quarterly financial statement of the Borrower and a copy of any annual audit and annual report of the Borrower; and

(B) such additional information it may reasonably request.

      (ii)    The Trustee shall notify the Bond Insurer of any failure of the Borrower to provide notices, certificates and other information required to be provided by the Borrower hereunder, and shall furnish to the Bond Insurer a copy of any notice to be given to the registered owners of the Bonds, including, without limitation, notice of any redemption of or defeasance of the Bonds, any Mode Change Notice and any certificate rendered pursuant to this Agreement relating to the security for the Bonds.

      (iii)    The Borrower will permit the Bond Insurer to discuss the affairs, finances and accounts of the Borrower or any information the Bond Insurer may reasonably request regarding the security for the Bonds with appropriate officers of the Borrower. The Trustee, the Authority or the Borrower, as appropriate, will permit the Bond Insurer to have access to the Project and have access to and to make copies of all books and records in their respective control relating to the Bonds at any reasonable time.

      (iv)    The Bond Insurer shall have the right to direct an accounting at the Borrower's expense, and the Borrower's failure to comply with such direction within thirty (30) days after receipt of written notice of the direction from the


Bond Insurer shall be deemed a default hereunder; provided, however, that if compliance cannot occur within such period, then such period will be extended so long as compliance is begun within such period and diligently pursued, but only if such extension would not materially adversely affect the interests of any registered owner of the Bonds.

      (v)    Notwithstanding any other provision of this Agreement, the Trustee shall immediately notify the Bond Insurer if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any Event of Default known to the Trustee hereunder.

(vi) The Bond Insurer shall be included as a party to be notified under the Continuing Disclosure Agreement.

      (l)    The Borrower must maintain a liquidity facility with terms, and from a provider, acceptable to the Bond Insurer as a condition to a conversion to or being in any Interest Mode that obligates the Borrower to pay the Purchase Price of the Bonds upon the mandatory tender thereof if remarketing proceeds are insufficient for such purpose.

      (m)    The Escrow Agreement shall not be repealed, revoked, rescinded, altered, amended or supplemented in whole or in part, nor shall any of its provisions be waived by any party thereto, without the prior written consent of the Bond Insurer.

      Section 3.13.  Continuing Disclosure. The Borrower and the Trustee hereby covenant and agree that each will comply with and carry out all of the provisions of the Continuing Disclosure Agreement applicable to it. The Authority shall have no liability to the owners of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Agreement, failure of the Borrower or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default; however, the Trustee may (and at the request of the owners of at least 25% aggregate principal amount of Outstanding Bonds, shall), or any owner (including a Beneficial Owner) of Bonds may, seek specific performance of the Borrower's obligations to comply with its obligations under the Continuing Disclosure Agreement or this Section 3.13 and not for money damages in any amount.

ARTICLE IV

THE PROJECT

      Section 4.01.  Project Fund. A Project Fund is hereby established with the Trustee for the account of the Borrower. The Borrower shall be deemed to have executed and delivered a Loan Request Certificate with respect to the Subseries A Bonds on the Issue Date, whereupon the proceeds thereof (except accrued interest, if any, which shall be deposited in the Bond Fund, and $187,500 in respect of the Authority's Service Charge and $294,124.05 in respect of the Bond Insurance Policy premium, which shall be paid directly to the Authority and the Bond Insurer, respectively, from the proceeds of the Subseries A Bonds) shall be deposited in the


Project Fund. Upon the execution and delivery by the Borrower of Loan Request Certificates with respect to the Subseries B Bonds and the Subseries C Bonds, respectively, the proceeds of the sale of the Subseries B Bonds and the Subseries C Bonds, as the case may be (except accrued interest, if any, which shall be deposited in the Bond Fund on the Issue Date), shall be promptly transferred, together with investment earnings thereon, by the Escrow Agent to the Trustee and deposited in the Project Fund (except as otherwise provided by Section 3.01(a)(iv)) and shall constitute the loan of the proceeds of such subseries by the Authority to the Borrower. The Borrower shall have no repayment obligation with respect to the proceeds of any subseries of the Bonds that are Escrow Bonds until the proceeds of such subseries have been loaned to the Borrower and deposited in the Project Fund. The moneys in the Project Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided in this Agreement, shall be applied by the Trustee solely to the payment or reimbursement of Project Costs in accordance with Section 4.02.

      Section 4.02.  Disbursements From Project Fund. The Trustee will pay from the Project Fund established under Section 4.01 upon and as directed by written instructions of the Borrower, the costs of issuing the Bonds, including the fees and expenses of Bond Counsel and the Authority and any recording or similar fees, and the fees and expenses of the Trustee in connection with the issue of the Bonds and interest on the Bonds not otherwise provided for incurred prior to the completion of the Project in accordance with this Agreement. Other disbursements from the Project Fund shall be made by the Trustee to pay directly or to reimburse the Borrower for Project Costs or indebtedness incurred to pay Project Costs, as directed by requisitions signed on behalf of the Borrower by the Borrower Representative setting forth the amount of the payment or reimbursement due, the nature of the goods or other property or services received in reasonable detail, and the name and address of the person to whom payment or reimbursement is due. Each requisition shall include a certificate signed on behalf of the Borrower by the Borrower Representative that (a) after giving effect to the payment of the requisition, the use of all funds disbursed from the Project Fund complies with the limitations contained in the Tax Regulatory Agreement; (b) such payment or reimbursement is for Project Costs and the obligations have not been the basis for a prior requisition which has been paid; (c) no Event of Default hereunder and no event or condition which, after notice or lapse of time or both, would become an Event of Default hereunder, exists; and (d) the payment or reimbursement requested by the requisition is due for work actually performed or materials or property actually supplied prior to the date of the requisition.

      Section 4.03.  Certificate of Completion. Completion of the Project shall be evidenced by the filing with the Trustee of a certificate signed by the Borrower Representative stating that the Project has been substantially completed and paid for. The date of filing of such certificate shall be treated as the close of a "Rebate Year" for purposes of Section 3.10. The balance, if any, in the Project Fund after any transfer to the Rebate Fund required by Section 3.10 shall be transferred to the Bond Fund to be applied in accordance with Section 3.06(a).

      Section 4.04.  Carrying Out the Project. The Borrower will diligently carry out the Project. Contracts for carrying out the Project and purchases in connection therewith shall be made by the Borrower in its own name. To the extent that the Project Fund is insufficient to complete the Project, the Borrower shall use its best efforts to complete the Project at its own expense.

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      Section 4.05.  Compliance With Law. In the maintenance, improvement and operation of the Project, the Borrower will comply in all material respects with all applicable building, zoning, subdivision, environmental protection, sanitary and safety and other land use laws, rules and regulations and will not permit any nuisance thereon. It shall not be a breach of this section if the Borrower fails to comply with such laws, rules and regulations during any period in which the Borrower shall in good faith be diligently contesting the validity thereof.

      Section 4.06.  Disposition. Without the prior written consent of the Trustee and the Authority, the Borrower will not sell, lease or otherwise dispose of, or place any other person in possession of, the real property included in the Project or any portion thereof or interest therein or make any material change in the purposes for which the Project is used.

      Section 4.07.  Current Expenses. The Borrower will pay all costs and expenses of operation, maintenance and upkeep of the Project, including, without limitation, all taxes, excises and other governmental charges lawfully levied thereon or with respect to the Borrower's interest therein or use thereof. It shall not be a breach of this Section if the Borrower fails to pay any such taxes or charges during any period in which the Borrower shall in good faith be diligently contesting the validity or amount thereof, unless the procedures applicable to such contest require payment thereof and proceedings for their refund or abatement.

      Section 4.08.  Repair. The Borrower will keep the Project in good order, repair and condition, damage from casualty expressly not excepted, and not permit or commit waste thereon. The Borrower may at its own expense alter, remodel or improve the Project, provided that such alteration or remodeling shall not damage the basic structure thereof or materially decrease its value or cause the Project to violate zoning or other land use restrictions in any material respect.

Section 4.09. Insurance.

      (a)    Coverage. The Borrower will maintain insurance against liability for injuries to and death of persons in the minimum amount of $1,000,000 per occurrence and for damages to property in the minimum amount of $500,000 per occurrence. Any such policy may exclude the first $25,000 of loss so that the Borrower is its own insurer to that extent. Substitutions for or omissions from the required coverage may be made with the consent of the Trustee.

      (b)    Policies. A duplicate copy or certificate of each policy of insurance shall be furnished to the Trustee and, at its request, to the Authority. All insurance carried under this Section shall be in the appropriate New Hampshire standard form and shall be with responsible and reputable companies authorized to transact business in New Hampshire reasonably satisfactory to the Trustee. The parties acknowledge that the Borrower's insurers as of the date of this Master Agreement are satisfactory. All policies of insurance shall contain a provision forbidding cancellation of such insurance by either the carrier or the insured until at least 15 days after written notice of the proposed cancellation is given to the Trustee; and when any insurance is to expire other than by cancellation, the duplicate or certificate of the new policy shall be furnished to the Trustee at least 20 days before such expiration date.

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      Section 4.10.  Right of Access to the Project. The Authority and the Trustee and their respective duly authorized agents shall have the right at all reasonable times upon reasonable notice to enter upon the Project for the purpose of inspection or to carry out their powers hereunder.

      Section 4.11.  Condition of the Project. The Borrower acknowledges that it is fully familiar with the physical condition of the Project and is not relying on any representation of any kind by any other party hereto or any Bondowner as to the nature or the condition thereof. No other parties hereto nor any Bondowner shall be liable to the Borrower or to any other person for any latent or patent defect in the Project.

ARTICLE V

COVENANTS OF THE BORROWER

      Section 5.01.  Amendment. The provisions of this Article V may be amended by the Borrower and the Trustee (with the consent of the Bondowners if required by Section 10.01) without the consent of the Authority.

Section 5.02. Special Definitions. For the purposes of this Article V, the following terms have the following meanings unless the context otherwise requires:

      (a)    "Capital Properties" means all tangible property of the Borrower used or useful in the Borrower's business as a water company, including construction work in progress, and which are properly chargeable to the capital account of the Borrower in conformity with any applicable rules and regulations of government authorities having jurisdiction, as shown on the books of the Borrower.

      (b)    "Deposited Cash" means all amounts on deposit from time to time in a bank account of the Borrower with BankNorth, National Association, of Concord, New Hampshire, which account is separate from all other bank accounts of the Borrower, maintained for the benefit of the holders of Funded Debt of the Borrower, from which account withdrawals may be made by the Borrower only when the sum of 60% of its Net Amount of Capital Properties and its Deposited Cash remaining after such withdrawal shall equal or exceed its Funded Debt outstanding immediately after such withdrawal after giving effect to any application of the cash so withdrawn to said Funded Debt.

      (c)    "Earnings Available for Interest" means the excess of the sum of the operating revenues of the Borrower and its net nonoperating revenues over the sum of all operating expenses, including taxes (except any allowance for income, excess profits and other taxes measured by or dependent on net taxable income for the period for which the earnings are being computed) and including adequate and reasonable allowances for maintenance and depreciation as charged by the Borrower (not in any case less than the amount required to be charged therefor pursuant to Section 5.04(d)).

      (d)    "Funded Debt" means debt maturing, or which the Borrower has a right to extend or renew so that it will mature, more than 12 months after it first became debt of the Borrower, including the Bonds as well as the present value (discounted future value)

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of all future rentals and lease payments under lease agreements with final terms of over three years' duration to the extent that such discounted future value exceeds 25% of the sum of preferred stock capital, common stock capital and all surplus accounts. "Debt" shall not include accounts payable, customers' deposits and advances, accrued wages and similar obligations incurred in the ordinary course of business.

      (e)    "Net Amount of Capital Properties" means the amount of Capital Properties minus the amount of depreciation or retirement reserve applicable thereto as shown by the books of the Borrower. It shall be calculated as of the end of the last preceding quarter and shall reflect amounts as recorded or required to be recorded on the books of the Borrower in accordance with applicable rules and regulations of governmental authorities having jurisdiction or, in the absence thereof, generally accepted accounting principles.

      (f)    "Short-Term Debt" means all debt other than Funded Debt maturing, whether by renewal or otherwise, not more than 12 months after it first became the debt of the Borrower, excluding accounts payable, customers' deposits and advances, accrued wages and similar obligations incurred in the ordinary course of business.

      Section 5.03.  Merger or Consolidation. The Borrower agrees that it will not become a party to any merger or consolidation unless (i) (A) the prepayment of the principal of and interest of the Bonds shall occur concurrently with said merger or consolidation, or (B) the Bonds are no longer deemed Outstanding under this Agreement, or (ii) such merger or consolidation is with a water utility and (A) for 12 consecutive months out of the 15 months next preceding the merger or consolidation, the combined Earnings Available for Interest of the companies which are parties to the merger or consolidation shall have been at least one and one-half times the annual amount of interest which the resulting or continuing corporation will be obligated to pay on account of Funded Debt after the merger or consolidation is effected and (B) the merger or consolidation shall not result in the resulting or continuing corporation having an amount of Funded Debt which is in excess of the sum of Deposited Cash and 60% of the Net Amount of Capital Properties, or its having outstanding any Funded Debt which the Borrower would not have been permitted to incur immediately prior to the transaction, or (iii) such merger or consolidation is with a water utility and (A) the Trustee on behalf of the Bondowners would in connection therewith receive, as security for the Bonds, bonds of the resulting corporation under a mortgage creating a lien on substantially all of the Capital Properties of said resulting corporation, which bonds and mortgage shall contain provisions comparable to the provisions of the Bonds (allowing for appropriate adjustments in form and substance to reflect the different nature of the securities), (B) for 12 consecutive months out of the 15 months next preceding the merger or consolidation, the combined Earnings Available for Interest of the companies which are parties to the merger or consolidation shall have been at least one and one-half times the annual amount of interest which the resulting or continuing corporation will be obligated to pay on account of Funded Debt after the merger or consolidation is effected, and (C) the merger or consolidation shall not result in the resulting corporation having an amount of Funded Debt which is in excess of the sum of Deposited Cash and 60% of its Net Amount of Capital Properties.

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Section 5.04. Other Covenants. The Borrower agrees that it will:

      (a)    Not make any investments in securities of any corporation or make any advance, extend credit or issue any guaranty to any corporation, firm or individual, except among affiliates and except in the ordinary course of business.

      (b)    Not sell, lease, transfer or otherwise dispose of any of the Capital Properties other than property no longer used or useful in the conduct of the business of the Borrower, if thereby the Funded Debt of the Borrower at the time outstanding will exceed the sum of Deposited Cash and 60% of its Net Amount of Capital Properties after giving effect to the application of the proceeds of such sale, lease, transfer or other disposition except (i) where the Borrower is a party to merger or consolidation pursuant to Section 5.03 or (ii) where the Borrower shall sell, lease, transfer or otherwise dispose of substantially all of the Net Amount of its Capital Properties and payment or prepayment of the principal of and interest of Bonds then outstanding is concurrently provided for.

(c) Not change the general nature of its business nor make any sale or disposition of Capital Properties which will materially adversely affect the operation of its water business.

      (d)    Annually, as an operating expense, provide for depreciation of its properties and record the same on its books in an amount computed at a rate acceptable to the New Hampshire Public Utilities Commission, but in any event equal to not less than 1 1/4% of its depreciable properties as of the preceding December 31; provided, however, that any such provisions made subsequent to December 31, 1985, in excess of the amount required under the provisions of this subsection in the year in which made, to the extent that it is determined such excess provision was unnecessary in accordance with generally accepted accounting principles, may be applied toward satisfying any requirement of this subsection in respect of any calendar year succeeding the calendar year in which made.

      (e)    Not declare or pay any dividends or make any distributions on any shares of its common stock or purchase, acquire or otherwise retire for a consideration any shares of its common stock, if immediately thereafter its net worth would be less than $4,500,000. "Net worth" means the excess of assets over all liabilities (including liabilities with respect to the Bonds) as determined by generally accepted accounting principles consistently applied.

Section 5.05. Liens.

      (a)    The Borrower agrees that it will not pledge or place or suffer to exist any mortgage or other encumbrance or lien of any kind upon Capital Properties or any part thereof, except (i) encumbrances permitted by subsection (b) below, (ii) a mortgage securing its first mortgage bonds as provided in Section 5.07, and (iii) purchase money or construction mortgages or security interests, or mortgages or security interests existing on the Capital Properties at the time of acquisition thereof, or created for the purpose of financing such acquisition, and renewals or replacements of such mortgages or security

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interests, provided that (x) no such mortgage or security interest shall affect any Capital Properties other than those being so acquired or constructed, (y) the indebtedness being secured by such mortgage or security agreement shall not exceed 60% of the cost to the Borrower of such acquisition or construction and (z) the total indebtedness being secured by such mortgages and security agreements at any one time shall not exceed $2,000,000.

      (b)    Subsection (a) shall not apply to (i) liens for taxes payable without penalty or interest or being contested in good faith and for which the Borrower has provided an adequate reserve by proper charges to income or earned surplus; (ii) mechanics' liens and similar liens incurred in the ordinary course of business to secure debts of the Borrower not yet due; (iii) attachments against which the Borrower is adequately covered by insurance or which are discharged within 60 days from the making thereof and liens of judgments or awards adequately covered by insurance or which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which an appeal or proceedings for review are pending and a stay of execution shall have been secured pending such appeal or review; provided, however, that such attachments, judgments or awards do not exceed in the aggregate the amount of $1,000,000; and (iv) other encumbrances which in the aggregate do not materially detract from the value of said properties and assets or materially impair their use in the operation of the business.

Section 5.06. Borrowings.

      (a)    The Borrower agrees that it will not create, issue, incur, assume or guarantee (i) any Short-Term Debt if thereby as of the date of such creation, issuance, incurring, assumption or guarantying the sum of Short-Term Debt and Funded Debt of the Borrower will exceed 65% of the sum of its Short-Term Debt, its Funded Debt and its capital stock and all surplus accounts (which term here and elsewhere herein includes the retained earnings account), unless any Short-Term Debt in excess of said 65% is subordinated to the Bonds as to claims for the payment of principal and interest thereunder (the limitations imposed by this subsection are not to apply to any renewal or extension of Short-Term Debt of the Borrower which was not in excess of said 65% when originally issued and such limitations to terminate upon the securing of the Bonds with first mortgage bonds pursuant to Section 5.07; (ii) any Funded Debt (A) if thereby the total outstanding Funded Debt of the Borrower will exceed the sum of its Deposited Cash and 60% of its Net Amount of Capital Properties and (B) unless Earnings Available for Interest shall equal for at least 12 consecutive months of the 15 months next preceding the creation of any debt, one and one-half times all amounts of interest for which the Borrower will annually thereafter be obligated on account of Funded Debt, including the Funded Debt thereafter to be outstanding.

(b) The Bonds shall be ranked equally with other Funded Debt. Subject to Sections 5.05 and 5.07, no Funded Debt which is senior to the Bonds shall be issued so long as the Bonds are Outstanding.

Section 5.07. First Mortgage Bonds. The Borrower, at its option, may at any time secure the Bonds with first mortgage bonds of the Borrower of a like principal amount, bearing

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interest at the same rate and maturing on the same date as the Bonds and registered in the name of and delivered to the Trustee, provided that the Borrower shall, prior to or at the time of such securing enter into an indenture of mortgage with a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and authorized to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000 and having its principal office in the city of Nashua or Manchester, New Hampshire or Boston, Massachusetts or Portland, Maine, as trustee for the holders of said bonds, which indenture shall convey to such trustee a first mortgage lien in substantially all of the Capital Properties of the Borrower as security for the payment of the bonds and the performance by the Borrower of its obligations under the indenture. The first mortgage bonds and indenture of mortgage shall contain terms and covenants substantially the same as the Bonds and this Agreement, respectively (allowing for differences in form and minor substance and with appropriate adjustments to reflect the different nature of the securities), shall be in such form and contain such provisions as are acceptable to the Trustee and as are customary for first mortgage bonds issued by corporations in the water utility industry and shall not restrict the Borrower in the operation of its business to any substantially greater extent than the Borrower is so restricted by the provisions of this Agreement and of the Bonds. Without limiting the generality of the foregoing, (i) the indenture of mortgage shall permit the issuance of additional first mortgage bonds thereunder, equally and ratably secured by the lien thereof, to the same extent as the Borrower was permitted to issue Funded Debt by the terms of this Agreement and the Bonds, and shall not limit the creation by the Borrower of indebtedness other than first mortgage bonds; and (ii) the indenture shall not prohibit liens on Capital Properties of the Borrower junior to the lien of said indenture. Notwithstanding anything herein to the contrary, the Borrower may not issue or permit to remain outstanding any first mortgage bonds unless the Bonds are fully secured by same.

      (a)    The Borrower shall give at least 30 days' written notice to the Trustee, by registered or certified mail, of the effective date of such securing of Bonds with first mortgage bonds, specifying the effective date.

      (b)    Prior to or on the effective date of the issue of first mortgage bonds, and as a condition to the effectiveness of such issue, the indenture of mortgage shall be duly recorded, and financing statements shall be duly filed in respect thereof, to the extent required by law to perfect the lien of the mortgage in the Capital Properties, and the Borrower shall deliver to the trustee for the first mortgage bonds and the Trustee an opinion of counsel (who may be counsel to the Borrower) satisfactory to the Trustee as to the validity and binding effect of the first mortgage bonds and indenture of mortgage and the title of the Borrower to its Capital Properties free and clear of all encumbrances except those permitted by the indenture.

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ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01. Events of Default. "Event of Default" in this Agreement means any one of the following events:

      (a)    Debt Service. (i) In the case of Escrow Bonds, any principal of or interest on any Escrow Bond shall not be paid, and (ii) in the case of all other Bonds, any principal of or interest on any Bond shall not be paid or the Borrower shall fail to make any payment or prepayment required under Section 3.04(a)(ii) or Section 3.06, in the case of interest within three days after the same becomes due and payable, and in each other case on the day on which the same becomes due and payable, whether at maturity, by acceleration, pursuant to any prepayment requirement or otherwise.

      (b)    Purchase Price. (i) There shall be a failure to make due and punctual payment from moneys available under the Escrow Agreement of the Purchase Price of any Escrow Bond delivered for purchase on the Escrow Mandatory Purchase Date pursuant to Section 3.01(a)(iii)(2) or the second paragraph of Section 3.01(a)(iv), or (ii) there shall be a failure to make due and punctual payment of the Purchase Price of any Bond that is not an Escrow Bond, pursuant to Article III of Exhibit A or the Borrower shall fail to make any payment required under Section 3.04(a)(iv).

      (c)    Certain Obligations. The Borrower shall fail to make any other payment required of it hereunder to the Trustee or any Bondowner and such failure is not remedied within seven days after written notice thereof is given by the Trustee to the Borrower; or the Borrower shall fail to observe or perform any of its other obligations under this Agreement and such failure is not remedied within 30 days after written notice thereof is given by the Trustee to the Borrower.

      (d)    Representations. Any representation or warranty made by the Borrower herein or in any document or instrument furnished to the Bondowners, the Issuer or the Trustee in connection with the initial purchase of the Bonds or pursuant to this Agreement is false or misleading in any material respect on the date it was intended to be effective.

      (e)    Other Borrowings. The Borrower shall default in the payment of any material obligations aggregating at least $500,000 for borrowed money or the deferred purchase of property, including, without limitation, leases which should be capitalized in accordance with generally accepted accounting principles and guarantees and other contingent obligations in respect of obligations for borrowed money of others, beyond any applicable grace period, or fail to observe or perform any provision contained in any instrument evidencing, relating to or securing any such obligation, which failure causes such obligation to become due prior to its stated maturity and such failure is not waived.

(f) Insurance Agreement. The Bond Insurer shall have notified the Trustee in writing of the occurrence of an "Event of Default" under, and as such term is defined

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in, the Insurance Agreement, dated as of October 1, 2005, between the Borrower and the Bond Insurer.

      (g)    Voluntary Bankruptcy. The Borrower shall commence a voluntary case under the federal bankruptcy laws, or shall admit in writing its insolvency or its inability to pay its debts as they become due, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property or shall generally not pay its debts as they become due.

(h) Appointment of Receiver. A trustee, receiver, custodian or similar official or agent shall be appointed for the Borrower or any substantial part of its property.

      (i)    Involuntary Bankruptcy. The Borrower shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for 60 days.

      (j)    Judgments. One or more final judgments not subject to appeal or extension for payment of money exceeding in the aggregate $500,000 in excess of the amount of insurance coverage available therefor shall be rendered against the Borrower and shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed.

      Section 6.02.  Waiver. Any default and the consequences thereof, including any acceleration, may be waived by the Bondowners with written notice to the Trustee and the Authority, provided that no such waiver shall affect the right of the Authority to enforce any of its rights hereunder which have not been assigned to the Trustee.

Section 6.03. Remedies for Events of Default. If an Event of Default exists, the Trustee may exercise any or all of the following remedies:

      (a)    Acceleration. The Trustee may, with the written consent of the Bond Insurer, and shall, at the direction of the Bond Insurer by written notice to the Escrow Agent, in the case of Escrow Bonds, the Borrower, in the case of Bonds other than Escrow Bonds, the Bond Insurer and the Authority, declare immediately due and payable the then outstanding principal amount of the Escrow Bonds and the payments to be made by the Escrow Agent under the Escrow Agreement therefor and the then outstanding principal amount of the Bonds that are not Escrow Bonds and the payments to be made by the Borrower therefor, and accrued interest on each of the foregoing, whereupon the same shall become immediately due and payable without any further action or notice. The Borrower shall have no obligation and there shall be no recourse to the Borrower in the case of an Event of Default with respect to the Escrow Bonds; the sole sources of payment of the Escrow Bonds in the case of an Event of Default are the moneys available therefor under the Escrow Agreement.

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      (b)    Rights as a Secured Party. The Trustee may exercise all of the rights and remedies of a secured party under the UCC with respect to any property as to which a security interest has been granted hereunder which is or may be treated as collateral under the UCC.

      (c)    Court Proceedings. The Trustee may enforce the provisions of this Agreement by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Borrower of the provisions hereof, including court costs, reasonable attorneys' fees and other costs and expenses incurred in enforcing the obligations of the Borrower hereunder.

      Section 6.04.  Application of Money Collected. Any money collected by the Trustee pursuant to this Article, together with any other funds pledged as security hereunder, less all charges and expenses of the Trustee and the Authority in connection therewith, shall be applied (a) to payment into the Rebate Fund of an amount equal to the difference, if any, between the amount then on deposit and the amount that would be required to be paid to the United States under Section 3.10 if the Bonds were paid in full, (b) then as provided in Section 3.03 and (c) then to the Borrower without interest except as may otherwise be required by law.

      Section 6.05.  Performance of the Borrower's Obligations. If the Borrower shall fail to pay or perform any of its obligations under this Agreement, the Trustee or the Authority may pay or perform such obligation in its own name. The reasonable cost of any such action by the Trustee or the Authority shall be paid or reimbursed by the Borrower with interest at the rate specified in Section 7.02. The Borrower has no payment or performance obligation under this Master Agreement with respect to the Escrow Bonds.

      Section 6.06.  Remedies Cumulative. The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law, provided there is no duplication of recovery. The failure to insist upon a strict performance of any obligation of the Borrower or to exercise any remedy for any violation thereof shall not be taken as a waiver for the future of the right to insist upon strict performance by the Borrower or of the right to exercise any remedy for the violation.

      Section 6.07.  Consent of the Bond Insurer Upon Default. Anything in this Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondowners or the Trustee for the benefit of the Bondowners under this Agreement, including, without limitation, (a) the right to accelerate the principal of the Bonds as described in this Agreement, and (b) the right to annul any declaration of acceleration, and the Bond Insurer shall also be entitled to approve all waivers of Events of Defaults.

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ARTICLE VII

THE TRUSTEE AND REMARKETING AGENT

Section 7.01. Rights and Duties of the Trustee.

      (a)    Money To Be Held in Trust. All moneys deposited with the Trustee under this Agreement shall be held by the Trustee in trust and applied subject to the provisions of this Agreement, but need not be segregated from other funds except as required by law.

      (b)    Accounts. The Trustee will keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Authority, the Borrower, any Bondowner and their representatives duly authorized in writing.

      (c)    Performance of the Authority's Obligations. If the Authority shall fail to perform any obligation under this Agreement, the Trustee may take whatever legal proceedings may be required to compel full performance by the Authority thereof, and in addition, the Trustee may, to whatever extent it deems appropriate for the protection of the Bondowners, itself or the Borrower, perform any such obligation in the name of the Authority and on its behalf.

      (d)    Limitations on Actions. The Trustee shall not be required to monitor the financial condition of the Borrower or the physical condition of the Project and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder. Upon a failure of the Borrower to make a payment required of it under Section 3.04(a)(ii) and (iv) within seven days after the same becomes due and payable, the Trustee shall give notice to the Bondowners. The Trustee shall not be claimed to have knowledge and shall not be required to take notice of any other breach or default except when given written notice thereof by the Owners of at least 25% in principal amount of the Outstanding Bonds. The Trustee shall give default notice under Section 6.01(b) when instructed to do so by the written direction of the owners of at least 25% in principal amount of the Outstanding Bonds. The Trustee shall proceed under Sections 6.03 and 6.04 for the benefit of the Bondowners in accordance with the written direction of the owners of a majority in principal amount of the Outstanding Bonds. The Trustee shall not be required, however, to take any remedial action (other than the giving of notice) unless indemnity reasonably satisfactory to it is furnished for any expense or liability to be incurred therein, including any reasonable fees and expenses of its attorneys. The Trustee shall be entitled to reimbursement pursuant to Section 7.02 to the extent that it acts without previously obtaining full indemnity.

      Upon receipt of notice, direction, instruction and indemnity as provided above and after making such investigation, if any, as it deems appropriate to verify the occurrence of any event of which it is notified by the Bondowners, the Trustee will promptly pursue the remedy provided by this Agreement or any of such remedies (not contrary to any such direction) as it deems appropriate for the protection of the

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Bondowners, and in its actions under this sentence, the Trustee will act for the protection of the Bondowners with the same promptness and prudence as would be expected of a prudent person in the conduct of such person's affairs.

      (e)    Responsibility. The Trustee shall be entitled to the advice of counsel (who may be counsel for any party) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Trustee may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action under this Agreement or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or consent or other action by the Trustee is called for by this Agreement, the Trustee may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any person or entity except by its own directors, officers and employees. No recourse shall be had by the Borrower, the Authority or any Bondowner for any claim based on this Agreement or the Bonds against any director, officer, employee or agent of the Trustee unless such claim is based upon the bad faith, fraud or deceit of such person. For purposes of this Agreement, matters shall not be considered to be known to the Trustee unless they are known to an officer in its corporate trust department.

      (f)    Financial Obligations. Nothing contained in this Agreement shall in any way obligate the Trustee to pay any debt or meet any financial obligations to any person in relation to the Project except from moneys received under the provisions of this Agreement or from the exercise of the Trustee's rights hereunder other than moneys received for its own purposes.

(g) Ownership of Bonds. The Trustee or any affiliate of the Trustee may be or become the owner of Bonds with the same rights as if it were not Trustee.

(h) Surety Bond. The Trustee shall not be required to furnish any bond or surety.

      Section 7.02.  Fees and Expenses of the Trustee. Except to the extent the Trustee has been paid or reimbursed from the Project Fund, the Borrower will pay to the Trustee reasonable compensation for its services and prepay or reimburse the Trustee for its reasonable expenses and disbursements, including reasonable attorneys' fees, hereunder. Any fees, expenses, reimbursements or other charges which the Trustee may be entitled to receive from the Borrower hereunder, if not paid when due, shall bear interest at the "Base Rate" of The Bank of New York

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Trust Company, N.A., and, if not otherwise paid, shall be a first lien upon any moneys or other property then or thereafter held hereunder by the Trustee. The Trustee may apply any such moneys to any of the foregoing items, and immediately upon such application, the Borrower shall be obligated to restore the moneys so applied. The Borrower's obligations under this Section shall survive the termination of this Master Agreement or the resignation or removal of the Trustee.

      Section 7.03.  Resignation or Removal of the Trustee. The Trustee may resign on not less than 30 days' written notice to the Authority, the Borrower and the Bondowners, but such resignation shall not take effect until a successor has been appointed. If no successor is appointed within 60 days after the date of notice of resignation, the Trustee may appoint its own successor with notice to the Authority, the Bondowners and the Borrower, provided such successor meets the qualifications under Section 7.04. The Trustee may be removed at any time by written notice from the Bondowners of a majority in aggregate principal amount of the Outstanding Bonds to the Trustee, the Authority and the Borrower.

      Section 7.04.  Successor Trustee. Any corporation or association which succeeds to the corporate trust business of the Trustee as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Trustee under this Agreement, without any further act or conveyance.

      In the event of the resignation or removal of the Trustee or a vacancy from any other cause, a successor may be appointed by written notice from the Bondowners to the Authority and the Borrower. Any successor Trustee appointed under this Section shall be a bank or trust company eligible to serve as Trustee under the Act having a capital and surplus of not less than $75,000,000. Any such successor Trustee shall notify the Authority, the Borrower and the Bondowners of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder, and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder.

      Section 7.05.  Appointment of Remarketing Agent. Lehman Brothers Inc. is hereby appointed a Remarketing Agent to remarket the Bonds, to set the interest rates on the Bonds, to determine Interest Periods for Commercial Paper Bonds, to keep such books and records as shall be consistent with prudent industry practice, to make such books and records available for inspection by the Borrower, the Authority and the Trustee at all reasonable times and otherwise to perform all duties of the Remarketing Agent set forth in this Agreement. The Borrower may appoint different Remarketing Agents for each subseries of Bonds and, in such case, references to the Remarketing Agent hereunder shall refer to the Remarketing Agent for the related subseries.

      The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least 30 days' written notice to the Borrower, the Authority and the Trustee. The Remarketing Agent may be removed at any time, at the written direction of the Borrower upon at least 30 days' notice, by an instrument filed with the

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Remarketing Agent, the Authority and the Trustee. Any Remarketing Agent shall be selected by the Borrower and shall be a bank, trust company or member of the National Association of Securities Dealers, Inc., shall have a capitalization of at least $15,000,000, shall be a participant in DTC and shall be authorized by law to perform all the duties set forth in this Agreement. The Borrower's delivery to the Trustee of a certificate setting forth the effective date of the appointment of a Remarketing Agent and the name of such Remarketing Agent shall be conclusive evidence that (a) if applicable, the predecessor Remarketing Agent has been removed in accordance with the provisions of this Agreement and (b) such Remarketing Agent has been appointed and is qualified to act as Remarketing Agent under the terms of this Agreement.

      If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all of its assets (or, in the case of a bank, national banking association or trust company, its corporate assets) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Remarketing Agent.

ARTICLE VIII

THE AUTHORITY

      Section 8.01.  Limited Obligation. Under no circumstances shall the Authority be obligated directly or indirectly to pay principal of, Purchase Price and interest on the Bonds, or expenses of operation, maintenance and upkeep of the Project, except from Bond proceeds or from funds received under this Agreement and the Escrow Agreement, exclusive of funds received hereunder by the Authority for its own use. This Agreement does not create any debt of the State with respect to the Project other than a special obligation of the Authority acting on behalf of the State pursuant to the Act. No Bond shall constitute an indebtedness of the State or the Issuer except to the extent permitted by the Act. Nothing contained herein shall in any way obligate the State to raise any money by taxation or use other public funds for any purpose in relation to the Project. Neither the State nor the Authority shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project except (a) from moneys received or to be received under the provisions hereof or derived from the exercise of the Authority's rights hereunder, other than moneys received for its own purposes, or (b) as may be required by law other than the provisions of the Act. Nothing contained in this Agreement shall be construed to require or authorize the Authority to operate the Project itself or to conduct any business enterprise in connection therewith.

Section 8.02. Rights and Duties of the Authority.

      (a)    Remedies of the Authority. Notwithstanding any contrary provision in this Agreement, the Authority shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Authority and for collection or reimbursement from sources other than moneys or property held under this Agreement or subject to the lien hereof. The Authority may enforce its rights under this Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Borrower of its obligations to the Authority under this Agreement,

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including court costs, reasonable attorneys' fees and other costs and expenses incurred in enforcing such obligations.

      (b)    Limitations on Actions. The Authority shall not be required to monitor the financial condition of the Borrower or the physical condition of the Project and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder. The Authority shall not be required to take notice of any breach or default except when given notice thereof by the Trustee or the Bondowners, as the case may be. The Authority shall not be responsible for the payment of any rebate to the United States under IRC Section 148(f), except that it shall pay any required rebate with respect to moneys and investments held for its own account. Notwithstanding the foregoing sentence, the Authority shall not be liable to any party hereto, any Bondowner or any other person for damages incurred by them as a consequence of the Authority's failure to pay any such rebate to the United States. The Authority shall not be required to take any action unless indemnity reasonably satisfactory to it is furnished for expenses or liability to be incurred therein (other than the giving of notice). The Authority, upon written request of the Bondowners or the Trustee, and upon receipt of reasonable indemnity for expenses or liability, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Agreement. The Authority shall be entitled to reimbursement pursuant to Section 8.03 to the extent that it acts without previously obtaining full indemnity.

      (c)    Responsibility. The Authority shall be entitled to the advice of counsel (who may be counsel for any party) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Authority may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Authority shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action under this Agreement, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment, consent or other action by the Authority is called for by this Agreement, the Authority may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Authority shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person or entity, except by its own directors, officers and employees. No recourse shall be had by the Borrower, the Trustee or any Bondowner for any claim based on this Agreement or the Bonds against any director, officer, employee or agent of the Authority unless such claim is based upon the bad faith, fraud or deceit of such person. No covenant, obligation or agreement of the Authority contained in this Agreement shall be deemed to be a covenant, obligation or agreement of any present or future director, officer, employee or agent of the Authority in his

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individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

      Section 8.03.  Expenses of the Authority. Except to the extent paid or reimbursed from the Project Fund, the Borrower shall pay when due the Authority's Service Charge and shall prepay or reimburse the Authority within 30 days after notice for all expenses (including reasonable attorneys' fees) incurred by the Authority in connection with the issuance and carrying of the Bonds and all expenses reasonably incurred or advances reasonably made in the exercise of the Authority's rights or the performance of its obligations hereunder. Any fees, expenses, reimbursements or other charges which the Authority may be entitled to receive from the Borrower hereunder, if not paid when due, shall bear interest at the Base Rate specified in Section 7.02.

      Section 8.04.  Matters To Be Considered by Authority. In approving, concurring in or consenting to action or in exercising any discretion or in making any determination under this Agreement, the Authority may consider the interests of the public, which shall include the anticipated effect of any transaction on tax revenues and employment, as well as the interests of the other parties hereto and the Bondowners; provided, however, nothing herein shall be construed as conferring on any person other than the other parties and the Bondowners any right to notice, hearing or participation in the Authority's consideration, and nothing in this Section shall be construed as conferring on any of them any right additional to those conferred elsewhere herein. Subject to the foregoing, the Authority will not unreasonably withhold any approval or consent to be given by it hereunder.

      Section 8.05.  Actions by Authority. Any action which may be taken by the Authority hereunder shall be deemed sufficiently taken if taken on its behalf by its Chairman, its Vice Chairman or its Executive Director or by any other member, officer or agent whom it may designate from time to time.

ARTICLE IX

THE BONDOWNERS

      Section 9.01.  Action by Bondowners. Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Bondowners shall, except as otherwise expressly provided, require the concurrence of the registered owners of Bonds representing more than 50% of the Outstanding principal amount of the Bonds and may be contained in and evidenced by one or more writings of substantially the same tenor signed by such Bondowners or their authorized representatives. In taking or refraining from any such actions, each Bondowner may act in its sole and absolute discretion. Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made in the following manner, but the Authority or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

(a) The fact and date of the execution by any Bondowner or his attorney of such instrument may be proved by the certificate, which need not be acknowledged or

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verified, of an officer of a bank or trust company satisfactory to the Authority or to the Trustee or of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer.

      (b)    The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or secretary.

The ownership of Bonds and the amount, numbers and other identification, and date of holding the same, shall be proved by the registration books.

      Any request, consent or vote of the owner of any Bond shall bind all future owners of such Bond. Bonds owned or held by or for the account of the Authority or the Borrower shall not be deemed Outstanding Bonds for the purpose of any consent or other action by Bondowners.

      Section 9.02.  Proceedings by Bondowners. No Bondowner shall have any right to institute any legal proceedings for the enforcement of this Agreement or any remedy hereunder unless an Event of Default has occurred and is continuing of which the Trustee is required to take notice under Section 7.01(d), the Bondowners have directed the Trustee to act and furnished the Trustee indemnity as provided therein and have afforded the Trustee reasonable opportunity to proceed, and the Trustee shall thereafter fail or refuse to take such action. Subject to the foregoing, any Bondowner may by any available legal proceedings enforce and protect its rights hereunder and under the laws of the State.

ARTICLE X

MISCELLANEOUS

      Section 10.01.  Amendment. This Agreement may be amended by the parties with the written consent of Bond Insurer but without Bondowner consent for any of the following purposes: (a) to subject additional property to the lien of this Agreement; (b) to add to the obligations of the Borrower or to surrender or limit any right or power of the Borrower; (c) to provide for the procedures required to permit any holder of a Bond, at its option, to utilize an uncertificated system of Bond registration which shall not materially adversely affect the interests of the holders of the Bonds; (d) to comply with the requirements of Moody's or S&P, as applicable, as a condition of rating, or maintaining an existing rating on, the Bonds, provided such change is not materially averse to the interests of the Owners of any of the Bonds; (e) to provide for (or subsequently modify) an additional Mode for the Bonds and the provisions relating thereto (which amendment shall specify the period for payment of the interest, the intervals and procedures by which the Bonds may be tendered for purchase); (f) to authorize different Authorized Denominations of the Bonds and to make correlative amendments and modifications to this Agreement regarding exchangeability of Bonds of different Authorized Denominations, redemptions of portions of Bonds of particular Authorized

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Denominations and similar amendments and modifications of a technical nature; (g) to make any change necessary, desirable or appropriate to secure the Bonds with a bond insurance policy, a letter of credit, liquidity facility, standby bond purchase agreement and/or other similar security for the Bonds; or (h) to cure any ambiguity or defect or to add provisions which are not inconsistent with this Agreement and which in either case do not materially adversely affect the interests of the Bondowners.

      A change to an additional Mode discussed in (e) above from another Mode will cause a mandatory purchase of the Bonds. The notice requirements of Section 3.03 of Exhibit A will apply to any such change. Each additional Mode interest rate will be set at the minimum rate necessary for the Remarketing Agent to sell the Bonds on the day the rate is to take effect at their principal amount plus accrued interest, if any. The amendment shall establish an index and/or method by which the rate will be set, to be used in the event that for any reason the Remarketing Agent does not set an additional Mode interest rate or a court holds that the rate set is invalid or unenforceable.

      Except as provided in the foregoing sentence, this Agreement may be amended by the parties only with the written consent of the Bond Insurer and the Bondowners; provided, however, no amendment of this Agreement may be made without the unanimous written consent of the affected Bondowners for any of the following purposes: (a) to extend the maturity of any Bond, (b) to reduce the principal amount or interest rate of or any premium payable on any Bond, (c) to make any Bond prepayable other than in accordance with the terms hereof, (d) to create a preference or priority of any Bond or Bonds over any other Bond or Bonds, (e) to reduce the percentage of the outstanding principal amount of the Bonds required to be represented by the Bondowners giving their consent to any amendment or (f) to extend the due date for the purchase of Bonds tendered by the Owners thereof or subject to mandatory purchase or reduce the Purchase Price of such Bonds.

Section 10.02. Successors and Assigns. The rights and obligations of the parties to this Agreement shall inure to and be binding upon their respective successors and permitted assigns.

      Section 10.03.  Notices. Any request, authorization, direction, notice, consent, waiver or other document provided by this Agreement shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, or delivered during business hours as follows: (a) to the Authority at Suite 101, 14 Dixon Avenue, Concord, New Hampshire 03301-4954, Attention: Executive Director; (b) to the Trustee and Escrow Agent at 470 Atlantic Avenue, Suite 4082, Boston, Massachusetts 02210, Attention: Corporate Trust Division; (c) to the Borrower at 25 Manchester Street, Merrimack, New Hampshire 03054, Attention: Treasurer; (d) to the Remarketing Agent at 399 Park Avenue, 16th Floor, New York, New York 10022, Attention: Stephen Peters, Managing Director; and (e) to the Bondowners at their addresses appearing in the bond register, or, as to all of the foregoing, to such other address as the addressee shall have given in writing to the one giving notice. Notice hereunder may be waived prospectively or retroactively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.


      Section 10.04.  Agreement Not for the Benefit of Other Parties. This Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Authority, the Borrower, the Trustee, the Paying Agent, the Escrow Agent, the Bond Insurer and the Bondowners.

      Section 10.05.  Severability. In case any provision of this Agreement or the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 10.06.  Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 10.07. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

Section 10.08. Governing Law. This Agreement shall be governed by the laws of the State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date stated above.

Attest:	BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE

/s/ Jack Donovan	By	/s/ Edward F. Caron

Executive Director		Chairman

[SEAL]

PENNICHUCK WATER WORKS, INC.

	By	/s/ William D. Patterson

Vice President and Treasurer

[SEAL]

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

	By	/s/ Chi Ma

Vice President

[SEAL]


EXHIBIT A

TO

MASTER LOAN AND TRUST AGREEMENT

Interest Rate Mode Provisions


TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS		A-1

ARTICLE II

BOND INTEREST RATE MODES

Section 2.01	Calculation and Payment of Interest; Maximum Rate	A-8
Section 2.02	Determination of Commercial Paper Rates and Interest Periods
	During the Commercial Paper Mode	A-9
Section 2.03	Determination of Interest Rate During the Daily Mode and the
	Weekly Mode	A-10
Section 2.04	Determination of Term Rates and Fixed Rates	A-10
Section 2.05	Alternate Rates	A-12
Section 2.06	Determination of Auction Rates; Notice	A-13
Section 2.07	Changes in Mode	A-13
Section 2.08	Auction Rates; Conversion to and From Auction Mode	A-17
Section 2.09	Form of Bonds	A-21

ARTICLE III

PURCHASE OF BONDS

Section 3.01	Optional Tenders of Bonds in the Daily Mode or the Weekly Mode	A-22
Section 3.02	Mandatory Purchase at End of Commercial Paper Rate Periods	A-22
Section 3.03	Mandatory Purchase on Mode Change Date	A-22
Section 3.04	Mandatory Purchase at End of Interest Period for Term Rate Mode	A-24
Section 3.05	Remarketing of Bonds; Notices	A-24
Section 3.06	Source of Funds for Purchase of Bonds	A-25
Section 3.07	Delivery of Bonds	A-25
Section 3.08	Undelivered Bonds	A-25
Section 3.09	No Sales After Payment Default	A-25
Section 3.10	Purchase Fund	A-25


ARTICLE I

DEFINITIONS

      Unless the context otherwise requires, the terms defined in this Article I shall, for all purposes of the Agreement, this Exhibit A and Exhibit B to the Agreement, have the meanings herein specified, as follows:

      "Alternate Term Rate" shall mean the MMD Index (as of the date the Bonds of a subseries in the Term Rate Mode are returned to their owners as described in Sections 2.04(a), 2.05(a), 2.05(b)(iv) and 2.07(c) hereof) plus not greater than 350 basis points, the actual number of basis points to be set forth in a certificate of (i) the Underwriters dated the Issue Date and certified to be the minimum number of basis points which, in the sole judgment of the Underwriters, resulted in the sale of the Bonds in the Term Rate Mode on the Issue Date at a price equal to the principal amount thereof or (ii) the Remarketing Agent dated the effective date of the related Term Rate Mode for any subseries of Bonds and certified to be the minimum number of basis points which, in the sole judgment of the Remarketing Agent, resulted in the sale of such subseries of Bonds in the Term Rate Mode on the effective date of such rate at a price equal to the principal amount thereof; provided, however, that in the event the MMD Index cannot be determined on any such date, the Alternate Term Rate shall be based upon an AAA General Obligation Index published at such time by The Bond Buyer, as selected in the sole judgment of the Remarketing Agent, that is equal to the remaining number of years from the effective date of the Alternate Term Rate to the Maturity Date, rounded up to the nearest full year in the event of a partial year; and, provided, further, in no event shall the Alternate Term Rate exceed the Maximum Rate.

      "Authorized Borrower Representative" shall mean any person who at the time and from time to time may be designated, by written certificate of the Borrower signed by a duly authorized Borrower officer, containing the specimen signature of such person, furnished to the Authority and the Trustee, as the person authorized to act on behalf of the Borrower.

      "Authorized Denomination" means (i) with respect to Bonds in a Commercial Paper Mode, a Daily Mode or a Weekly Mode, $100,000 and any integral multiple of $5,000 in excess thereof, (ii) with respect to Bonds in an Auction Mode, $5,000 and any integral multiple thereof, and (iii) with respect to Bonds in a Term Rate Mode or a Fixed Rate Mode, $5,000 and any integral multiple thereof.

"Beneficial Owner" shall mean each actual purchaser of a Bond for whom the participants of DTC hold such Bonds in book-entry form as described in Section 3.01(e) of the Agreement.

      "BMA Municipal Swap Index" shall mean, with respect to the Bonds of a subseries in the Daily Mode or the Weekly Mode for which a rate is not set pursuant to Section 2.03 hereof, the rate per annum determined on the basis of an index based upon the weekly interest rates of tax-exempt variable rate issues included in a database maintained by the Indexing Agent which meet specific criteria established by the Bond Market Association, formerly known as the Public Securities Association. In the event the Indexing Agent no longer publishes an index satisfying


the requirements of the preceding sentence, the rate shall be the "J.J. Kenny Index," provided, however, that if the J.J. Kenny Index also ceases to be published, an alternative index shall be calculated by an entity selected in good faith by the Borrower and shall be determined using the criteria for the BMA Municipal Swap Index.

      "Bond Counsel" shall mean, initially, Kutak Rock LLP, and, thereafter, any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the issuance of bonds by states and political subdivisions and the federal tax exemption of interest on bonds issued by states and political subdivisions, selected by the Borrower with the Written Consent of the Authority.

      "Business Day" shall mean a day on which the Trustee, the Remarketing Agent or banks or trust companies in New York, New York, are not authorized or required to remain closed and on which the New York Stock Exchange is not closed.

"Commercial Paper Bond" shall mean any Bond of a subseries which is in the Commercial Paper Mode.

"Commercial Paper Mode" shall mean the Mode during which the Bonds of a subseries bear interest at a Commercial Paper Rate or Rates.

"Commercial Paper Rate" shall mean the interest rate (per annum) on any Bond of a subseries in the Commercial Paper Mode determined pursuant to Section 2.02 hereof.

"Borrower Purchase Account" shall mean the account by that name created in the Purchase Fund pursuant to Section 3.10 hereof.

"Current Mode" shall mean, with respect to a subseries of Bonds, the Mode then in effect for such subseries as defined in Section 2.07(a)(i) hereof.

"Daily Mode" shall mean the Mode during which the Bonds of a subseries bear interest at the Daily Rate.

"Daily Rate" shall mean the per annum interest rate for the Bonds of a subseries in the Daily Mode determined pursuant to Section 2.03(a) hereof.

"DTC" shall mean The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and its successors and assigns.

      "DTC Participant" shall mean (i) any person for which, from time to time, DTC effectuates book entry transfers and pledges of securities pursuant to the Book-Entry System referred to in Section 3.01(e) of the Agreement or (ii) any securities broker or dealer, trust company, or other person that clears through or maintains a custodial relationship with a person referred to in (i).

      "Electronic Means" shall mean facsimile transmission, e-mail transmission or other similar electronic means of communication, including a telephonic communication confirmed by writing or written transmission.


      "Favorable Opinion of Bond Counsel" shall mean, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Bond Counsel to the effect that such action is permitted under the Act and the Agreement and will not impair the exclusion of interest on the Bonds of a subseries from gross income for purposes of federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).

"Fixed Rate" shall mean the per annum interest rate for the Bonds of a subseries in the Fixed Rate Mode determined pursuant to Section 2.04(b) hereof.

"Fixed Rate Bonds" shall mean the Bonds of any subseries in the Fixed Rate Mode.

"Fixed Rate Mode" shall mean the Mode during which all or a particular portion of the Bonds bear interest at a Fixed Rate(s).

"Indexing Agent" shall mean Municipal Market Data, Boston, Massachusetts, a Thompson Financial Services Company, or its successor.

      "Information Services" shall mean any of the following services which has been designated in a certificate of the Borrower delivered to the Trustee: Financial Information, Inc.'s "Daily Called Bond Service," 10th Floor, 30 Montgomery Street, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services "Called Bond Service," 28th Floor, 55 Broad Street, New York, New York 10004; Moody's "Municipal and Government," 8th Floor, 99 Church Street, New York, New York 10007, Attention: Municipal News Reports; and Standard & Poor's "Called Bond Record," 3rd Floor, 25 Broadway, New York, New York 10004; or such other services providing information with respect to called bonds as the Borrower may designate in a certificate of the Borrower delivered to the Trustee.

      "Interest Accrual Period" shall mean the period of time during which the Bonds of a subseries accrue the amount of interest (or, with respect to a subseries of Bonds in the Commercial Paper Mode, a Commercial Paper Bond accrues the amount of interest) which is payable on any Interest Payment Date applicable thereto. With respect to Bonds of a subseries in the Daily Mode, the Interest Accrual Period shall commence on (and include) the first day of each month and shall extend through (and include) the last day of such month, provided that if such month is the month in which the Bonds are authenticated and delivered, or if the Bonds of such subseries are changed to the Daily Mode during such month, the Interest Accrual Period shall commence on the date of authentication and delivery of the Bonds or the Mode Change Date for such subseries, as the case may be; provided, further, that if no interest has been paid on the Bonds of a subseries in the Daily Mode, interest shall accrue from the date of original authentication and delivery of the Bonds or such Mode Change Date, as appropriate. With respect to the Bonds of a subseries in the Auction Mode, the Interest Accrual Period shall be as set forth in the definition of Auction Period as defined in Exhibit B to the Agreement. With respect to the Bonds of a subseries in a Mode other than the Daily Mode or the Auction Mode, the Interest Accrual Period shall commence on (and include) the last Interest Payment Date to which interest has been paid (or, if no interest has been paid on such Bonds in such Mode, from the date of original authentication and delivery of the Bonds, or the Mode Change Date for such subseries, as the case may be) to, but not including, the Interest Payment Date on which interest


is to be paid. If, at the time of authentication of any Bond of a subseries, interest is in default or overdue on the Bonds of such subseries, such Bond shall bear interest from the date to which interest has previously been paid in full or made available for payment in full on the Outstanding Bonds of such subseries.

      "Interest Payment Date" shall mean each date on which interest is to be paid and is (i) with respect to a Commercial Paper Bond, the Mandatory Purchase Date for such Bond occurring on the day next succeeding the last day of the Interest Period for such Bond; (ii) with respect to the Bonds of a subseries in the Daily Mode, the first Business Day of each month, (iii) with respect to the Bonds of a subseries in the Weekly Mode, the first Business Day of each month; (iv) with respect to the Bonds of a subseries in the Term Rate Mode, each Term Rate Interest Payment Date for such Bonds; (v) with respect to the Bonds of a subseries in the Fixed Rate Mode, each Stated Interest Payment Date (beginning with the first Stated Interest Payment Date that occurs after the commencement of the Fixed Rate Mode for such Bonds); (vi) with respect to the Bonds of a subseries in the Auction Mode, those dates set forth in the definition of Interest Payment Date in Exhibit B to the Agreement; and (vii) with respect to all Bonds of a subseries and without duplication as to any Interest Payment Date set forth above, (A) every Mode Change Date with respect to a subseries of Bonds, and (B) the Maturity Date.

      "Interest Period" shall mean, for a subseries of Bonds in a particular Mode (or for each Commercial Paper Bond), the period of time during which such Bonds bear (or such Commercial Paper Bond bears) interest at a specific numerical rate (per annum) which becomes effective at the beginning of such period. The Interest Period for the Bonds of a subseries in each Mode (or for each Commercial Paper Bond) is as follows:

(i) for each Bond of a subseries in the Commercial Paper Mode, the period of from one to 270 calendar days as established by the Remarketing Agent for such Bond pursuant to Section 2.02 hereof;

      (ii)    for the Bonds of a subseries in the Daily Mode, the period from (and including) the Mode Change Date upon which such Bonds are changed to the Daily Mode to (but excluding) the next Rate Determination Date for such Bonds, and thereafter the period from and including the current Rate Determination Date for such Bonds to (but excluding) the next Rate Determination Date for such Bonds;

      (iii)    for the Bonds of a subseries in the Weekly Mode, the period from (and including) the Mode Change Date upon which such Bonds are changed to the Weekly Mode to (and including) the next Tuesday, and thereafter the period from (and including) each Wednesday to (and including) the next Tuesday;

      (iv)    (1)    for the Subseries B Bonds and the Subseries C Bonds while Escrow Bonds in the Term Rate Mode, the respective periods from and including the Issue Date to but not including the original Escrow Mandatory Purchase Date, and the respective periods, if any, from and including the Escrow Mandatory Purchase Dates to but not including duly designated subsequent Escrow Mandatory Purchase Dates; (2) for the Bonds (except Escrow Bonds) of a subseries in the Term Rate Mode, the period from (and including) the Mode Change Date upon which such Bonds are changed to the Term


Rate Mode to (and including) the last day of such period as established by the Borrower for such Bonds pursuant to Section 2.07(a)(i) hereof and, (3) thereafter, the period from (and including) the beginning date of each successive interest rate period selected for such Bonds by the Borrower pursuant to Section 2.04(a) while they are in the Term Rate Mode to (and including) the ending date for such period selected for such Bonds by the Borrower;

      (v)    for the Bonds of a subseries in the Fixed Rate Mode, the period from (and including) the Issue Date (in the case of the Subseries A Bonds) or the Mode Change Date upon which such Bonds are changed to the Fixed Rate Mode to (but excluding) the Principal Payment Date or the Mode Change Date; and

(vi) for the Bonds of a subseries in an Auction Mode, see the definition of "Auction Period" in Exhibit B to the Agreement.

      "J.J. Kenny Index" shall mean, with respect to the Bonds of a subseries in the Daily Mode or the Weekly Mode for which a rate is not, or cannot be, set pursuant to Section 2.03 hereof, the index generally made available on the applicable Rate Determination Date by Kenny Information Systems or any successor thereto. The J.J. Kenny Index shall be based upon 30-day yield evaluations at par of bonds, the interest on which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five equally rated component issuers selected by the Kenny Information Systems. The specific issuers included among the component issuers may be changed from time to time by the Kenny Information Systems in its discretion. The bonds on which the J.J. Kenny Index is based shall not include any bonds the interest on which is subject to a "minimum tax" or similar tax under the Internal Revenue Code, unless all tax-exempt bonds are subject to such tax.

      "Mandatory Purchase Date" shall mean (i) as to each Bond in a Commercial Paper Mode, the day next succeeding the last day of the Interest Period for such Bond; (ii) as to the Bonds, including Escrow Bonds, of a subseries in a Term Rate Mode, the day next succeeding the last day of the Interest Period for such Bonds; and (iii) as to the Bonds of a subseries in any Mode, any Mode Change Date for such Bonds.

"Maturity Date" shall mean October 1, 2035.

      "Maximum Rate" shall mean (i) while the Bonds of a subseries are in the Daily, Weekly or Commercial Paper Mode, the lesser of (a) 12% per annum, (b) the rate otherwise agreed to by the provider of any liquidity facility then in effect or (c) the maximum rate then permitted by applicable law; (ii) while the Bonds of a subseries are in the Auction Mode, the lesser of (a) 15% per annum or (b) the maximum rate then permitted by applicable law; and (iii) while the Bonds of a subseries are in the Term Rate or Fixed Rate Mode, the lesser of (a) 12% per annum or (b) the maximum rate then permitted by applicable law.

      "MMD Index" shall mean the interest rate released by Municipal Market Data for its "Aaa" General Obligation Yield for uninsured bonds for a term equal to the remaining numbers of years from the effective date of the Alternate Term Rate to the Maturity Date, rounded up to the nearest full year in the event of a partial year.


"Mode" shall mean, as the context may require, the Commercial Paper Mode, the Daily Mode, the Weekly Mode, the Auction Mode, the Term Rate Mode or the Fixed Rate Mode.

      "Mode Change Date" shall mean with respect to a subseries of Bonds in a particular Mode, the day on which another Mode for such subseries of Bonds begins or, if the Bonds of such subseries are then in the Term Rate or Fixed Rate Mode, the day on which a new Interest Period in the Term Rate Mode begins or a new Fixed Rate Mode begins.

      "Mode Change Notice" shall mean the notice from the Borrower to the other Notice Parties of the Borrower's intention to change the Mode for a subseries of Bonds (or to change to a new Interest Period for such Bonds in the Term Rate Mode or to a new Fixed Rate Mode for such Bonds in the Fixed Rate Mode).

"New Mode" shall mean, with respect to a subseries of Bonds, as specified in Section 2.07(a)(i) hereof.

      "Notice by Mail" or "notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of the Agreement mailed by first-class mail to the holders of specified Bonds, at the addresses shown on the registration books maintained pursuant to Section 3.01(g) of the Agreement.

      "Notice Parties" shall mean the Authority, the Borrower, the Trustee, the Remarketing Agent and the Bond Insurer and, when there are Bonds of a subseries Outstanding in the Auction Mode, the Auction Agent and the Broker-Dealers.

"Opinion of Bond Counsel" shall mean a written opinion of Bond Counsel.

      "Principal Payment Date" shall mean, with respect to the Bonds of a subseries, any date upon which the principal amount of such Bonds is due hereunder, including the Maturity Date, any redemption date, or the date the maturity of the Bonds is accelerated pursuant to the terms hereof or otherwise.

      "Purchase Date" shall mean, for any Bond of a subseries in the Daily Mode or the Weekly Mode, any Business Day selected by the Owner of such Bond pursuant to the provisions of Section 3.01 hereof to have such Bond (or portion thereof in an Authorized Denomination) purchased.

"Purchase Fund" shall mean the fund established pursuant to Section 3.10 hereof.

      "Purchase Price" shall mean (i) an amount equal to the principal amount of any Bond of a subseries in the Daily Mode or the Weekly Mode to be purchased on any Purchase Date, plus an amount equal to accrued interest, if any, to such Purchase Date, (ii) except as provided in clause (iii) below, an amount equal to the principal amount of the Bonds of a subseries to be purchased on a Mandatory Purchase Date or (iii) an amount equal to the principal amount of the Bonds of a subseries to be purchased on a Mode Change Date pursuant to Section 3.03 hereof, plus, if such Mode Change Date occurs (A) due to a change in Mode for a subseries of Bonds then in the Fixed Rate Mode on a day on which such Bonds are subject to optional redemption at the direction of the Borrower, any redemption premium that would have been payable for such


Bonds on such redemption date, or (B) due to a change in Mode for a subseries of Bonds then in the Term Rate Mode earlier than the Mandatory Purchase Date for such Bonds pursuant to Section 3.04 hereof because the Borrower elects to end a Term Rate Mode for a subseries of Bonds on a day on which such Bonds are subject to optional redemption at the direction of the Borrower, an amount equal to any redemption premium that would have been payable on such redemption date.

      "Rate Determination Date" shall mean the date on which the interest rate for the Bonds of a subseries (or, with respect to a Commercial Paper Bond, such Bond) shall be determined, which (i) in the case of a Commercial Paper Bond, shall be the first day of an Interest Period for such Bond; (ii) in the case of the Bonds of a subseries in the Daily Mode, shall be each Business Day commencing with the Mode Change Date on which such Bonds were changed to the Daily Mode; (iii) in the case of the initial conversion of the Bonds of a subseries to the Weekly Mode, shall be no later than the Business Day prior to the Mode Change Date on which such Bonds were changed to the Weekly Mode, and, thereafter, shall be each Tuesday or, if Tuesday is not a Business Day, the next succeeding day or, if such day is not a Business Day, then the Business Day next preceding such Tuesday; (iv) in the case of the Bonds of a subseries in the Term Rate Mode, shall be a Business Day no later than the Business Day next preceding the first day of an Interest Period, as determined by the Remarketing Agent; and (v) in the case of the Bonds of a subseries in the Fixed Rate Mode, shall be a date determined by the Remarketing Agent, with the consent of the Borrower, which shall be at least one Business Day prior to the Mode Change Date.

      "Rating Agency" shall mean Moody's or S&P to the extent they then are providing or maintaining a rating on the Bonds at the request of the Borrower or, in the event that Moody's or S&P no longer maintains a rating on the Bonds, any other nationally recognized rating agency then providing or maintaining a rating on the Bonds at the request of the Borrower.

      "Record Date" shall mean, in regard to an Interest Payment Date (i) with respect to the Bonds of a subseries in a Commercial Paper Mode, a Daily Mode or a Weekly Mode, the Business Day immediately preceding an Interest Payment Date, (ii) with respect to the Bonds of a subseries in a Term Rate Mode or a Fixed Rate Mode, the fifteenth day (whether or not a Business Day) of the month next preceding each Interest Payment Date and (iii) with respect to the Bonds of a subseries in an Auction Mode, the Business Day immediately preceding an Interest Payment Date. "Record Date" means, in regard to a redemption date, the tenth day preceding such redemption date.

"Remarketing Agent" shall mean any investment banking firm which may at any time be appointed Remarketing Agent for the Bonds of a subseries as provided in Section 7.05 of the Agreement.

      "Remarketing Agreement" shall mean a remarketing agreement relating to the Bonds, by and between the Borrower and the Remarketing Agent, as it may be amended or supplemented from time to time in accordance with its terms.

"Remarketing Proceeds Account" shall mean the account by that name created in the Purchase Fund pursuant to Section 3.10 hereof.


      "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such rating agency shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "S&P" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Borrower.

      "Stated Interest Payment Dates" shall mean each April 1 and October 1; provided, however, that for the Term Rate Modes commencing on the Issue Date, the first Stated Interest Payment Dates for the Subseries B Bonds and the Subseries C Bonds shall commence on April 2, 2006 and April 1, 2006, respectively, and provided further that the second Stated Interest Payment Dates for the Subseries B Bonds and the Subseries C Bonds shall be October 2, 2006 and October 1, 2006, respectively.

"Term Rate" shall mean the per annum interest rate for the Bonds of a subseries in the Term Rate Mode determined pursuant to Section 2.04(a) hereof.

      "Term Rate Interest Payment Dates" shall mean, with respect to Bonds of a subseries in the Term Rate Mode and for the current Interest Period for such Bonds, each Stated Interest Payment Date occurring in such Interest Period (beginning with the first Stated Interest Payment Date that occurs after the commencement of such Interest Period) and on the day next succeeding the last day of such Interest Period, and shall include the Escrow Mandatory Purchase Date.

"Term Rate Mode" shall mean the Mode during which the Bonds of a subseries bear interest at the Term Rate.

"Weekly Mode" shall mean the Mode during which the Bonds of a subseries bear interest at the Weekly Rate.

"Weekly Rate" shall mean the per annum interest rate for the Bonds of a subseries in the Weekly Mode determined pursuant to Section 2.03(b) hereof.

ARTICLE II

BOND INTEREST RATE MODES

Section 2.01 Calculation and Payment of Interest; Maximum Rate.

      (a)    When a Commercial Paper Mode, a Daily Mode or a Weekly Mode is in effect for a subseries of Bonds, interest shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed. When a Term Rate Mode or a Fixed Rate Mode is in effect for a subseries of Bonds, interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. When an Auction Mode is in effect for a subseries of Bonds in an Auction Period of 180 days or less, interest shall be calculated on the basis of actual days over 360, and when the Auction Period is greater than 180 days interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Payment of interest on each Bond shall be made on each Interest Payment Date


for such Bond for unpaid interest accrued during the Interest Accrual Period to the Owner of record of such Bond on the applicable Record Date.

      (b)    All of the Bonds of a subseries in any Mode, may be changed to any other Mode at the times and in the manner hereinafter provided. Subsequent to such change in Mode, all the Bonds of a subseries may again be changed to a different Mode at the times and in the manner hereinafter provided. While it is anticipated that the Fixed Rate Mode for a subseries of Bonds shall be in effect until the Maturity Date, redemption date or acceleration of the Bonds prior to the Maturity Date, such Fixed Rate Bonds may be changed to any other Mode on a day on which such Fixed Rate Bonds are subject to optional redemption at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement as provided in Section 2.07 hereof.

      (c)    Absent manifest error, the interest rates contained in the records of the Trustee shall be conclusive and binding upon the Authority, the Borrower, the Remarketing Agent, the Trustee and the Owners and, with respect to the Bonds of a subseries in an Auction Mode, the Auction Agent and the Broker-Dealers.

(d) No Bonds shall bear interest at an interest rate higher than the applicable Maximum Rate.

      (e)    In the absence of manifest error, the determination of interest rates and Interest Periods by the Remarketing Agent shall be conclusive and binding upon the Borrower, the Remarketing Agent, the Trustee, the Authority and the Owners.

      Section 2.02.  Determination of Commercial Paper Rates and Interest Periods During the Commercial Paper Mode. An Interest Period for a Commercial Paper Bond shall be of such duration, ending on a Business Day, of from one to 270 calendar days, as the Remarketing Agent shall determine in accordance with the provisions of this Section 2.02. A Commercial Paper Bond of a subseries can have an Interest Period, and bear interest at a rate, different from other Commercial Paper Bonds of the same subseries. In making the determinations with respect to Interest Periods, subject to limitations imposed by the first sentence of this Section and in Section 2.01 hereof, on each Rate Determination Date for a Commercial Paper Bond, the Remarketing Agent shall select for such Bond the Interest Period which would result in the Remarketing Agent being able to remarket such Bond at par in the secondary market at the lowest interest rate then available and for the longest Interest Period available at such rate, provided that if on any Rate Determination Date, the Remarketing Agent determines that current or anticipated future market conditions or anticipated future events are such that a different Interest Period would result in a lower average interest cost on such Bond, then the Remarketing Agent shall select the Interest Period which in the judgment of the Remarketing Agent would permit such Bond to achieve such lower average interest cost; provided, further, that if the Remarketing Agent has received notice from the Borrower that the Bonds of a subseries in the Commercial Paper Mode are to be changed to any other Mode, the Remarketing Agent shall, with respect to such Bonds, select Interest Periods which do not extend beyond the proposed Mode Change Date.


      On or after 4:00 p.m. on the Business Day next preceding each Rate Determination Date for a Commercial Paper Bond, any Owner of such Bond may telephone the Remarketing Agent and receive notice of the anticipated next Interest Period and the anticipated Commercial Paper Rate for such Interest Period for such Bond.

      By 12:30 p.m. on each Rate Determination Date for a Commercial Paper Bond, the Remarketing Agent shall determine the Commercial Paper Rate for the Interest Period then selected for such Bond and shall give notice by Electronic Means to the Trustee of the new Owner, the Interest Period, the Mandatory Purchase Date and the Commercial Paper Rate.

      By 1:00 p.m. on each Rate Determination Date, the Remarketing Agent will assign CUSIP numbers to each Commercial Paper Bond for which a Commercial Paper Rate and Interest Period have been determined on such date and notify the Trustee of such assignment by Electronic Means.

      Section 2.03.  Determination of Interest Rate During the Daily Mode and the Weekly Mode. The interest rate for the Bonds of a subseries in the Daily Mode or the Weekly Mode shall be the rate of interest per annum determined by the Remarketing Agent on and as of the applicable Rate Determination Date as the minimum rate of interest which, in the opinion of the Remarketing Agent under then existing market conditions, would result in the sale of such Bonds on the effective date of such rate at a price equal to the principal amount thereof, plus accrued and unpaid interest, if any.

      (a)    During the Daily Mode, the Remarketing Agent shall establish the Daily Rate by 10:00 a.m. on each Rate Determination Date. The Daily Rate for any day during the Daily Mode which is not a Business Day shall be the Daily Rate established on the immediately preceding Rate Determination Date. The Remarketing Agent shall make the Daily Rate available by telephone to any Owner or Notice Party requesting such rate and, on the last Business Day of each month, shall give notice to the Trustee of the Daily Rates that were in effect for each day of such month by Electronic Means.

      (b)    During the Weekly Mode, the Remarketing Agent shall establish the Weekly Rate by 4:00 p.m. on each Rate Determination Date. The Weekly Rate shall be in effect (i) initially, from and including the first day of such Weekly Mode to and including the following Tuesday and (ii) thereafter, from and including each Wednesday to and including the following Tuesday. The Remarketing Agent shall make the Weekly Rate available (i) after 4:00 p.m. on the Rate Determination Date by telephone to any Owner or Notice Party requesting such rate and (ii) by Electronic Means to the Trustee not later than the second Business Day immediately succeeding the Rate Determination Date.

Section 2.04. Determination of Term Rates and Fixed Rate.

      (a)    Term Rates. The Term Rates to be borne by the Subseries B Bonds and the Subseries C Bonds from the Issue Date to (but not including) the respective Escrow Mandatory Purchase Dates shall be determined by the Underwriters not later than the Business Day immediately preceding the Issue Date as the minimum rates which, in the

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sole judgment of the Underwriters, will result in a sale of such Bonds at a price equal to the principal amount thereof on the Issue Date. The Borrower may elect that the Escrow Bonds of a subseries continue as Escrow Bonds in the Term Rate Mode beyond the original Escrow Mandatory Purchase Date as provided by Section 3.01(c)(iv) of the Master Agreement. The Borrower may elect that the Bonds of a subseries that no longer are Escrow Bonds continue in or be changed to the Term Rate Mode in a notice given pursuant to Section 2.07(a)(i) hereof but need not designate the Interest Period for such Term Rate Mode until the Rate Determination Date. The Term Rate for the Bonds of a subseries shall be determined by the Remarketing Agent not later than 4:00 p.m. on the Rate Determination Date, and the Remarketing Agent shall make the Term Rate available by telephone to any Notice Party requesting such rate. The Remarketing Agent shall give written notice of the Term Rate to the Borrower, the Authority and the Trustee upon request. The Term Rate for the Bonds of a subseries shall be the minimum rate which, in the sole judgment of the Remarketing Agent, will result in a sale of such Bonds at a price equal to the principal amount thereof on the effective date of such rate for the Interest Period selected by the Borrower in writing delivered to the Remarketing Agent on or before the Rate Determination Date for such Interest Period. If, at least 15 days prior to the end of the Interest Period (other than an Interest Period ending on the day next preceding an Escrow Mandatory Purchase Date) for the Bonds of a subseries in the Term Rate Mode, the Borrower has not given a Mode Change Notice, then the Bonds of such subseries (i) shall not be purchased on the Mandatory Purchase Date occurring at the end of the Interest Period for such Bonds in accordance with Section 3.04 hereof but shall instead be returned to their Owners and remain Outstanding, (ii) shall continue in the Term Rate Mode until purchased, as described in the immediately succeeding clause (iii), and shall bear interest at the Alternate Term Rate (with an Interest Period commencing on the Mandatory Purchase Date and ending on the actual purchase date) until so purchased, and (iii) shall be purchased upon the availability of remarketing proceeds to purchase such Bonds (or Borrower funds as provided in Section 3.06 hereof). In such event the Purchase Price shall not be considered due and payable on such Mandatory Purchase Date so that no Event of Default under Section 6.01(b) of the Agreement shall be deemed to have occurred. The Remarketing Agent shall use its best efforts to cause the Bonds of a subseries in a Term Rate Mode required to be purchased on such Mandatory Purchase Date to be remarketed (in any Mode or Modes) on the first date thereafter, which shall be deemed to be a Mode Change Date, at which time all such Bonds can be sold at par, at a rate not exceeding the Maximum Rate. No Interest Period in the Term Rate Mode may extend beyond the Maturity Date.

      (b)    Fixed Rate. The Borrower may elect that the Bonds of a subseries be changed to the Fixed Rate Mode in a notice given pursuant to Section 2.07(b) hereof. The Remarketing Agent shall determine the Fixed Rate for the Bonds of a subseries in the Fixed Rate Mode in the manner and at the times as follows: Not later than 4:00 p.m. on the Rate Determination Date for such Bonds, the Remarketing Agent shall determine the Fixed Rate for such Bonds. The Fixed Rate shall be the minimum interest rate which, in the sole judgment of the Remarketing Agent, will result in a sale of such Bonds at a price equal to the principal amount thereof on the effective date of such rate. The Remarketing Agent shall make the Fixed Rate available by telephone to any Notice Party

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requesting such Fixed Rate. Upon request of any Notice Party, the Trustee shall give notice of such rate by Electronic Means.

Section 2.05. Alternate Rates.

      (a)    When all Bonds of a subseries in a Term Rate Mode or the Fixed Rate Mode are not remarketed on a Mode Change Date for such Bonds which occurs prior to the end of the Interest Period for such Bonds at a time when such Bonds are subject to optional redemption at the direction of the Borrower in accordance with Section 3.06(d)(iv) of the Agreement, such Bonds (i) shall be returned to their Owners and remain Outstanding, (ii) shall continue in the Term Rate Mode in the then current Interest Period or the Fixed Rate Mode as if no such Mode Change Notice had been given, (iii) shall continue to bear interest at the Term Rate or Fixed Rate then in effect as if no such Mode Change Notice had been given, and (iv) in such event the Purchase Price shall not be considered due and payable on the failed Mode Change Date so that no Event of Default under Section 6.01(b) of the Agreement shall be deemed to have occurred.

      (b)    The following provisions shall apply in the event (i) the Remarketing Agent fails or is unable to determine the interest rate or Interest Period for the Bonds of any subseries or (ii) the method by which the Remarketing Agent determines the interest rate or Interest Period with respect to the Bonds of any subseries (or the selection by the Borrower of the Interest Period for the Bonds of a subseries in the Term Rate Mode) shall be held to be unenforceable by a court of law of competent jurisdiction. These provisions shall continue to apply until such time as the Remarketing Agent (or the Borrower, if applicable) again makes such determinations. In the case of clause (ii) above, the Remarketing Agent (or the Borrower, if applicable) shall again make such determination at such time as there is delivered to the Remarketing Agent and the Borrower an Opinion of Bond Counsel to the effect that there are no longer any legal prohibitions against such determinations. The following shall be the methods by which the interest rates and, in the case of the Commercial Paper and Term Rate Modes, the Interest Periods, shall be determined for the Bonds of any subseries as to which either of the events described in clause (i) or (ii) shall be applicable. Such methods shall be applicable from and after the date either of the events described in clause (i) or (ii) first becomes applicable to such Bonds until such time as the event described in clause (i) or (ii) is no longer applicable to such Bonds.

      (i)    For a Commercial Paper Bond, the next Interest Period shall be from, and including, the day next succeeding the last day of the current Interest Period for such Bond to, but excluding, the next succeeding Business Day and thereafter shall commence on each Business Day and extend to, but exclude, the next succeeding Business Day. For each such Interest Period, the interest rate for such Bond shall be the BMA Municipal Swap Index in effect on the Business Day that begins an Interest Period.

(ii) If such Bonds are in the Daily Mode, then such Bonds shall bear interest during each subsequent Interest Period at the BMA Municipal Swap Index in effect on the first day of such Interest Period.

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      (iii)    If such Bonds are in the Weekly Mode, then such Bonds shall bear interest during each subsequent Interest Period at the BMA Municipal Swap Index in effect on the first day of such Interest Period.

(iv) If such Bonds are in the Term Rate Mode, the provisions of the final four sentences of Section 2.04(a) shall apply.

      Section 2.06.  Determination of Auction Rates; Notice. The Auction Rate to be applicable to the Bonds of a subseries during each Auction Period shall be determined by the Auction Agent in accordance with the provisions of Exhibit B to the Agreement and notice thereof shall be given as provided in such Exhibit B.

      Section 2.07.  Changes in Mode. Subject to the provisions of this Section, the Borrower may effect a change in Mode with respect to all Bonds of a subseries that are not Escrow Bonds by following the procedures set forth in this Section; provided, however, that the procedures for effecting a change to or from the Auction Mode for a subseries of Bonds are set forth in Section 2.08 hereof. If a change in Mode will make the Bonds of a subseries subject to Rule 15c2-12 promulgated under the Securities Exchange Act of 1934, as amended, a continuing disclosure undertaking, if not already in place, shall be entered into by the Borrower satisfying the requirements of said Rule.

      (a)    Changes to a Mode Other Than the Fixed Rate Mode. At the option of the Borrower, the Bonds of a subseries may be changed from one Mode to another Mode in accordance with the provisions, and subject to the conditions, set forth below, except that the procedures for effecting a change to the Fixed Rate Mode are set forth in Section 2.07(b) hereof:

      (i)    Borrower Notice; Notice to Owners. Not later than five Business Days prior to the date that notice to the Owners must be given by the Trustee pursuant to Section 3.03 hereof (or such shorter time as may be agreed to by the Borrower and the Trustee), the Borrower shall give written notice to the Notice Parties of its intention to effect a change in the Mode for the Bonds of a subseries from the Mode then in effect (for purposes of this Section, the "Current Mode") to another Mode or, if the Bonds of such subseries are then in the Term Rate Mode, to continue in the Term Rate Mode for a new Interest Period (for purposes of this Section, the "New Mode"). Notice of the proposed change in Mode shall be given to the Owners of such Bonds by the Trustee pursuant to Section 3.03 hereof; provided, however, that the Trustee shall not mail such written notice if converting from a Commercial Paper Mode until it has received a written confirmation from the Remarketing Agent that no Interest Period for any Commercial Paper Bond of such subseries extends beyond the Mode Change Date; and provided, further, that such notice shall be given 30 days prior to the Mode Change Date if the Bonds of such subseries are then in the Fixed Rate Mode or in the Term Rate Mode and the Mode Change Date is occurring prior to the end of the current Interest Period as described immediately below in (iii)(B)(2) or (3).

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      (ii)    Determination of Interest Rates. The New Mode for the Bonds of a subseries shall commence on the Mode Change Date for such Bonds and the interest rate (or rates, in the case of a change to the Commercial Paper Mode, together with the Interest Periods for such Bonds) shall be determined by the Remarketing Agent in the manner provided in Sections 2.02, 2.03 and 2.04 hereof, as applicable. The Borrower shall select the Interest Period for the Bonds of a subseries converted to the Term Rate Mode on or prior to the Rate Determination Date for such Bonds.

(iii) Conditions Precedent.

(A) The Mode Change Date shall be a Business Day.

(B) Additionally, the Mode Change Date in the case of a change:

(1) from the Commercial Paper Mode, shall be a Mandatory Purchase Date for all Commercial Paper Bonds of such subseries pursuant to Section 3.02 hereof;

      (2)    from the Term Rate Mode, shall be the day next succeeding the last day of the current Interest Period for the Bonds of the subseries being converted or a day on which such Bonds would be redeemable at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement if such change to the New Mode did not occur; and

      (3)    from the Fixed Rate Mode, shall be a day on which the Bonds of the subseries being converted would be redeemable at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement if such change to the New Mode did not occur.

      (C)    In the case of a change from a Mode during which Bonds may or must be tendered by their Owners for purchase at intervals of one year or less to a Mode during which Bonds may or must be tendered by their Owners for purchase at intervals in excess of one year, or vice versa, a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Authority, the Trustee and the Remarketing Agent shall have been delivered to the Authority, the Trustee and the Remarketing Agent on the Mode Change Date.

      (D)    If the Bonds of the subseries being converted are in the Commercial Paper Mode, no Interest Period for a Bond of such subseries set after delivery by the Borrower to the Remarketing Agent of the notice of the intention to effect a change in Mode with respect to such subseries of Bonds shall extend beyond the proposed Mode Change Date.

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      (b)    Change to Fixed Rate Mode. At the option of the Borrower, the Bonds of a subseries may be changed to the Fixed Rate Mode (or to a new Fixed Rate Mode) as provided in this Section 2.07(b). Not less than five Business Days prior to the date that notice to the Owners must be given by the Trustee pursuant to Section 3.03 hereof (or such shorter time as may be agreed to by the Borrower and the Trustee), the Borrower shall give written notice to the Notice Parties stating that the Mode for such Bonds will be changed to the Fixed Rate Mode (or to a new Fixed Rate Mode) and setting forth the proposed Mode Change Date. If the Bonds of the subseries being converted are in the Commercial Paper Mode, no Interest Period for a Bond of such subseries set after delivery by the Borrower to the Remarketing Agent of the notice of the intention to effect a change in Mode with respect to such subseries of Bonds shall extend beyond the proposed Mode Change Date. Any such change in Mode shall be made in accordance with the provisions, and subject to the conditions, set forth below:

(i) Conditions Precedent. The Mode Change Date shall be:

(A) a Business Day;

(B) in the case of a change from the Commercial Paper Mode, a Mandatory Purchase Date for all Commercial Paper Bonds of such subseries pursuant to Section 3.02 hereof;

      (C)    in the case of a change from the Term Rate Mode, the day next succeeding the last day of the current Interest Period for the Bonds of the subseries being converted or a day on which such Bonds would be redeemable at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement if such change from the Term Rate Mode did not occur; and

      (D)    in the case of a change from the Fixed Rate Mode, a day on which such Bonds would be redeemable at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement if such change from the Fixed Rate Mode did not occur.

      (ii)    Notice to Owners. Not less than 15 days prior to the Mode Change Date for a subseries of Bonds (30 days if the Bonds of such subseries are then in the Fixed Rate Mode or in the Term Rate Mode and the Mode Change Date is occurring prior to the end of the current Interest Period as described immediately above in (b)(i)(C) and (D)), the Trustee shall mail, in the name of the Borrower, a notice of such proposed change to the Owners of the Bonds of the subseries being converted stating that the Mode will be changed to the Fixed Rate Mode, the proposed Mode Change Date, that such Owners are required to tender their Bonds for purchase on such proposed Mode Change Date, the Purchase Price and that interest on such Bonds shall cease to accrue from and after the proposed Mode Change Date, provided funds for such purchase are on deposit with the Trustee on such Date; provided, however, that the Trustee shall not mail such written notice if converting from a Commercial Paper Mode until it has received a written

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confirmation from the Remarketing Agent that no Interest Period for any Commercial Paper Bond of such subseries extends beyond the Mode Change Date.

      (iii)    General Provisions Applying to Change to Fixed Rate Mode. If the change is from a Mode during which Bonds may or must be tendered by their Owners for purchase at intervals of one year or less to a Fixed Rate Mode of more than one year in duration, the change to the Fixed Rate Mode shall not occur unless a Favorable Opinion of Bond Counsel dated the Mode Change Date is addressed and delivered to the Authority, the Trustee and the Remarketing Agent on the Mode Change Date.

      (iv)    Determination of Interest Rate. The Fixed Rate for the Bonds of the subseries to be converted to the Fixed Rate Mode shall be established by the Remarketing Agent pursuant to the provisions of Section 2.04(b).

      (c)    Failure To Satisfy Conditions Precedent to a Mode Change. In the event the conditions described above in subsection (a) or (b), as applicable, of this Section have not been satisfied by the applicable Mode Change Date, then the New Mode or the Fixed Rate Mode, as the case may be, for the Bonds of the subseries to be converted shall not take effect. If the failed change in Mode was from the Commercial Paper Mode, the Bonds of such subseries shall remain in the Commercial Paper Mode with interest rates and Interest Periods to be established by the Remarketing Agent on the failed Mode Change Date in accordance with Section 2.02 hereof. If the failed change in Mode was from the Daily Mode, the Bonds of such subseries shall remain in the Daily Mode, and if the failed change in Mode was from the Weekly Mode, the Bonds of such subseries shall remain in the Weekly Mode, in each case with interest rates established in accordance with the applicable provisions of Section 2.03 hereof on and as of the failed Mode Change Date. If the failed change in Mode was from the Term Rate Mode at the end of the Interest Period for such Bonds, such Bonds (i) shall be returned to their Owners and remain Outstanding, (ii) shall continue in the Term Rate Mode until purchased, as described in the immediately succeeding clause (iii), and shall bear interest at the Alternate Term Rate until so purchased, and (iii) shall be purchased upon the availability of remarketing proceeds to purchase such Bonds (or Borrower funds as provided in Section 3.06 hereof). In the event of a failed change in Mode as described in the immediately preceding sentence, the Remarketing Agent shall use its best efforts to cause the Bonds to be remarketed (in any Mode or Modes) on the first date thereafter at which time all such Bonds can be sold at par, at a rate not exceeding the Maximum Rate. If the failed change in Mode was from a Term Rate Mode or the Fixed Rate Mode on a Mode Change Date for such Bonds which occurs prior to the end of the Interest Period for such Bonds at a time when such Bonds are subject to optional redemption at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement, such Bonds (i) shall be returned to their Owners and remain Outstanding, (ii) shall continue in the Term Rate Mode in the then current Interest Period or the Fixed Rate Mode, and (iii) shall continue to bear interest at the Term Rate or Fixed Rate then in effect.

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      (d)    Rescission of Election. Notwithstanding anything herein to the contrary, the Borrower may rescind any election by it to adjust the Bonds of a subseries to, or in the case of a Term Rate Mode continue, a New Mode or the Fixed Rate Mode prior to the proposed Mode Change Date by giving written notice thereof to the Notice Parties prior to such proposed Mode Change Date. If the notice of such rescission is given before the Owners of the Bonds have been notified of the mandatory purchase to occur on the Mode Change Date pursuant to Section 3.03 hereof, then the Mode Change Notice shall be deemed rescinded and of no force or effect. If the notice of such rescission is given after the Owners of the Bonds have been notified of the mandatory purchase pursuant to Section 3.03 hereof or if the notice of rescission does not become effective for any reason, then the Bonds of such subseries shall be in such Mode and bear such interest as provided immediately above in subsection (c).

Section 2.08. Auction Rates; Conversions to and From Auction Mode.

      (a)    Determination and Notice of Auction Rates. The Auction Rate to be applicable to a subseries of Bonds in the Auction Mode during each Auction Period shall be determined by the Auction Agent and notice thereof shall be given as provided in Exhibit B to the Agreement.

      (b)    Conversions to Auction Mode. At the option of the Borrower, a subseries of Bonds (provided that the Bonds of such subseries aggregate an amount which is an Authorized Denomination for the Auction Mode) may be converted from another Mode to an Auction Mode, provided that after such conversion, there shall be not less than $10,000,000 in aggregate principal amount of the Bonds of such subseries bearing interest at an Auction Rate unless otherwise consented to by the Broker-Dealers. Any such conversion shall be made as follows:

      (i)    In any such conversion from a Mode other than the Term Rate or Fixed Rate Mode, the Mode Change Date shall be a regularly scheduled Interest Payment Date on which interest is payable for the Interest Period for the subseries of Bonds from which the conversion is to be made; provided, however, that if the conversion is from (A) the Term Rate Mode, the Mode Change Date shall be the day next succeeding the last day of the Interest Period for such Bonds or a day on which such Bonds would be redeemable at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement if such change to the Auction Mode did not occur, (B) the Fixed Rate Mode, the Mode Change Date shall be a day on which such Bonds would be redeemable at the direction of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement if such change to the Auction Mode did not occur, and (C) the Commercial Paper Mode, the Mode Change Date shall be a Mandatory Purchase Date for all Commercial Paper Bonds of such subseries pursuant to Section 3.02 hereof.

      (ii)    The Borrower shall give written notice of any such conversion to the Authority, the Remarketing Agent, the Trustee, the Auction Agent and the Broker-Dealers not less than five Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to

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subparagraph (iii) below (or such shorter time as may be agreed to by the Borrower and the Trustee). Such notice shall specify the Mode Change Date for the subseries of Bonds to be converted but the length of the Initial Period and the Auction Period need not be designated by the Borrower until such time as the interest rate for the Initial Period is determined. Together with such notice, the Borrower shall file with the Authority and the Trustee a Favorable Opinion of Bond Counsel. No such change to the Auction Mode shall become effective unless the Borrower shall also file, with the Authority and the Trustee, a Favorable Opinion of Bond Counsel to the same effect dated the Mode Change Date.

      (iii)    Not less than 15 days prior to the Mode Change Date (30 days if the Bonds of such subseries are then in the Fixed Rate Mode or in the Term Rate Mode and the Mode Change Date is occurring prior to the end of the current Interest Period on a day on which such Bonds would be redeemable at the option of the Borrower pursuant to Section 3.06(d)(iv) of the Agreement), the Trustee shall mail a written notice of the conversion to the Owners of the Bonds of the subseries to be converted specifying the Mode Change Date and the mandatory purchase of such Bonds on such date pursuant to Section 3.03 hereof; provided, however, that the Trustee shall not mail such written notice if converting from a Commercial Paper Mode until it has received a written confirmation from the Remarketing Agent that no Interest Period for any Commercial Paper Bond of such subseries extends beyond the Mode Change Date.

      The Auction Rate for the Auction Period commencing on the Mode Change Date for a subseries of Bonds shall be the lowest rate which, in the judgment of the Broker-Dealers, is necessary to enable such Bonds to be remarketed at a price equal to the principal amount thereof, plus accrued interest, if any, on the Mode Change Date. Such determination shall be conclusive and binding upon the Authority, the Borrower, the Trustee, the Auction Agent and the Owners of the Bonds of the subseries to which such rate will be applicable.

      If the conditions described above in this subsection (b) have not been satisfied by the applicable Mode Change Date, then the new Mode shall not take effect and the provisions of Section 2.07(c) shall govern.

      The Borrower may revoke its election to effect a conversion of the interest rate on the Bonds of any subseries to an Auction Rate by giving written notice of such revocation to the Authority, the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealers at any time prior to the setting of the Auction Rate by the Broker-Dealers. In such event, the provisions of Section 2.07(d) hereof shall govern.

No Bonds may be converted to the Auction Mode when the Bonds are not held by a depository in Book Entry form.

(c) Conversions From Auction Mode to Other Than Fixed Rate Mode. At the option of the Borrower, a subseries of Bonds (in an amount which is an Authorized

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Denomination for the new Mode) may be converted from an Auction Mode to another Mode (except that the procedures for conversion from the Auction Mode to the Fixed Rate Mode are set forth in (d) below). Any such conversion shall be made as follows:

      (i)    If the Auction Bonds are in an Auction Period other than the daily Auction Period, the Mode Change Date shall be the second regularly scheduled Interest Payment Date following the final Auction Date. If the Auction Bonds are in a daily Auction Period, the Mode Change Date shall be the next regularly scheduled Interest Payment Date (i.e., the first Business Day of the next calendar month).

      (ii)    The Borrower shall give written notice of any such conversion to the Authority, the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealers not less than five Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to subparagraph (iii) below (or such shorter time as may be agreed by the Borrower and the Trustee). Such notice shall specify the Mode Change Date for the subseries of Bonds to be converted and the Mode to which the conversion will be made. Together with such notice, the Borrower shall file with the Authority and the Trustee a Favorable Opinion of Bond Counsel. No change to the Mode shall become effective unless the Borrower shall also file, with the Authority and the Trustee, a Favorable Opinion of Bond Counsel to the same effect dated the Mode Change Date.

      (iii)    Not less than 15 days prior to the Mode Change Date, the Trustee shall mail a written notice of the proposed conversion to the Owners of the Bonds of the subseries to be converted, specifying the proposed Mode Change Date and the mandatory purchase of such Bonds on such date pursuant to Section 3.03(c) hereof if such conversion is effective.

      (iv)    On the Mode Change Date for the subseries of Bonds to be converted, such Bonds shall be subject to mandatory purchase pursuant to Section 3.03(c) hereof at the Purchase Price. The Purchase Price of such Bonds so tendered shall be payable solely from the proceeds of the remarketing of such Bonds.

      (v)    The Borrower may revoke its election to effect a conversion of the interest rate on the Bonds of a subseries from the Auction Mode to a Mode other than the Fixed Rate Mode as described in (ii) above by giving written notice of such revocation to the Authority, the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealers at any time prior to the determination of the interest rate for such Bonds by the Remarketing Agent.

      (vi)    If on the Mode Change Date any condition precedent to such conversion required under the Agreement is not satisfied or if the Borrower has revoked its election pursuant to (v) above, the Trustee will give written notice by mail as soon as practicable and in any event not later than the next succeeding

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Business Day to the Owners of the Bonds of the subseries to have been converted if notice of such conversion has previously been given to such Owners, the Borrower, the Remarketing Agent, the Auction Agent, the Broker-Dealers and the Authority that (A) such conversion has not occurred, (B) Bonds will not be purchased on the failed Mode Change Date pursuant to Section 3.03(c) hereof, (C) the Auction Agent will continue to implement the Auction Procedures on the Auction Dates with respect to the Bonds of the subseries which otherwise would have been converted (excluding, however, the Auction Date falling on the Business Day next preceding the failed Mode Change Date), and (D) the interest rate for such Bonds will continue to be the Auction Rate; provided, however, that the interest rate borne by such Bonds during the Auction Period commencing on such failed Mode Change Date shall be the Maximum Auction Rate and the Auction Period shall be the seven-day Auction Period. On any such failed Mode Change Date, the Purchase Price shall not be considered due and payable so no Event of Default under Section 6.01(b) of the Agreement shall be deemed to have occurred.

      (d)    Conversions From Auction Mode to Fixed Rate Mode. At the option of the Borrower, a subseries of Bonds in an Auction Mode in an amount which is an Authorized Denomination for the new Mode may be converted to bear interest at a Fixed Rate as follows:

      (i)    The Mode Change Date shall be, in the case of a conversion from an Auction Mode in other than a daily Auction Period, the second regularly scheduled Interest Payment Date following the final Auction Date and, in the case of a conversion from a daily Auction Period, the next regularly scheduled Interest Payment Date (i.e., the first Business Day of the next calendar month).

      (ii)    Not less than five Business Days prior to the date on which the Trustee is required to notify the Owners of the conversion pursuant to subparagraph (iii) below (or such shorter time as may be agreed by the Borrower and the Trustee), the Borrower shall give written notice of the conversion to the Authority, the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealers, setting forth the Mode Change Date. Together with such notice, the Borrower shall file with the Trustee and the Authority a Favorable Opinion of Bond Counsel. No conversion to the Fixed Rate Mode shall occur unless the Borrower shall also file, with the Trustee and the Authority, a Favorable Opinion of Bond Counsel to the same effect dated the Mode Change Date.

      (iii)    The Trustee shall mail a notice of the proposed conversion to the Owners of the Bonds of the subseries to be converted not less than 15 days prior to the Mode Change Date, specifying the proposed Mode Change Date and the mandatory purchase of such Bonds on such date pursuant to Section 3.03(c) hereof if such conversion is effective. On the Mode Change Date for the subseries of Bonds to be converted, such Bonds shall be subject to mandatory purchase pursuant to Section 3.03(c) hereof at the Purchase Price. The Purchase

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Price of such Bonds so tendered shall be payable solely from the proceeds of the remarketing of such Bonds.

(iv) Not later than 4:00 p.m. on the Business Day prior to the Mode Change Date, the Remarketing Agent shall determine the Fixed Rate for the Bonds to be converted.

      (v)    Such determination shall be conclusive and binding upon the Borrower, the Authority, the Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Bonds to which such rate will be applicable. Not later than 5:00 p.m. on the date of determination of the Fixed Rate, the Remarketing Agent shall notify the Borrower and the Trustee of such rate by telephone.

      (vi)    The Borrower may revoke its election to effect a conversion of the interest rate on the Bonds of a subseries from the Auction Mode to the Fixed Rate by giving written notice of such revocation to the Authority, the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealers at any time prior to the determination of the Fixed Rate by the Remarketing Agent.

      (vii)    If on the Mode Change Date any condition precedent to such conversion required under the Agreement is not satisfied or if the Borrower has revoked its election pursuant to (vi) above, the Trustee shall give written notice by mail as soon as practicable and in any event not later than the next succeeding Business Day to the Owners of the Bonds of the subseries to have been converted if notice of such conversion has previously been given to such Owners, the Borrower, the Remarketing Agent, the Auction Agent, the Broker-Dealers and the Authority that (A) such conversion has not occurred, (B) Bonds will not be purchased on the failed Mode Change Date pursuant to Section 3.03(c) hereof, (C) the Auction Agent will continue to implement the Auction Procedures on the Auction Dates with respect to the Bonds of such subseries which otherwise would have been converted (excluding, however, the Auction Date falling on the Business Day next preceding the failed Mode Change Date), and (D) the interest rate for such Bonds will continue to be the Auction Rate; provided, however, that the interest rate borne by such Bonds during the Auction Period commencing on such failed Mode Change Date shall be the Maximum Auction Rate and the Auction Period shall be the seven-day Auction Period. On any such failed Mode Change Date, the Purchase Price shall not be considered due and payable so no Event of Default under Section 6.01(b) hereof shall be deemed to have occurred.

      Section 2.09.  Form of Bonds. The Bonds shall be substantially in the form set forth in Article III of the Agreement with such appropriate variations, omissions and insertions as are permitted or required by the Agreement, provided that the Authority shall not approve and the Trustee shall not authenticate such a revised Bond form prior to receiving a Favorable Opinion of Bond Counsel.


ARTICLE III

PURCHASE OF BONDS

      Section 3.01.  Optional Tenders of Bonds in the Daily Mode or the Weekly Mode. Subject to the provisions of Section 3.01(e) of the Agreement, the Owners of Bonds in a Daily Mode or a Weekly Mode may elect to have their Bonds (or portions of those Bonds in amounts equal to an Authorized Denomination) purchased on any Business Day at a price equal to the Purchase Price, (i) in the case of Bonds in a Daily Mode, upon delivery of an irrevocable notice of tender to the Remarketing Agent by Electronic Means acceptable to the Remarketing Agent not later than 11:00 a.m. on the Purchase Date specified by the Owner in such notice; and (ii) in the case of Bonds in a Weekly Mode, upon delivery to the Remarketing Agent of an irrevocable written notice of tender or irrevocable notice of tender by Electronic Means acceptable to the Remarketing Agent, promptly confirmed in writing to the Trustee, not later than 4:00 p.m. on a Business Day not less than seven days before the Purchase Date specified by the Owner in such notice. Such notices of tender shall state the CUSIP number, Bond number and the principal amount of such Bond and that such Bond shall be purchased on the Purchase Date specified above. Subject to the provisions of Section 3.01(e) of the Agreement, the Bond shall be delivered by the Owners (with all necessary endorsements) at or before noon on the Purchase Date at the office of the Trustee; provided, however, that payment of the Purchase Price shall be made pursuant to this Section only if the Bond so delivered to the Trustee conforms in all respects to the description thereof in the notice described in this Section. Payment of the Purchase Price with respect to purchases under this Section shall be made to the Owners of tendered Bonds by wire transfer of immediately available funds by the Trustee by the close of business on the Purchase Date. An Owner who gives the notice of tender as set forth above may repurchase the Bonds so tendered on such Purchase Date if the Remarketing Agent agrees to sell the Bonds so tendered to such Owner. If such Owner decides to repurchase such Bonds and the Remarketing Agent agrees to sell the specified Bonds to such Owner, the delivery requirements set forth above shall be waived.

      Section 3.02.  Mandatory Purchase at End of Commercial Paper Rate Periods. Each Commercial Paper Bond shall be subject to mandatory purchase on the day next succeeding the last day of the current Interest Period applicable to such Bond at the Purchase Price. Subject to the provisions of Section 3.01(e) of the Agreement, Bonds purchased pursuant to this Section shall be delivered by the Owners (with all necessary endorsements) to the office of the Trustee at or before noon on such Mandatory Purchase Date, and payment of the Purchase Price shall be made by wire transfer of immediately available funds by the Trustee by the close of business on such Purchase Date. No notice of such mandatory purchase shall be given to the Owners. If any such Mandatory Purchase Date is also a Mode Change Date for the subseries of Bonds of which such Commercial Paper Bond is a part, the Commercial Paper Bonds of such subseries shall be purchased pursuant to this Section 3.02 and not Section 3.03 hereof.

Section 3.03. Mandatory Purchase on Mode Change Date.

      (a)    Bonds of a subseries to be changed from one Mode to another Mode are subject to mandatory purchase on the Mode Change Date at the Purchase Price as provided in this subsection (a), except that the procedures to be used when the Bonds of a


subseries are changed to the Fixed Rate Mode, or to or from an Auction Mode, are set forth in subsections (b) and (c) below. Subject to the provisions of Section 3.01(e) of the Agreement, Bonds purchased pursuant to this Section shall be delivered by the Owners (with all necessary endorsements) to the office of the Trustee at or before noon on the Mode Change Date and payment of the Purchase Price shall be made by the Trustee by wire transfer of immediately available funds by the close of business on the Mode Change Date. The Trustee shall give notice of such mandatory purchase by mail to the Owners of the Bonds subject to mandatory purchase not less than 15 days prior to the Mode Change Date, except that such notice shall be given 30 days prior to the Mode Change Date under the circumstances provided in Sections 2.07(a)(i) and 2.07(b)(ii) hereof. The notice shall state the Mode Change Date and that it is a Mandatory Purchase Date, the Purchase Price, the subseries designation of the Bonds to be purchased and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after such Mandatory Purchase Date, provided funds for such purchase are on deposit with the Trustee on such Date. The failure to mail such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Owner.

      (b)    Bonds of a subseries to be changed to the Fixed Rate Mode or the Auction Mode are subject to mandatory purchase on the Mode Change Date at the Purchase Price as provided in this subsection (b). Subject to the provisions of Section 3.01(e) of the Agreement, Bonds purchased pursuant to this Section shall be delivered by the Owners (with all necessary endorsements) to the office of the Trustee at or before noon on the Mode Change Date and payment of the Purchase Price shall be made by the Trustee by wire transfer of immediately available funds by the close of business on the Mode Change Date. The Trustee shall give notice of such mandatory purchase as part of the notice of change of Mode to be sent to the Owners pursuant to Section 2.07(b)(ii) hereof with regard to the Fixed Rate Mode and Section 2.08(b)(iii) hereof with regard to the Auction Mode.

      (c)    Bonds of a subseries in an Auction Mode to be converted to another Mode shall be subject to mandatory purchase on the Mode Change Date at the Purchase Price as provided in this subsection (c). Subject to the provisions of Section 3.01(e) of the Agreement, Bonds purchased pursuant to this Section shall be delivered by the Owners (with all necessary endorsements) to the office of the Trustee at or before noon on the Mode Change Date and payment of the Purchase Price shall be made by the Trustee by wire transfer of immediately available funds by the close of business on the Mode Change Date. The Trustee shall give notice of such mandatory purchase as part of the notice of change of Mode to be sent to the Owners pursuant to Section 2.08(c)(iii) or 2.08(d)(iii) hereof. The Purchase Price of such Bonds so tendered shall be payable solely from the proceeds of the remarketing of such Bonds. Notwithstanding the provisions of this Section 3.03(c), in the event that any condition of a conversion is not satisfied as set forth herein under Section 2.08(c) or 2.08(d), as the case may be, including the failure to remarket all applicable Bonds on the failed Mode Change Date, the Bonds to have been converted will not be subject to mandatory purchase, will be returned to their owners,


will automatically convert to a seven-day Auction Period and will bear interest at the Maximum Auction Rate.

      Section 3.04.  Mandatory Purchase at End of Interest Period for Term Rate Mode. Bonds of a subseries in the Term Rate Mode, including the Escrow Bonds, shall be subject to mandatory purchase on the day next succeeding the last day of the current Interest Period applicable to such Bonds at the Purchase Price. Subject to the provisions of Section 3.01(e) of the Agreement, Bonds purchased pursuant to this Section shall be delivered by the Owners (with all necessary endorsements) to the office of the Trustee at or before noon on such Mandatory Purchase Date and payment of the Purchase Price shall be made by wire transfer of immediately available funds by the Trustee by the close of business on such Mandatory Purchase Date. No notice of such mandatory purchase shall be given to the Owners. If a Term Rate Mode is ended for a subseries of Bonds on a day on which such Bonds are subject to optional redemption at the direction of the Borrower as provided in Section 2.07(a)(iii)(B)(2), 2.07(b)(i)(C) or 2.08(b)(i)(A) hereof, as the case may be, such Bonds shall be subject to mandatory tender pursuant to Section 3.03 hereof and not this Section 3.04.

Section 3.05. Remarketing of Bonds; Notices.

(a) Remarketing of Bonds. The Remarketing Agent shall use its best efforts to offer for sale:

(i) all Bonds or portions thereof as to which notice of tender pursuant to Section 3.01 hereof has been given;

(ii) all Bonds required to be purchased pursuant to Sections 3.02, 3.03 and 3.04 hereof; and

      (iii)    subject to Section 3.06 hereof, all Bonds purchased with money provided by the Borrower pursuant to Section 3.07 of the Agreement for deposit in the Borrower Purchase Account as provided in Section 3.10(b) hereof.

(b) Notice of Remarketing; Registration Instructions; New Bonds. On each Purchase Date or Mandatory Purchase Date, as the case may be:

      (i)    unless the Remarketing Agent has notified the Trustee otherwise, the Remarketing Agent shall notify the Trustee and the Borrower by Electronic Means not later than 12:30 p.m. of the amount of tendered Bonds of a subseries which were successfully remarketed and, subject to the provisions of Section 3.01(e) of the Agreement, the names of the tendering Owners and the registration instructions (i.e., the names, addresses and taxpayer identification numbers of the purchasers and the desired Authorized Denominations) with respect thereto; and

      (ii)    subject to the provisions of Section 3.01(e) of the Agreement, the Trustee shall authenticate new Bonds of such subseries for the respective purchasers thereof which shall be available for pickup by the Remarketing Agent not later than 1:30 p.m.


      Section 3.06.  Source of Funds for Purchase of Bonds. By the close of business on the Purchase Date or the Mandatory Purchase Date, as the case may be, the Trustee shall purchase tendered Bonds from the tendering Owners at the Purchase Price by wire transfer of immediately available funds. Funds for the payment of such Purchase Price shall be derived solely from the following sources in the order of priority indicated and neither the Trustee nor the Remarketing Agent shall be obligated to provide funds from any other source:

(a) immediately available funds on deposit in the Remarketing Proceeds Account; and

      (b)    unless it is otherwise required in the Agreement that the related Purchase Price shall be paid solely with remarketing proceeds, from immediately available funds on deposit in the Borrower Purchase Account pursuant to Section 3.10(b) hereof.

Section 3.07. Delivery of Bonds. On each Purchase Date or Mandatory Purchase Date, as the case may be, the Bonds shall be delivered as follows:

      (a)    Subject to the provisions of Section 3.01(e) of the Agreement, Bonds sold by the Remarketing Agent pursuant to Section 3.05(a) hereof shall be delivered by the Remarketing Agent to the purchasers of those Bonds by 3:00 p.m.; and

      (b)    Bonds purchased by the Trustee with moneys described in Section 3.06(b) hereof shall, at the written direction of the Borrower, be (A) held by the Trustee, for the account of the Borrower, (B) cancelled or (C) delivered to the Borrower.

      Section 3.08.  Undelivered Bonds. If Bonds to be purchased are not delivered by the Owners to the Trustee by noon, New York City time, on the Purchase Date or the Mandatory Purchase Date, as the case may be, the Trustee shall hold any funds received for the purchase of those Bonds in trust in a separate account and shall pay such funds to the former Owners of the Bonds upon presentation of the Bonds. Such undelivered Bonds shall cease to be Outstanding and, therefore, to accrue interest as to the former Owners on the Purchase Date or the Mandatory Purchase Date, as the case may be, and moneys representing the Purchase Price shall be available against delivery of those Bonds at the office of the Trustee. The Trustee shall authenticate a replacement Bond of the same subseries for any undelivered Bond which may then be remarketed by the Remarketing Agent.

      Section 3.09.  No Sales After Payment Default. Anything in the Agreement to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default described in subsection (a) or (b) of Section 6.01 of the Agreement, the Remarketing Agent shall not remarket any Bonds, provided that nothing in this Section 3.09 shall be construed as prohibiting purchases of Bonds pursuant to Sections 3.01, 3.02, 3.03 and 3.04 hereof. If any Bond is remarketed by the Remarketing Agent while any other Event of Default has occurred and is continuing, the Remarketing Agent shall deliver notice of such default to such new Owner upon delivery of Bonds to such Owner as provided in Section 3.07(a) hereof.

      Section 3.10.  Purchase Fund. There is hereby established and there shall be maintained with the Trustee a separate fund to be known as the Business Finance Authority of the State of New Hampshire Water System Revenue Bonds (Pennichuck Water Works, Inc. Project)


Series 2005 Purchase Fund (the "Purchase Fund"). There are hereby further established separate accounts within the Purchase Fund to be known as the "Remarketing Proceeds Account" and the "Borrower Purchase Account" and the Trustee shall further establish a separate subaccount for each such subseries of Bonds within such Accounts.

      (a)    Remarketing Proceeds Account. Upon receipt of the proceeds of a remarketing of Bonds of a subseries, the Trustee shall deposit such proceeds in the subseries subaccount of the Remarketing Proceeds Account for application to the Purchase Price of the Bonds of such subseries.

      (b)    Borrower Purchase Account. Upon receipt of money provided by the Borrower pursuant to Section 3.04(a)(iv) of the Agreement for the payment of the Purchase Price of Bonds of a subseries, the Trustee shall deposit such proceeds in the subseries subaccount of the Borrower Purchase Account for application to the Purchase Price of the Bonds of such subseries to the extent that the moneys on deposit in the related subseries subaccount of the Remarketing Proceeds Account shall not be sufficient. Any amounts deposited in the Borrower Purchase Account and not needed with respect to any Purchase Date or Mandatory Purchase Date for the payment of the Purchase Price of any Bonds shall be immediately returned to the Borrower.

      (c)    Investment. Amounts held in the Remarketing Proceeds Account and the Borrower Purchase Account and any subaccount therein by the Trustee shall be held uninvested and separate and apart from each other and from all other funds and accounts.


EXHIBIT B

TO

MASTER LOAN AND TRUST AGREEMENT

Auction Provisions


TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS		B-1

ARTICLE II

AUCTION PROCEDURES

Section 2.01.	Orders by Existing Owners and Potential Owners	B-6
Section 2.02.	Submission of Orders by Broker-Dealers to Auction Agent	B-9
Section 2.03.	Determination of Auction Rate	B-11
Section 2.04.	Allocation of Bonds	B-12
Section 2.05.	Notice of Auction Rate	B-14
Section 2.06.	Reference Rate	B-15
Section 2.07.	Miscellaneous Provisions Regarding Auctions	B-15
Section 2.08.	Changes in Auction Period or Auction Date	B-16

ARTICLE III

AUCTION AGENT

Section 3.01.	Auction Agent	B-18
Section 3.02.	Qualifications of Auction Agent; Resignation; Removal	B-18


ARTICLE I

DEFINITIONS

      In addition to the words and terms elsewhere defined in the Agreement, Exhibit A to the Agreement and this Exhibit B, the following words and terms as used in this Exhibit B and elsewhere in the Agreement have the following meanings with respect to a subseries of Bonds in an Auction Mode unless the context or use indicates another or different meaning or intent.

"Agent Member" means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

"All Hold Rate" means, as of any Auction Date, 45% of the Reference Rate in effect on such Auction Date.

      "Applicable Percentage" means, as of any Auction Date, the Percentage of Reference Rate (in effect on such Auction Date) determined as set forth below, based on the Prevailing Rating of the Bonds in effect at the close of business on the Business Day immediately preceding such Auction Date:

Percentage of
Prevailing Rating	Reference Rate

AAA/Aaa	175%
AA/Aa	200
A/A	250
BBB/Baa	275
Below BBB/Baa	300

"Auction" means each periodic implementation of the Auction Procedures.

"Auction Agent" means the auctioneer appointed in accordance with Section 3.01 or 3.02 of this Exhibit B.

      "Auction Agreement" means an agreement between the Auction Agent and the Borrower pursuant to which the Auction Agent agrees to follow the procedures specified in this Exhibit B with respect to the Bonds while bearing interest at an Auction Rate, as such agreement may from time to time be amended or supplemented.

"Auction Bonds" means the Bonds while they bear interest at the Auction Rate.

      "Auction Date" means during any period in which the Auction Procedures are not suspended in accordance with the provisions hereof, (i) if the Bonds are in a daily Auction Period, each Business Day, (ii) if the Bonds are in a Special Rate Period, the last Business Day of the Special Rate Period, and (iii) if the Bonds are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such Bonds (whether or not an Auction shall be conducted on such date); provided, however, that the last Auction Date with respect to the Bonds in an Auction Period other than a daily Auction Period or a Special Rate Period shall be the earlier of (a) the Business Day next preceding the Interest Payment Date next preceding the


Conversion Date for the Bonds or (b) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for the Bonds; and provided, further, that if the Bonds are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the Business Day next preceding the Conversion Date for the Bonds or (y) the Business Day next preceding the final maturity date for the Bonds. The last Business Day of a Special Rate Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any. On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be two Auctions, one for the last daily Auction Period and one for the first Auction Period following the conversion.

      "Auction Mode" means the Mode during which the Bonds of a subseries bear interest at the Auction Rate which is the period of time commencing on the Auction Rate Conversion Date and ending on a Mode Change Date.

      "Auction Period" means (i) a Special Rate Period, (ii) with respect to Bonds in a daily mode, a period beginning on each Business Day and extending to but not including the next succeeding Business Day, (iii) with respect to Bonds in a seven-day mode, a period of generally seven days beginning on a Friday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Thursday) and ending on the Thursday thereafter (unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (iv) with respect to Bonds in a 28-day mode, a period of generally 28 days beginning on a Friday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Thursday) and ending on the fourth Thursday thereafter (unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (v) with respect to Bonds in a 35-day mode, a period of generally 35 days beginning on a Friday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Thursday) and ending on the fifth Thursday thereafter (unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), and (vi) with respect to Bonds in a semiannual mode, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding April 1 or October 1; provided, however, that if there is a conversion of Bonds from a daily Auction Period to a seven-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and shall end on the next succeeding Thursday (unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), if there is a conversion from a daily Auction Period to a 28-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and shall end on the Thursday (unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and, if there is a conversion from a daily Auction Period to a 35-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the Thursday (unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days but not more than 35 days from such date of conversion.


"Auction Procedures" means the procedures for conducting Auctions for Bonds during an Auction Mode set forth in this Exhibit B.

      "Auction Rate" means the rate of interest to be borne by the Bonds during each Auction Period, which will be (i) if Sufficient Clearing Bids exist, the Winning Bid Rate; provided, however, if all of the Bonds are the subject of Submitted Hold Orders, the All Hold Rate and (ii) if Sufficient Clearing Bids do not exist, the Maximum Auction Rate.

"Auction Rate Conversion Date" means, with respect to Bonds, the date on which the Bonds convert from a Mode other than an Auction Mode and begin to bear interest at an Auction Rate.

"Authorized Denominations" means $5,000 and integral multiples thereof, notwithstanding anything else in the Agreement to the contrary, so long as the Bonds bear interest at an Auction Rate.

"Available Bonds" means on each Auction Date, the aggregate principal amount of Bonds that are not the subject of Submitted Hold Orders.

"Bid" has the meaning specified in subsection (a) of Section 2.01 of this Exhibit B.

"Bidder" means each Existing Owner and Potential Owner who places an Order.

"Bond Insurer" means Ambac Assurance Corporation, its successors and assigns, so long as the Auction Bonds are then insured by a financial guaranty insurance policy issued by the Bond Insurer.

      "Broker-Dealer" means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Exhibit, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Borrower and that is a party to a Broker-Dealer Agreement with the Auction Agent.

      "Broker-Dealer Agreement" means an agreement among the Auction Agent, the Borrower and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Exhibit, as such agreement may from to time be amended or supplemented.

      "Business Day," in addition to any other definition of "Business Day" included in the Agreement while Bonds bear interest at an Auction Rate, shall not include December 31 or days on which the Auction Agent or any Broker-Dealer are not open for business.

"Conversion Date" means the date on which the Bonds then in an Auction Mode begin to bear interest at a Daily Rate, a Weekly Rate, Commercial Paper Rates, a Term Rate or the Fixed Rate.

      "Default Rate" means, in respect of any Auction Period other than a daily Auction Period, a per annum rate equal to 300% of the Reference Rate determined on the Auction Date next preceding the first day of such Auction Period or in the case of Bonds in a daily Auction


Period, 300% of the Reference Rate determined on the Auction Date which was the first day of such Auction Period; provided, however, the Default Rate shall not exceed the Maximum Interest Rate.

      "Existing Owner" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Auction Agent's registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with a Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of the Bonds of a subseries then in an Auction Mode.

"Hold Order" has the meaning specified in subsection (a) of Section 2.01 of this Exhibit B.

"Initial Period" means the period from the Auction Rate Conversion Date on which the Auction Mode is selected to, but not including, the first Interest Payment Date for such Auction Mode.

      "Interest Payment Date," with respect to Bonds bearing interest at Auction Rates, means (a) when used with respect to any Auction Period other than a daily Auction Period or a Special Rate Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Special Rate Period of (i) seven or more but fewer than 92 days, the Business Day immediately following such Special Rate Period, or (ii) 92 or more days, each thirteenth Friday after the first day of such Special Rate Period or the next Business Day if such Friday is not a Business Day and on the Business Day immediately following such Special Rate Period, (d) each Mode Change Date, and (e) the Maturity Date.

      "LIBOR," on any date of determination for any Auction Period, means: (i) for any Auction Period of fewer than 49 days, the offered rate for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market (the "calculation date") and (ii) for any Auction Period of (A) 49 or more but fewer than 70 days, such rates for deposits in U.S. dollars for a two-month period, (B) 70 or more but fewer than 85 days, the arithmetic average of such rates for deposits in U.S. dollars for two- and three-month periods, (C) 85 or more but fewer than 120 days, such rate for deposits in U.S. dollars for a three-month period, (D) 120 or more but fewer than 148 days, the arithmetic average of such rates for deposits in U.S. dollars for three- and six-month periods, (E) 148 or more but fewer than 180 days, such rate for deposits in U.S. dollars for a six-month period, (F) 180 or more but fewer than 225 days, the arithmetic average of such rates for deposits in U.S. dollars for six- and nine-month periods, (G) 225 or more but fewer than 290 days, such rate for deposits in U.S. dollars for a nine-month period, (H) 290 or more but fewer than 325 days, the arithmetic average of such rates for deposits in U.S. dollars for nine-month and one-year periods and (I) 325 or more but fewer than 365 days, such rate for deposits in U.S. dollars for a one-year period.


      "Maximum Auction Rate" means, as of any Auction Date, the product of the Reference Rate multiplied by the Applicable Percentage; provided, however, the Maximum Auction Rate shall not exceed the Maximum Interest Rate.

"Maximum Interest Rate" means the lesser of 15% or the maximum rate permitted by applicable law.

"Order" means a Hold Order, Bid or Sell Order.

      "Potential Owner" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Auction Agent's registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with a Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of the Bonds of a subseries then in an Auction Mode.

      "Prevailing Rating" means (a) "AAA/Aaa," if the Bonds shall have a rating of "AAA" or better by S&P and a rating of "Aaa" or better by Moody's, (b) if not "AAA/Aaa," "AA/Aa" if the Bonds shall have a rating of "AA-" or better by S&P and a rating of "Aa3" or better by Moody's, (c) if not "AAA/Aaa" or "AA/Aa," "A/A" if the Bonds shall have a rating of "A-" or better by S&P and a rating of "A3" or better by Moody's, and (d) if not "AAA/Aaa," "AA/Aa" or "A/A," "BBB/Baa" if the Bonds shall have a rating of "BBB-" or better by S&P and a rating of "Baa3" or better by Moody's, and (e) if not "AAA/Aaa," "AA/Aa," "A/A" or "BBB/Baa," then below "BBB/Baa," whether or not the Bonds are rated by any securities rating agency. For purposes of this definition, S&P's rating categories of "AAA," "AA," "A-" and "BBB-" and Moody's rating categories of "Aaa," "Aa3," "A3" and "Baa3" shall be deemed to refer to and include the respective rating categories correlative thereto in the event that any such rating agencies shall have changed or modified their generic rating categories or if any successor thereto appointed in accordance with the definitions thereof shall use different rating categories. If the Bonds are not rated by a Rating Agency, the requirement of a rating by such Rating Agency shall be disregarded. If the ratings for the Bonds are split between two of the foregoing categories, the lower rating shall determine the Prevailing Rating. If there is no rating, then the Auction Rate shall be the Maximum Auction Rate.

"Principal Office" means, with respect to the Auction Agent, the office thereof designated in writing to the Borrower, the Trustee and each Broker-Dealer.

"Reference Rate" shall have the meaning specified in Section 2.06 of this Exhibit B.

      "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Borrower which agrees to follow the procedures required to be followed by such securities depository in connection with the Bonds.

"Sell Order" has the meaning specified in subsection (a) of Section 2.01 of Exhibit B.

"Special Rate Period" means any period of not less than seven nor more than 1,092 days which begins on an Interest Payment Date and ends on a Thursday unless such Thursday is not


followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day.

      "Submission Deadline" means 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.

"Submitted Bid" has the meaning specified in subsection (b) of Section 2.03 of this Exhibit B.

"Submitted Hold Order" has the meaning specified in subsection (b) of Section 2.03 of this Exhibit B.

"Submitted Order" has the meaning specified in subsection (b) of Section 2.03 of this Exhibit B.

"Submitted Sell Order" has the meaning specified in subsection (b) of Section 2.03 of this Exhibit B.

      "Sufficient Clearing Bids" means an Auction for which the aggregate principal amount of Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Auction Rate is not less than the aggregate principal amount of Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Auction Rate.

      "Winning Bid Rate" means the lowest rate specified in any Submitted Bid which if selected by the Auction Agent as the Auction Rate would cause the aggregate principal amount of Bonds that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the aggregate principal amount of Available Bonds.

ARTICLE II

AUCTION PROCEDURES

Section 2.01. Orders by Existing Owners and Potential Owners.

(a) Prior to the Submission Deadline on each Auction Date:

(i) each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, information as to:

      (A)    the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period without regard to the rate determined by the Auction Procedures for such Auction Period;


      (B)    the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period if the rate determined by the Auction Procedures for such Auction Period shall not be less than the rate per annum then specified by such Existing Owner (and which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment Date (or the same day in the case of a daily Auction Period) if the rate determined by the Auction Procedures for the next succeeding Auction Period shall be less than the rate per annum then specified by such Existing Owner); and/or

      (C)    the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment Date (or on the same day in the case of a daily Auction Period) without regard to the rate determined by the Auction Procedures for the next succeeding Auction Period; and

      (ii)    for the purpose of implementing the Auctions and thereby to achieve the lowest possible interest rate on the Bonds, the Broker-Dealers shall contact Potential Owners, including Persons that are Existing Owners, to determine the principal amount of Bonds, if any, which each such Potential Owner irrevocably offers to purchase if the rate determined by the Auction Procedures for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

      For the purposes hereof an Order containing the information referred to in clause (i)(A) above is herein referred to as a "Hold Order," an Order containing the information referred to in clause (i)(B) or (ii) above is herein referred to as a "Bid," and an Order containing the information referred to in clause (i)(C) above is herein referred to as a "Sell Order."

(b) (i) A Bid by an Existing Owner shall constitute an irrevocable offer to sell:

(A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein;

      (B)    such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection (a)(v) of Section 2.04 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate; or

      (C)    a lesser principal amount of Bonds to be determined as set forth in subsection (b)(iv) of Section 2.04 hereof if such specified rate shall be higher than the Maximum Auction Rate and Sufficient Clearing Bids do not exist.

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(ii) A Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

(A) the principal amount of Bonds specified in such Sell Order; or

(B) such principal amount or a lesser principal amount of Bonds as set forth in subsection (b)(iv) of Section 2.04 hereof if Sufficient Clearing Bids do not exist.

(iii) A Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

(A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

      (B)    such principal amount or a lesser principal amount of Bonds as set forth in subsection (a)(vi) of Section 2.04 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate.

(c) Anything herein to the contrary notwithstanding:

      (i)    for purposes of any Auction, any Order which specifies Bonds to be held, purchased or sold in a principal amount which is not $5,000 or an integral multiple thereof shall be rounded down to the nearest $5,000, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such lower amount;

      (ii)    for purposes of any Auction other than during a daily Auction Period, any portion of an Order of an Existing Owner which relates to a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted;

      (iii)    for purposes of any Auction other than during a daily Auction Period, no portion of a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Bonds for such Auction; and

      (iv)    the Auction Procedures shall be suspended during the period commencing on the date of the Auction Agent's receipt of notice from the Trustee of the occurrence of an Event of Default resulting from the failure to pay the principal or interest on any Auction Bond when due followed by the failure of the Bond Insurer to pay a proper claim under any policy issued by it and in effect with respect to such Auction Bond but shall resume two Business Days after the


date on which the Auction Agent receives notice from the Trustee that such Event of Default has been waived or cured, with the next Auction to occur on the next regularly scheduled Auction Date occurring thereafter.

Section 2.02. Submission of Orders by Broker-Dealers to Auction Agent.

      (a)    Each Broker-Dealer shall submit to the Auction Agent in writing or by such other method as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and specifying, if requested, with respect to each Order:

(i) the name of the Bidder;

(ii) the aggregate principal amount of Bonds, if any, that are the subject of each Order;

(iii) to the extent that such Bidder is an Existing Owner:

(A) the principal amount of Bonds, if any, subject to any Hold Order placed by such Existing Owner;

(B) the principal amount of Bonds, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

(C) the principal amount of Bonds, if any, subject to any Sell Order placed by such Existing Owner; and

(iv) to the extent such Bidder is a Potential Owner, the rate specified in such Bid.

      (b)    If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

      (c)    If an Order or Orders covering all of the Bonds held by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds held by such Existing Owner and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to another Auction Period and Orders have not been submitted to the Auction Agent prior to the Submission Deadline covering the aggregate principal amount of Bonds to be converted held by such Existing Owner, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds to be converted held by such Existing Owner not subject to Orders submitted to the Auction Agent.

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      (d)    If one or more Orders covering in the aggregate more than the principal amount of Outstanding Bonds held by any Existing Owner are submitted to the Auction Agent, such Orders shall be considered valid as follows:

(i) all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the principal amount of Bonds held by such Existing Owner;

      (ii)    (A)    any Bid of an Existing Owner shall be considered valid as a Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of the Bonds subject to Hold Orders referred to in paragraph (i) above;

      (B)    subject to clause (A) above, all Bids of an Existing Owner with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in paragraph (i) above;

      (C)    subject to clause (A) above, if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in paragraph (i) above; and

      (D)    the principal amount, if any, of such Bonds subject to Bids not considered to be Bids of an Existing Owner under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Owner; and

      (iii)    all Sell Orders shall be considered Sell Orders, but only up to and including a principal amount of Bonds equal to the excess of the principal amount of Bonds held by such Existing Owner over the sum of the principal amount of the Bonds considered to be subject to Hold Orders pursuant to paragraph (i) above and the principal amount of Bonds considered to be subject to Bids of such Existing Owner pursuant to paragraph (ii) above.

      (e)    If more than one Bid is submitted on behalf of any Potential Owner, each Bid submitted with the same rate shall be aggregated and considered a single Bid and each Bid submitted with a different rate shall be considered a separate Bid with the rate and the principal amount of Bonds specified therein.

      (f)    Neither the Authority, the Borrower, the Trustee nor the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.


Section 2.03. Determination of Auction Rate.

      (a)    Not later than 9:30 a.m., New York City time, on each Auction Date, the Auction Agent shall advise the Broker-Dealers and the Trustee by telephone of the All Hold Rate, the Maximum Auction Rate and the Reference Rate.

      (b)    Promptly after the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, and collectively as a "Submitted Order") and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

      (c)    Promptly after the Auction Agent has made the determinations pursuant to subsection (b) above, the Auction Agent shall advise the Trustee by telephone (promptly confirmed in writing) or facsimile transmission of the Auction Rate for the next succeeding Auction Period and the Trustee shall promptly notify DTC and the Borrower of such Auction Rate.

      (d)    In the event the Auction Agent fails to calculate or, for any reason, fails to timely provide the Auction Rate for any Auction Period, (i) if the preceding Auction Period was a period of 35 days or less, the new Auction Period shall be the same as the preceding Auction Period and the Auction Rate for the New Auction Period shall be the same as the Auction Rate for the preceding Auction Period, and (ii) if the preceding Auction Period was a period of greater than 35 days, the preceding Auction Period shall be extended to the seventh day following the day that would have been the last day of such Auction Period had it not been extended (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) and the Auction Rate in effect for the preceding Auction Period will continue in effect for the Auction Period as so extended. In the event an Auction Period is extended as set forth in clause (ii) of the preceding sentence, an Auction shall be held on the last Business Day of the Auction Period as so extended to take effect for an Auction Period beginning on the Business Day immediately following the last day of the Auction Period as extended which Auction Period will end on the date it would otherwise have ended on had the prior Auction Period not been extended.

      (e)    In the event the Auction Procedures are suspended due to the failure to pay principal of, premium or interest on any Bond by the Bond Insurer, the Auction Rate for the next succeeding Auction Period shall be the Default Rate.

      (f)    In the event of a failed conversion from an Auction Mode to another Mode or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Rate for the next Auction Period shall be the Maximum Auction Rate and the Auction Period shall be a seven-day Auction Period.


(g) If the Bonds are not rated or if the Bonds are no longer maintained in Book Entry-only form by the Securities Depository then the Auction Rate shall be the Maximum Auction Rate.

Section 2.04. Allocation of Bonds.

      (a)    In the event of Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

      (ii)    the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Bonds that are the subject of such Submitted Sell Order or Submitted Bid;

      (iii)    the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

      (iv)    the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

      (v)    the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid, but only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Outstanding Bonds which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraph (iii) or (iv) above by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Outstanding Bonds subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Bonds;

      (vi)    the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of Bonds obtained by


multiplying (A) the aggregate principal amount of Outstanding Bonds which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraph (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate principal amount of Outstanding Bonds subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

      (b)    In the event there are not Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

      (ii)    the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

      (iii)    the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

      (iv)    the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Auction Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds subject to Submitted Bids described in paragraph (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the principal amount of Outstanding Bonds subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders; and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Bonds; and


(v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Auction Rate shall be rejected.

      (c)    If, as a result of the procedures described in subsection (a) or (b) above, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of Bonds which is not an integral multiple of $5,000 on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of Bonds to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of Bonds purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of $5,000, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Bonds on such Auction Date.

      (d)    If, as a result of the procedures described in subsection (a) above, any Potential Owner would be required to purchase less than $5,000 in principal amount of Bonds on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate Bonds for purchase among Potential Owners so that the principal amount of Auction purchased on such Auction Date by any Potential Owner shall be an integral multiple of $5,000, even if such allocation results in one or more of such Potential Owners not purchasing Bonds on such Auction Date.

Section 2.05. Notice of Auction Rate.

      (a)    On each Auction Date, the Auction Agent shall notify by telephone or other telecommunication device or in writing each Broker-Dealer that participated in the Auction held on such Auction Date of the following:

(i) the Auction Rate determined on such Auction Date for the succeeding Auction Period;

(ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

      (iii)    if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected and the principal amount of Bonds, if any, to be sold by such Existing Owner;

(iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected and the principal amount of Bonds, if any, to be purchased by such Potential Owner;

      (v)    if the aggregate principal amount of the Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the principal amount of Bonds to be


(A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids; and

(vi) the immediately succeeding Auction Date.

      (b)    On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall: (i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Existing Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the principal amount of such Bonds to be purchased pursuant to such Bid (including, with respect to the Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Bond) against receipt of such Bonds; and (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of Bonds to be sold pursuant to such Bid or Sell Order against payment therefor.

Section 2.06. Reference Rate.

      (a)    The Reference Rate on any Auction Date with respect to Bonds in any Auction Period of less than 180 days shall be LIBOR. The Reference Rate with respect to Bonds in any Auction Period of 180 days or more shall be the greater of LIBOR or the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period, as last published in The Wall Street Journal. If either rate is unavailable, the Reference Rate shall be an index or rate agreed to by all Broker-Dealers and consented to by the Borrower.

      (b)    If for any reason on any Auction Date the Reference Rate shall not be determined as hereinabove provided in this Section, the Reference Rate shall be the Reference Rate for the Auction Period ending on such Auction Date.

      (c)    The determination of the Reference Rate as provided herein shall be conclusive and binding upon the Borrower, the Authority, the Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Bonds.

Section 2.07. Miscellaneous Provisions Regarding Auctions.

(a) In this Exhibit B, each reference to the purchase, sale or holding of Bonds shall refer to beneficial interests in Bonds, unless the context clearly requires otherwise.


      (b)    During an Auction Mode, the provisions of the Agreement and the definitions contained therein and as described in this Exhibit B, including, without limitation, the definitions of All Hold Rate, Applicable Percentage, Default Rate, Interest Payment Date, Maximum Auction Rate, Reference Rate and Auction Rate, may be amended pursuant to the Agreement by obtaining the consent of the Owners of all Outstanding Bonds bearing interest at an Auction Rate as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered owners of the Outstanding Bonds as required by the Agreement, (i) the Auction Rate which is determined on such date is the Winning Bid Rate and (ii) there is delivered to the Authority and the Trustee a Favorable Opinion of Bond Counsel, the proposed amendment shall be deemed to have been consented to by the owners of all affected Outstanding Bonds bearing interest at an Auction Rate.

      (c)    If the Securities Depository notifies the Authority or the Trustee that it is unwilling or unable to continue as owner of the Bonds or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Borrower within 90 days after the Borrower receives notice or becomes aware of such condition, as the case may be, the Authority shall execute and the Trustee shall authenticate and deliver certificates representing the Bonds. Such Bonds shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Authority and the Trustee.

      During an Auction Mode, so long as the ownership of the Bonds is maintained in Book Entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Owner of the Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.

Section 2.08. Changes in Auction Period or Auction Date.

(a) Changes in Auction Period.

      (i)    During any Auction Mode, the Borrower may, from time to time on any Interest Payment Date, change the length of the Auction Period with respect to all of the Bonds among daily, seven-day, 28-day, 35-day and six-month Auction Periods and a Special Rate Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Bonds. The Borrower shall initiate the


change in the length of the Auction Period by giving written notice to the Trustee, the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.

(ii) Any such changed Auction Period shall be for a period of one day, seven days, 28 days, 35 days, six months or a Special Rate Period and shall be for all of the Bonds in an Auction Mode.

      (iii)    The change in the length of the Auction Period shall not be allowed unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection (a) and the Auction immediately preceding the proposed change.

      (iv)    The change in length of the Auction Period shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Borrower consenting to the change in the length of the Auction Period specified in such certificate and (B) Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Period. For purposes of the Auction for such first Auction Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Bonds except to the extent such Existing Owner submits an Order with respect to such Bonds. If the condition referred to in (A) above is not met, the Auction Rate for the next Auction Period shall be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Auction Rate for the next Auction Period shall be the Maximum Auction Rate, and the Auction Period shall be a seven-day Auction Period.

      (b)    Changes in Auction Date. During any Auction Mode, the Auction Agent, with the written consent of the Borrower may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Bonds. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Borrower, the Trustee, the Authority, the Broker-Dealers and the Securities Depository.


ARTICLE III

AUCTION AGENT

Section 3.01. Auction Agent.

      (a)    The Auction Agent shall be appointed by the Trustee at the written direction of the Borrower and with the consent of the Bond Insurer, which consent shall not be unreasonably withheld, to perform the functions specified herein. The Auction Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Trustee, the Borrower and each Broker-Dealer which shall set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Borrower and the Trustee.

(b) Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in Bonds with the same rights as if such entity were not the Auction Agent.

      Section 3.02.  Qualifications of Auction Agent; Resignation; Removal. The Auction Agent shall be (a) a bank or trust company organized under the laws of the United States or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, (b) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all the duties imposed upon it by the Agreement and a member of or a participant in, the Securities Depository, or (c) any other entity acceptable to the Bond Insurer. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Agreement by giving at least 90 days' notice to the Borrower, the Authority and the Trustee. The Auction Agent may be removed at any time by the Borrower, with the consent of the Bond Insurer, by written notice, delivered to the Auction Agent and the Trustee. Upon any such resignation or removal, the Borrower shall appoint a successor Auction Agent meeting the requirements of this Section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties until its successor has been appointed by the Borrower. In the event that the Auction Agent has not been compensated for its services, the Auction Agent may resign by giving 45 days' notice to the Borrower and the Trustee even if a successor Auction Agent has not been appointed.


EXHIBIT C-1

FORM OF BORROWER'S PRELIMINARY LOAN REQUEST CERTIFICATE

      PENNICHUCK WATER WORKS, INC. (the "Borrower") does hereby certify as follows in accordance with Section 3.01(c)(i)) of the Master Loan and Trust Agreement dated as of October 1, 2005 (the "Master Agreement") among the Business Finance Authority of the State of New Hampshire, the Borrower and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (capitalized terms used in this certificate shall have the respective meanings given by the Master Agreement):

      1.    This certificate applies to the Subseries Bonds for the Escrow Mandatory Purchase Date of ________, 20__. This certificate shall be ratified and confirmed by the delivery on the Escrow Mandatory Purchase Date by the Borrower of its Loan Request Certificate.

2. There has not occurred and there is not continuing an Event of Default by the Borrower under the Master Agreement.

      3.    As contemplated by Section 3.01(c)(i) of the Master Agreement and in consideration of the mutual agreements contained therein, the Borrower does hereby request the loan by the Authority of the proceeds of the Subseries __ Bonds now on deposit under the Escrow Agreement, together with investment earnings, if any, thereon, to the Borrower for deposit by the Trustee in the Project Fund established by the Master Agreement.

      4.    The Borrower hereby ratifies and confirms as of the date hereof each of the representations, warranties, covenants and agreements made by it in the Master Agreement, and, in particular, agrees to apply the proceeds of the Subseries ___Bonds to the costs of the Project and to repay the loan as provided by and in full accordance with the Master Agreement.

      5.    The Borrower is providing herewith a Mode Change Notice, and will provide on or before the Escrow Mandatory Purchase Date, if required by the Master Agreement, a Favorable Opinion of Bond Counsel and, for execution by the Executive Director of the Authority, a completed Form 8038 relating to the loan of the proceeds of the Subseries __ Bonds to the Borrower, together with such other documentation as Bond Counsel may reasonably require to preserve the exclusion from gross income of the interest on the Subseries __ Bonds.


IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed under seal as of _________, 20__.

PENNICHUCK WATER WORKS, INC

Attest:

By

Secretary		Vice President and Treasurer

[SEAL]

        C-1-2

EXHIBIT C-2

FORM OF BORROWER'S LOAN REQUEST CERTIFICATE

      PENNICHUCK WATER WORKS, INC. (the "Borrower") does hereby certify as follows in accordance with Section 3.01(c)(i)) of the Master Loan and Trust Agreement dated as of October 1, 2005 (the "Master Agreement") among the Business Finance Authority of the State of New Hampshire, the Borrower and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (capitalized terms used in this certificate shall have the respective meanings given by the Master Agreement):

      1.    This certificate applies to the Subseries Bonds, ratifies and confirms the Preliminary Loan Request Certificate of the Borrower dated ________, 20__ , and shall be effective on the Escrow Mandatory Purchase Date, ________, 20__.

2. There has not occurred and there is not continuing an Event of Default by the Borrower under the Master Agreement.

      3.    As contemplated by Section 3.01(c)(i) of the Master Agreement and in consideration of the mutual agreements contained therein, the Borrower does hereby confirm its request dated __________, 20__for the loan by the Authority of the proceeds of the Subseries __ Bonds now on deposit under the Escrow Agreement, together with investment earnings, if any, thereon, to the Borrower for deposit by the Trustee in the Project Fund established by the Master Agreement.

      4.    The Borrower hereby ratifies and confirms as of the date hereof each of the representations, warranties, covenants and agreements made by it in the Master Agreement, and, in particular, agrees to apply the proceeds of the Subseries ___Bonds to the costs of the Project and to repay the loan as provided by and in full accordance with the Master Agreement.

      5.    The Borrower is providing herewith, if required by the Master Agreement, a Favorable Opinion of Bond Counsel and, for execution by the Executive Director of the Authority, a completed Form 8038 relating to the loan of the proceeds of the Subseries __ Bonds to the Borrower, together with such other documentation as Bond Counsel may reasonably require to preserve the exclusion from gross income of the interest on the Subseries __ Bonds.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed under seal as of _________, 20__.

PENNICHUCK WATER WORKS, INC

Attest:

By

Secretary		Vice President and Treasurer

[SEAL]
